As filed with the Securities and Exchange Commission
                          on January 31, 1997
                                             Registration No. 33-13511
_____________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                         ____________________

                   PRE-EFFECTIVE AMENDMENT NO. 1 TO
                               FORM S-11
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ____________________

              CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
    (Exact name of registrant as specified in governing instrument)

                         250 PATRICK BOULEVARD
                      BROOKFIELD, WISCONSIN 53045
                            (414) 792-9201
               (Address of principal executive offices)

                         Jeffrey L. Keierleber
            c/o Charthouse Suites Vacation Ownership, Inc.
                         250 Patrick Boulevard
                      Brookfield, Wisconsin 53045
                            (414) 792-9201
                (Name and address of agent for service)

                               Copy to:
                       Conrad G. Goodkind, Esq.
                            Quarles & Brady
                       411 East Wisconsin Avenue
                      Milwaukee, Wisconsin 53202
                            (414) 277-5000

                         ____________________


         Approximate date of commencement of proposed sale of
                     the securities to the public:
       As soon as practicable after this Registration Statement
                          becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                           |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                       |_|

     If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.                           |_|

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

______________________________________________________________________

              CHARTHOUSE SUITES VACATION OWNERSHIP, INC.

                         Cross Reference Sheet


     Showing location in Prospectus of information required to be included in Prospectus in response to items of Form S-11.

     Item Number and Caption            Heading in Prospectus

1.   Forepart of Registration           Cover Page of Prospectus
     Statement and Outside Front
     Cover Page of Prospectus

2.   Inside Front and Outside           Outside Back Cover of
     Prospectus
     Back Cover Pages of Prospectus

3.   Summary Information, Risk          Summary; Risk Factors
     Factors and Ratio of Earnings
     to Fixed Charges

4.   Determination of Offering Price    Determination of Offering
Price

5.   Dilution                           Not Applicable

6.   Selling Security Holders           Not Applicable

7.   Plan of Distribution               Plan of Distribution

8.   Use of Proceeds                    Use of Proceeds

9.   Selected Financial Data            Not Applicable

10.  Management's Discussion and        The Company
     Analysis of Financial Condition
     and Results of Operations

11.  General Information as to          The Company
     Registrant

12.  Policy with Respect to Certain     The Company
     Activities

13.  Investment Policies of Registrant  Not Applicable

14.  Description of Real Estate         Description of The Chart House
                                        Suites Hotel

15.  Operating Data                     Chart House Results

16.  Tax Treatment of Registrant        Certain Federal Income Tax
     and its Security Holders           Considerations; Certain
Florida
                                        Tax Matters

17.  Market Price of and Dividends      Not Applicable
     on the Registrant's Common
     Equity and Related Stockholder
     Matters

18.  Description of Registrant's        The Interests
     Securities

19.  Legal Proceedings                  Legal Matters

20.  Security Ownership of Certain      Management
     Beneficial Owners and Management

21.  Directors and Executive Officers   Management

22.  Executive Compensation             Not Applicable

23.  Certain Relationships and          Conflicts of Interest of
     Related Transactions               Management and Affiliates

24.  Selection, Management and          Conflicts of Interest of
     Custody of Registrant's            Management and Affiliates
     Investments

25.  Policies with Respect to           Conflicts of Interest of
     Certain Transactions               Management and Affiliates

26.  Limitations of Liability           The Interests

27.  Financial Statements and           Financial Statements and
Related
     Information                        Information

28.  Interest of Named Experts          Experts
     and Counsel

29.  Disclosure of Commission           Liability and Indemnification
of
     Position on Indemnification        Officers and Directors
     for Securities Act Liabilities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

PROSPECTUS               Subject to Completion, dated January 31, 1997
_______________

                                   Charthouse
                                   Suites
                                   Vacation
                                   Investment and Ownership
                                   Interests



_____________________________________________________________________

    |_|   150 Charthouse Suites Vacation Investment and Ownership
          Interests
_____________________________________________________________________

    |_|   Charthouse Suites Vacation Investment and Ownership
          Interests Range In Cost From $17,000 to $61,000 per Interest (Depending Upon Class of Interest) -- Minimum Purchase of One Interest
_____________________________________________________________________

Holders of Charthouse Suites Vacation Investment and Ownership Interests (the "Interests") have the rights and responsibilities set forth in the Charthouse Suites Vacation License Plan, including the right to rent or use a certain room category in the Chart House Suites hotel in Clearwater Beach, Florida, for two weeks of every Spring, Summer, Fall and Winter in each year until December 31, 2050. See "The Interests."

The Interests are transferable although the sale, assignment, or transfer of partial Interests is subject to certain restrictions and the consent of the Company. See "The Interests--Transferability of Interests." If fewer than 76 Interests are sold by December 31, 1997, Charthouse Suites Vacation Ownership, Inc. (the "Company") has an option to cancel the underlying licenses and return the entire paid subscription amount, reduced by certain payments and benefits received, to Investors. There is no minimum subscription amount. See "Plan of Distribution." Funds will be escrowed for 10 days pursuant to Chapter 721, Florida Statutes and available for refund upon cancellation; otherwise there are no arrangements to place any proceeds in escrow, trust or a similar arrangement.
_____________________________________________________________________

See "RISK FACTORS" at page 9 for a discussion of certain factors that should be considered by prospective purchasers.
_____________________________________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________________________________________________________

There is no market for the Interests being offered hereunder and no public market is expected to develop as a result of this Offering. There can be no assurance that the Interests can be resold for the Offering price, if at all. Accordingly, Interests should be purchased only as a long-term investment since Holders may not be able to sell the Interests in the event of an emergency or for any other reasons and must also commit to pay certain annual dues and special assessments, if any. See "Summary -- Annual Dues and Special Assessments."
_____________________________________________________________________

                                                         Per Interest
                                        Price to the         Sales          Proceeds to
                                           Public       Commissions(1)    the Company(2)

  A Class - Standard Studio Suite        $    17,000       $   1,700        $   15,300
     (36 Interests)
  B Class - King Bed Studio Suite        $    20,000       $   2,000        $   18,000
     (24 Interests)
  C Class - Large Studio Suite           $    26,500       $   2,650        $   23,850
     (36 Interests)
  D Class - 1 Bedroom Suite              $    36,500       $   3,650        $   32,850
     (36 Interests)
  E Class - 1 Bedroom Suite (With        $    39,500       $   3,950        $   35,550
     lanai) (12 Interests)
  F Class - Penthouse                    $    61,000       $   6,100        $   54,900
     (6 Interests)
Total Maximum Offering                   $4,200,000        $420,000         $3,780,000
     (150 Interests)

(1) The Company has agreed to indemnify the Underwriter and broker-dealers who are selling the Interests on a best efforts basis against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

(2)  Before deducting offering expenses payable by the Company estimated at $231,000.
______________________________________________________________________
_



     As of the date of this prospectus, Interests are only available for offer and sale in the States of Florida and Wisconsin.








         The date of this Prospectus is ___________ __, 1997.







     Decade Securities Corporation

Until ________ all dealers effecting transactions in the Investments, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as Underwriter.



     No dealer, salesperson or any other person has been authorized to give any information or make any representations other than those contained in this Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.

                        TABLE OF CONTENTS

                                                             Page

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .  9

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . 14

DESCRIPTION OF THE CHART HOUSE SUITES HOTEL. . . . . . . . . . 15

DESCRIPTION OF MASTER LICENSE AGREEMENT. . . . . . . . . . . . 16

THE INTERESTS. . . . . . . . . . . . . . . . . . . . . . . . . 17

CHARTHOUSE RESULTS . . . . . . . . . . . . . . . . . . . . . . 22

ANNUAL DUES AND SPECIAL ASSESSMENTS. . . . . . . . . . . . . . 22

GUARANTEED RENTAL ARRANGEMENT. . . . . . . . . . . . . . . . . 24

LICENSE PAYMENT OPTIONS. . . . . . . . . . . . . . . . . . . . 26

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . 27

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 27

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . 28

HOW TO SUBSCRIBE . . . . . . . . . . . . . . . . . . . . . . . 28

SUMMARY OF PROMOTIONAL AND SALES MATERIAL. . . . . . . . . . . 29

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . 29

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 29

DECADE PROPERTIES, INC.. . . . . . . . . . . . . . . . . . . . 31

CONFLICTS OF INTERESTS OF MANAGEMENT AND AFFILIATES. . . . . . 31

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . 32

CERTAIN FLORIDA TAX MATTERS. . . . . . . . . . . . . . . . . . 43

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS. . . . 44

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 45

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

FINANCIAL STATEMENTS AND RELATED INFORMATION . . . . . . . . .F-1

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . .F-2

ANNEX A

CHARTHOUSE SUITES VACATION LICENSE PLAN. . . . . . . . .Annex A-1

ANNEX B

RULES AND REGULATIONS FOR CHART HOUSE
     SUITES HOTEL SUITES . . . . . . . . . . . . . . . .Annex B-1

ANNEX C

TIME SHARE PUBLIC OFFERING STATEMENT . . . . . . . . . .Annex C-1

ANNEX D

SUBSCRIPTION AGREEMENT . . . . . . . . . . . . . . . . .Annex D-1

ANNEX E

SCHEDULE OF WEEKS. . . . . . . . . . . . . . . . . . . .Annex E-1

                             SUMMARY

  Charthouse Suites Vacation Investment and Ownership Interests


     The following Summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus and the Annexes and Exhibits thereto.
Capitalized terms used, but not defined in this Summary, are defined elsewhere in this Prospectus, including the Glossary.
Prospective purchasers are urged to read and evaluate this Prospectus and the Annexes and Exhibits in their entirety.

     Charthouse Suites Vacation Ownership, Inc., a Florida corporation (the "Company" or "Charthouse"), hereby offers Class A, Class B, Class C, Class D, Class E, and Class F Interests (collectively hereafter the "Interests") for sale to investors. The purchaser of an Interest (a "Holder") will have the right to rent or use for two specific and consecutive weeks of every Spring, Summer, Fall, and Winter Season in each year until December 31, 2050, a category of hotel room or suite (collectively referred to as suite) of a certain category in the Chart House Suites hotel located in Clearwater Beach, Florida. A Holder will receive rental income from the rental of the hotel suite, if any, through the Charthouse Suites rental pool, or upon 30 days notice to the Company, have the right to use one or more of the eight weeks ("Unit Weeks") each year, or join RCI Travel and utilize the RCI Travel Vacation Exchange Program to exchange Unit Weeks at the Chart House Suites hotel for vacation weeks at approximately 2,800 RCI affiliated resorts located around the world. No level of income from the rental is guaranteed.


The Interests            The 150 Interests are sublicenses which
                         consist of 36 A Interests for $17,000
                         each, 24 B Interests for $20,000 each,
                         36 C Interests for $26,500 each, 36 D
                         Interests for $36,500 each, 12 E
                         Interests for $39,500 each, and six F
                         Interests for $61,000 each.  Each class
                         of Interest entitles an owner thereof to rental proceeds from the Charthouse rental pool or, upon request, use of a corresponding class of Unit Week in the Chart House Suites hotel. In addition to paying for the Interests, Holders will be required to pay annual dues and, if any, special assessments. See "The
                         Interests."

Chart House Suites Hotel The Chart House Suites hotel is a four story hotel located on Clearwater Bay at 850 Bayway Boulevard, Clearwater Beach, Florida. The Chart House Suites hotel is owned by Decade Properties, Inc., which, will retain Unit Weeks in the hotel for each suite, assuming all of the Interests hereby are sold. The hotel consists of 25 hotel rooms and features a heated swimming pool, attached marina (which will remain owned and operated by Decade Properties, Inc.), laundry room, and access to white sand beaches, recreation, dining, nightlife and shopping. See
                         "Description of the Chart House Suites
                         Hotel."

The Company              The Company has been formed to
                         facilitate the sale of sublicenses to
                         use the Chart House Suites hotel and has the right to sell Interests pursuant to a Master License Agreement between the Company and Decade Properties, Inc., owner of the Chart House Suites hotel.
                         Owners of the Interests will not acquire an ownership or equity interest in the Company or a property interest in the Chart House Suites hotel, but pursuant to the Charthouse Suites Vacation
                         License Plan will acquire a license
                         right to rent or use Unit Weeks
                         corresponding to a certain category
                         hotel suite. See "The Company."  The
                         Company's offices are at 250 Patrick
                         Boulevard, Brookfield, Wisconsin  53045,
                         Telephone 414-792-9200.  The Company is
                         owned by Jeffrey Keierleber. Affiliates of the Company will provide management and consulting services to the Company and administer the Charthouse rental pool pursuant to agreements with
                         Company.  See "The Company."

A Interests Rights       The ownership of A Interests allows a
                         Holder use of a standard studio hotel
                         suite (with bathroom)for two weeks in
                         each season until December 31, 2050.
                         The A Interests Suites are approximately
                         300 square feet and contains two queen
                         sized beds with room for up to four
                         adults.

B Interests Rights       The ownership of B Interests allows a
                         Holder use of a king bed studio suite
                         (with bathroom) overlooking the marina
                         and Clearwater Bay for four weeks in
                         each season until December 31, 2050.
                         The B Interest suites are approximately
                         360 square feet and contain a king sized bed with room for up to two adults. See
                         "The Interests."

C Interests Rights       The ownership of C Interests allows a
                         Holder use of a large studio suite (with bathroom) overlooking the marina and
                         Clearwater Bay or the southern exposure
                         for two weeks in each season until
                         December 31, 2050.  The C Interest
                         suites vary and range from 430 to 436
                         square feet and contain two queen sized
                         beds with room for up to four adults.
                         See "The Interests."

D Interests Rights       The ownership of D Interests allows a
                         Holder use of a large one bedroom suite
                         overlooking the marina and Clearwater
                         Bay or the swimming pool, or southern
                         exposure for two weeks in each season
                         until December 31, 2050. The D Interest suites vary and are approximately 638 to 869 square feet and contain two queen sized beds with room for up to four adults. See "The Interests."

E Interests Rights       The ownership of E Interests allows a
                         Holder use of a large one bedroom suite
                         (with a large lanai) with a view of the
                         marina and Clearwater Bay for two weeks
                         in each season until December 31, 2050.
                         The E Interest suites vary and are
                         approximately 815 to 982 square feet and contain two queen sized beds with room for up to four adults. See "The
                         Interests."

F Interests Rights       The ownership of F Interests allows a
                         Holder use of a two bedroom penthouse
                         suite, with a fully equipped kitchen,
                         living room, den, dining room, two full
                         baths (one with a jacuzzi), and a large
                         balcony overlooking the Charthouse
                         marina and Clearwater Bay for two weeks
                         in each season until December 31, 2050.
                         The F Interest suite is approximately
                         1,875 square feet and has two queen
                         sized and one king sized bed, with room
                         for up to six adults.  See "The
                         Interests."

Units Retained by        Because each Interest has the right to
Company/Decade           8 Unit Weeks in each year, and there are
Properties, Inc.         52 or 53 weeks in a year, 4 Unit Weeks
                         (or 5 Unit Weeks in certain years where
                         there are 53 weeks in a year), of each
                         suite shall remain the property of
                         Decade Properties, Inc.  Therefore,
                         Decade Properties, Inc. will have 100
                         (or in certain years 125) Unit Weeks
                         annually and be responsible for the
                         annual dues and special assessments, if
                         any, arising from those retained Unit
                         Weeks as well as a right to income from
                         the Charthouse rental pool or exchange
                         in the RCI Exchange Program.  See "the
                         Interests."

License Rights           The licensee's rights obtained by a
                         Holder upon purchase of the Interests
                         are set forth in the Charthouse Suites
                         Vacation License Plan, and the
                         Charthouse Suites Rules and Regulations
                         which are set forth as Annex A and B,
                         respectively. See "The Interests" for a summary of the terms of the Charthouse
                         Suites Vacation License Plan.  The
                         Company has acquired the rights to the
                         Chart House Suites hotel pursuant to the Master License Agreement with Decade
                         Properties, Inc.

Licensing Payments       Investors may pay for the Interests
                         either in cash upon subscription or in
                         installments over part of the license
                         term.  If paying by installment, a
                         minimum of 25% of the purchase price is
                         due upon acceptance of a subscription
                         agreement (after any applicable cash
                         discounts).  All initial subscription
                         payments will be placed in escrow for at least 10 days, during which time the money will be held and purchasers shall have a right to rescind their investment. Under the installment payment program, the remaining balance on the Interest will be payable in 360 monthly installments before the first day of each month and the unpaid balance on each license payment increases by 9%
                         annually (which has the effect of 9%
                         interest on the unpaid balance).  See
                         "License Payment Options."

                         A Holder who chooses to make installment payments must be current on all licensing payments and annual dues and, if any, special assessments, in order to rent, use or exchange the Unit Week. If not current on all payments, a Holder will forfeit all rights to the Unit Weeks and if such default continues for more than six months or if there are more than three defaults of any duration, the Company may cancel the Interest pursuant to the terms of the Charthouse Suites Vacation License Plan. Upon cancellation for failure to pay, a Holder will have no further rights to the hotel or refund for past amounts paid. See "License Payment Options."

Charthouse Rental Pool   Each Unit Week will automatically be
                         placed in the Charthouse rental pool but upon 30 days written notice to Charthouse, a Holder may withdraw any or all of the Holder's allotted Unit Weeks from the Charthouse rental pool. A
                         Holder may only withdraw entire Unit
                         Weeks from the Charthouse rental pool.
                         Under the Charthouse rental pool,
                         Charthouse will attempt to rent the
                         hotel suite to others on a daily or
                         weekly basis and the Holder will share
                         pro rata (utilizing the ratios used for
                         annual dues allocations for each Class
                         of Interest) in the rentals of all Unit
                         Weeks that are placed in the Charthouse
                         rental pool.  There is a fee payable to
                         Decade Properties, Inc. equal to 5% of
                         the rental revenue, plus reimbursement
                         of its costs as part of annual dues
                         under the Charthouse Suites Vacation
                         License Plan for operating the rental
                         pool.  Decade Properties, Inc. intends
                         to place its retained Unit Weeks in the
                         Charthouse rental pool, although it
                         reserves the right to use or exchange
                         the Unit Weeks in the RCI Travel
                         Vacation Exchange Program.  See "The
                         Interests -- Use Options."

Guaranteed Rental        As an incentive to early purchasers,
Arrangement or Cash      Holders may elect to receive guaranteed
Discount Program         rental payments, at varying rates, for
                         their Unit Weeks for a specified number
                         of weeks.  Under this Guaranteed Rental
                         Arrangement, Investors who purchase by
                         [within six months of the Effective Date of the Registration Statement] may designate six Unit Weeks and receive a guaranteed rental rate, which varies depending upon the class of Interest.
                         Investors purchasing [between six months and nine months of the Effective Date of the Registration Statement] may designate four Unit Weeks and receive a guaranteed rental rate, which varies depending upon the class of Interest.
                         Investors purchasing between [nine
                         months and one year of the Effective
                         Date of the Registration Statement] may
                         designate two Unit Weeks on the same
                         terms.  Investors purchasing after one
                         year of the Effective Date of the
                         Registration Statement are not eligible
                         to participate in this Guaranteed Rental
                         Arrangement. The guaranteed rental rate is a walk-in, off-season rate. See
                         "Guaranteed Rental Agreement" for a
                         description of the arrangement, the
                         guaranteed rates, and certain
                         conditions.

                         In lieu of the Guaranteed Rental
                         Arrangement, early Investors may elect
                         to receive a cash discount to the
                         subscription price by surrendering
                         rights to the Guaranteed Rental
                         Arrangement.  Investors purchasing by
                         [six months of the Effective Date of the Registration Statement] may elect to receive a 5% discount from the purchase price of an Interest. Investors purchasing between [six months and nine months of the Effective Date of the Registration Statement] may elect to receive a 3% cash discount from the purchase price of an Interest, Investors between [nine months and one year of the Effective Date of the Registration Statement] may elect to receive a 1-1/2% discount from the purchase price of an Interest, and Investors purchasing after one year of the Effective Date of the Registration Statement may not participate in this cash discount program. See "Guaranteed Rental Arrangement."

Annual Dues and          Holders will be responsible for a
Special Assessments      proportionate share of the annual
                         maintenance and other related costs,
                         expenses and reserves of the Chart House
                         Suites Hotel.  For the year ended
                         December 31, 1997, the dues for each
                         Unit Week of the Interests (each
                         Interest has eight Unit Weeks) will be
                         $190 for Class A Interests, $190 for
                         Class B Interests, $205 for Class C
                         Interests, $285 for Class D Interests,
                         $305 for Class E Interests, and $365 for
                         Class F Interests. The amount of annual dues will be set by the Company based upon the expenses of operating the hotel and the Charthouse rental pool and providing services and will be proportionately allocated to Holders as set forth in the Charthouse Suites
                         Vacation License Plan and cannot
                         increase annually by more than 10% of
                         the prior year's dues (exclusive of the
                         allocable percentage of the property tax and insurance) without an affirmative vote of Unit Weeks representing a majority of the Interests. The
                         Charthouse Suites Vacation License Plan
                         provides for special assessments under
                         limited circumstances.  In connection
                         with a vote for increases in annual dues or special assessments, Decade
                         Properties, Inc. will vote the Unit Week for the unissued Interests or the Unit
                         Weeks for canceled Interests, unless
                         issued and reacquired Interests are
                         retained by the Company, in which case
                         Charthouse will vote the Unit Week and
                         be responsible for its proportionate
                         share of such costs.  See "Annual Dues
                         and Special Assessments."

Failure to Pay           The Charthouse Suites Vacation License
Annual Dues and          Plan provides that a Holder must pay his
Special Assessments      or her annual dues (or, if applicable,
                         special assessments) prior to renting,
                         using, or exchanging the Unit Week in
                         the RCI Exchange Program.  If a Holder
                         has not paid his or her share of annual
                         dues or special assessments, if any, the Company will have the right to use, rent through the Charthouse rental pool, or exchange the Unit Week and retain all of the proceeds, if any, and such income received by the Company, if any, will not reduce the amount of annual dues
                         (including special assessments, if any)
                         owed by the Holder.  See "Annual Dues
                         and Special Assessments."

RCI Membership and       Holders may enroll in the RCI Exchange
Exchange Program         Program, upon payment of membership fees
                         to RCI.  Upon purchase of an Interest,
                         the Company intends to pay the costs of
                         a Holder's one year membership in RCI
                         and any initiation fees.  The RCI
                         Exchange Program allows members to
                         deposit a Unit Week or more and request
                         an exchange for a week or weeks at
                         another participating resort located
                         around the world.  Under the RCI
                         Exchange Program, a Holder deposits a
                         Unit Week, up to 24 months in advance,
                         and then requests an exchange to, as of
                         the date of this prospectus, one of the
                         approximately 3,000 RCI affiliated
                         resorts around the world.  Under this
                         program a Holder may exchange Unit
                         Weeks, whether or not the deposited
                         Chart House Suites hotel Unit Week is
                         used by another RCI member.  The RCI
                         Exchange Program provides the
                         opportunity to exchange and deposit the
                         banked Unit Weeks up to two years after
                         the scheduled start date or, if desired, up to one year prior to the scheduled start date. As of the date of this Prospectus, the cost of membership in RCI was $74 for one year, $135 for two years, $199 for three years and $315 for five years. In addition and as of the date of this prospectus, RCI charges a $103 exchange fee ($135 for international exchanges) for each Unit
                         Week exchanged through the RCI Exchange
                         Program.  Under the terms of the RCI
                         Exchange Program, a Holder must have
                         paid his or her annual dues (and special assessments, if any) for the Unit Week and, if paying for the Interest on an installment basis, the Interest license payment to Charthouse associated with the deposited Unit Week in order to utilize the RCI Exchange Program. The
                         RCI Exchange Program is not affiliated
                         with the Company or any affiliate of the company (other than through an affiliation agreement). The Company assumes no liability or responsibility to RCI's program or performance. RCI has informed Charthouse that all of the Unit Weeks will be considered "red" weeks under the terms of its RCI
                         Exchange Program, the seasonal
                         designation indicating greatest member
                         demand.  See "The Interests -- Use
                         Options."

Decade Properties, Inc.  Decade Properties, Inc., an affiliate of the Company, provides property
                         management and rental pool services
                         pursuant to an agreement with the
                         Company.  See "Decade Properties, Inc."
                         If Decade Properties, Inc. is ever
                         removed, the property management
                         agreement provides for payments to it
                         equal to amounts that would have been
                         earned over the term of the contract,
                         which expires December 31, 2050.  See "
                         Conflicts of Interest of Management and
                         Affiliates."

Management of            The Company, subject to the terms of the
Charthouse               Master License Agreement and the
                         Charthouse Suites Vacation License Plan, will be responsible for management decisions of the hotel and advertising the hotel. An advisory committee, composed of Holders and their representatives, may be consulted for advisory decisions as to the operation of Chart House Suites hotel, although their decisions will not be binding upon the Company. See "Management."

Distributions            The Company will not make annual or
                         other distributions to Holders nor does
                         the Interest give rise to a distribution right, although Holders may derive revenue from renting the Unit Week through the Charthouse rental pool or otherwise. There can be no assurance that a Holder will realize any rental revenue from the Charthouse rental pool or otherwise. See "The Interests -- Use
                         Options."

Tax Considerations       Tax consequences will vary depending
                         upon a Holder's use of the Interests,
                         and deductions for costs of the
                         Interests, annual dues, and special
                         assessments, if any, may be limited.
                         Upon subscription, certain Florida
                         documentary taxes will be due and
                         payable.  See "Certain Federal Income
                         Tax Considerations" and "Certain Florida
                         Tax Considerations."

Lack of Market           No market is expected to develop for
                         trading of the Interests as a result of
                         this Offering.  Holders may sell,
                         transfer or assign Interests or may
                         sell, transfer or assign partial
                         Interests (i.e. Unit Weeks), subject to
                         certain conditions, including the
                         Company's consent.  There can be no
                         assurances that Interests can be sold at a profit or at all. The Interests should be purchased as a long-term investment since Holders may not be able to sell the Interests to raise cash for emergencies or for any other reason, and Holders must commit to pay certain annual dues and special assessments, if any. See "The Interests--
                         Transferability of Interests."

Conflicts of Interest    The Company will control the operations
                         of the Chart House hotel and has
                         retained Decade Properties, Inc. to
                         operate the Charthouse rental pool and
                         act as property manager.  None of their
                         agreements were determined by arms-
                         length negotiations and Holders should
                         consider the conflicts of interest that
                         could arise over the terms of the
                         Interests. See "Interests of Management and Affiliates."

Risk Factors             An investment in the Interests involves
                         certain risks, including uncertainties
                         associated with the tax consequences,
                         which depend upon the Holder's
                         individual circumstances and uncertain
                         amounts of rental pool revenue.  See
                         "Risk Factors."

Purchase Cancellation    Under Chapter 721 of the Florida
Rights                   Statutes, a Holder may cancel a
                         purchase, without penalty or obligation, within 10 days of signing the subscription agreement. Under certain limited conditions and under Chapter 721
                         F.S., a Holder may also cancel if the
                         accommodations or facilities, as
                         promised, are not available to Holders.
                         See "Cancellation Rights."

Minimum Subscriptions    There is no requirement that any minimum
                         number of Interest be sold in the
                         offering.  However, if less than 76
                         Interests are sold by December 31, 1997, the Company has the right to cancel the Interests upon the repayment of the paid subscription amount to the Holder, less amounts for certain payments or benefits received by the Holder. Affiliates of the Company may purchase Interests without limitation as to amount. See
                         "Plan of Distribution."

Use of Proceeds          The net proceeds of this Offering will
                         be used to pay offering costs, the costs of the Guaranteed Rental Arrangement and amounts owed to Decade Properties, Inc.
                         under the Master License Agreement with
                         the Company.  See "Use of Proceeds."

Plan of Offering         As of the date of the prospectus, the
                         Interests are only available for sale in the states of Florida and Wisconsin.

Suitability Standards    Potential purchasers should evaluate the
                         benefits of the Interests, including the ability to use the Unit Weeks, and the costs, including the costs of the Interests and annual dues and special assessments, if any. The Company does not intend to establish minimum suitability standards. Broker-dealers participating in the offering may implement suitability standards and
                         Decade Securities Corp. has informed the Company that it does not intend to solicit investments from purchasers with either (1) a net worth of less than $30,000 (exclusive of the value of home and furnishings), or (2) annual income of less than $30,000.

How to Subscribe         In order to purchase Interests, a
                         subscription agreement (including
                         acceptance by the Holder of terms and
                         conditions of the Charthouse Suites
                         Vacation License Plan, the Charthouse
                         Suites Rules and Regulations and the
                         Charthouse Rental Pool Agreement) must
                         be executed.  All subscriptions are
                         subject to acceptance by the Company.
                         See "How to Subscribe."

                          RISK FACTORS


     An investment in Interests involves certain risks and prospective investors should consider the following factors, including the material risks set forth below, in addition to the factors set forth elsewhere in this Prospectus, before making an investment decision.

     Uncertainty of Deductibility of Expenses From Rental. If the Holder of an Interest rents all or part of the Unit Weeks to a third party, including rentals through the Charthouse rental pool, the extent to which he may deduct expenses incurred in connection with the renting of such Unit Weeks will depend upon the particular factual circumstances of the Holder and:
(1) whether the rental activity is engaged in with the intent of making a profit (Section 183 of the Internal Revenue Code of 1986, as amended ("Code")); (2) whether the expenses are incurred in connection with the production of income or for the management, conservation, or maintenance of property held for the production of income (Code Section 212) or whether the expenses are incurred in connection with a trade or business (Code Section
162); (3) whether an Interest is a "dwelling unit" (Code Section
280A); (4) whether the rental activity is a "passive activity" (Code Section 469) and (5) whether the "at-risk" rules apply (Code Section 465). If a Holder does not meet these tax conditions, the rental expenses will not be deductible, even though the rental income will be taxable. See "Certain Federal Income Tax Considerations."

     Uncertainty Concerning Entity Status of Charthouse Rental Pool. In the opinion of the Company's tax counsel, it is more likely than not that the Charthouse rental pool under the Charthouse Suites Vacation License Plan will constitute a partnership for federal income tax purposes consisting of those Holders that utilize the pool and Decade Properties, Inc. and the Company if it places unsold Unit Weeks that it owns in the pool. Accordingly, Holders that participate in the Charthouse rental pool and Decade Properties, Inc. and the Company will receive appropriate tax forms showing their allocation of rental pool income, gains, losses and deductions. This conclusion is not binding upon the Internal Revenue Service ("IRS"), and, if the IRS successfully challenges that the classification of the rental pool as a partnership is incorrect and should be an association taxable as a corporation, the Company, the Charthouse rental pool, a Holder, or Decade Properties, Inc. could owe additional taxes and a Holder's income or loss amounts could be subject to adjustment or other limitations. See "Certain Federal Income Tax Considerations."

     Limited Deductibility of Expenses For Corporate Investors. Corporations that purchase Interests, subject to limited exceptions, may not be able to deduct payments for the Interests, the annual dues or special assessments, if any. See "Certain Federal Income Tax Considerations." A corporate Holder that purchases an Interest solely in lieu of renting hotel rooms for business (and not social) purposes may, under limited circumstances, be able to deduct certain expenses but should seek qualified tax counsel before investing in the Interest and evaluate its particular factual circumstances. See "Certain Federal Income Tax Considerations."

     Tax Risks and Deductibility Limitations. The Interests are subject to various tax risks and uncertainties, including but not limited to the entity classification of the Charthouse rental pool, the characterization of an Interest as a vacation license, the treatment of personal use of Unit Weeks, and numerous limitations on the deductibility of expenses. The expected tax treatment of various items as subsequently discussed herein, including Code Section 280A, is based on a private ruling letter request submitted to the IRS on July 16, 1996. There can be no assurances that the IRS will agree with all or any of the requested rulings and thus the tax treatment of a Holder as discussed herein could be materially different. Potential purchasers are encouraged to seek qualified tax advice prior to investing in the Interests. See "Certain Federal Income Tax Considerations" and "Certain Florida Tax Considerations."

     Right to Cancel Upon Incomplete Offering. If fewer than 76 Interests are sold by December 31, 1997, Charthouse has reserved the right to cancel this Offering and repurchase all Interests for their initial subscription price (exclusive of payments of annual dues, special assessments and Florida documentary taxes) less amounts received from the Guaranteed Rental Arrangement or renting or use of the Unit Weeks or for benefits from using the Unit Weeks, as set forth in the Charthouse Suites Vacation License Plan. See "The Interests."

     Lack of Tangible Assets. By the purchase of an Interest, Holders will acquire a license to rent through the Charthouse rental pool or, upon notice, use the Chart House Suites hotel on the terms and conditions of the Charthouse Suites Vacation License Plan. Holders will not acquire any real property or a real estate interest in the Chart House Suites hotel. In the event of a catastrophic destruction of the Chart House Suites hotel, Holders have no independent security for their Interests and no management or control over the Company or the Chart House hotel, other than as set forth in the Charthouse Suites Vacation License Plan and the Chapter 721, Florida Statutes, which allows Holders to cancel their Interests if the hotel is destroyed and cannot be rebuilt in a timely manner. The Company intends to obtain insurance in an amount sufficient to rebuild the hotel, if required. The Company intends to purchase insurance to cover the loss or damage to the hotel although if it is impossible to rebuild the hotel, only then will a Holder have a right to share directly in the proceeds of insurance policy. See "The Interests" and the Charthouse Suites Vacation License Plan attached as Annex A.

     Nature of the Hotel Market. The real estate market and the hotel suite rates in Florida have historically been quite volatile. Many factors, including the economy, interest rates, competition, weather patterns and events, transportation costs, regulation, and others, may affect the ultimate appreciation or depreciation of the Interests and any income derived from a Holder's participation in the Charthouse rental pool. The real estate market, especially the market for seasonal rental properties, is highly competitive and there can be no assurances as to any level of rental income. Further, the value of improved income producing real property may be affected by a variety of factors, including the business and management ability of the Company, state laws regulating the purchase and sale of time share interests, changes in the real estate tax rates and/or assessments, adverse changes in general or local economic or market conditions or in the supply of or demand for properties of the type owned by the Company, decreases in real personal income, changes in real estate operating expenses, competitive factors, fuel shortages, changing consumer habits, demographics or traffic patterns, condemnation or uninsured losses, potential liabilities under the Comprehensive Environmental Response Compensation and Liability Act or other federal and state laws imposing liability on property owners for environmental contamination, and other factors that are beyond the control of the Company. Such factors could effect the resale price and the amount that must be paid for annual dues or special assessments, if any. See "Annual Dues and Special Assessments." See "Description of the Chart House Suites Hotel."

     Absence of Market for Interests. There is not now, nor is there ever expected to be, any organized market for the Interests. There can be no assurance that Interests can be resold for their original purchase price under this Offering, if at all. Holders of Interests may not be able to sell the Interests in the event of an emergency or for any other reasons and the Interests may not be readily accepted as collateral for a loan. Holders of Interests will also have to continue to pay annual dues (and special assessments, if any) in order to derive rental income, use or exchange of the Unit Weeks and such continuing obligation could affect the resale price of Interests.

     Risks Associated with the Rental Pool. The demand for lodging in Clearwater, Florida, is typically seasonal in nature. Therefore, certain Unit Weeks are not necessarily of equal value as those in other seasons and certain Interest classes may have higher demand and, therefore, higher rental revenue. The Company believes that the months of November, December, and January will have the lowest occupancy and lowest value, in the Charthouse rental pool or otherwise. The months of February, March and April tend to have nearly full occupancy, although the Company cannot assure any level of rental income. If a Holder expects to rent the Unit Week through the Charthouse rental pool, there can be no assurance of any level of rental pool revenue. The costs of the rental pool are a common expense covered by annual dues and, therefore, a Holder will pay for the costs of the rental pool even if not using the rental pool. A purchaser of a partial Interest (i.e., Unit Week) will not have the right to participation in the Charthouse rental pool, but must pay for the costs of the Charthouse rental pool as part of the Annual Dues. See "Interests."

     Past Results.    The Chart House Suites hotel has only been
in operation for the past three years and is, therefore, in the start-up phase of operations. On a pro rata basis, and for the year ending November 30, 1996, Charthouse's average Unit Week of rental income was $331 (average of Class A through Class F Units). Weather and seasonality could affect the results of the Charthouse rental pool. While there can be no assurances, the Company believes that the Unit Week rental income would increase above $331 per Unit Week (on an average basis of all Class of Interests) as Chart House is experiencing repeat business and its marketing has increased demand. However, Holders should not assume any level of rental income in deciding whether to purchase an Interest.

     No Distributions or Dividends. The Interests are not income producing in that they do not provide for distributions or dividends. Although a Holder may realize revenue through rental of a Unit Week or sale of an Interest, the amount of such revenue, if any, is entirely speculative and, therefore, Holders should not assume any rate of rental income or resale of an Interest for any amount. See "The Interests."

     Chart House Hotel Not Affiliated With National Chain. The Chart House hotel is not affiliated with a national chain and competes with national hotels located in Clearwater Beach, Florida, including hotels with more resources and amenities, such as restaurants, tiki bars, and beach-related services. The main Clearwater beach is approximately six blocks from the Chart House hotel and another sand beach is located approximately two blocks from the beach. See "Description of Chart House Suites Hotel."

     Limited Resources. The Company has limited resources to meet its obligations, but has received an oral commitment by its sole shareholder to provide additional capital or financing, if required to meet its obligations under the Guaranteed Rental Arrangement. See "Financial Statements."

     RCI Travel Exchange Program. The RCI Exchange Program is an independent entity which has no connection or financial interest in the Chart House Suites hotel or the Company. The RCI Program is a vacation exchange program offered by RCI. The Company's agreement with RCI is for a total of five years and provides for additional extensions, however there can be no assurances that RCI will continue to exist or renew the agreement with the Company. Chart House Suites hotel cannot guarantee that RCI will always accept weeks of vacation in the Chart House Suites hotel for trade, nor can Chart House Suites hotel assure that RCI will continue to exist for the entire life of Charthouse or the existence of the Interests. For these reasons Holders utilizing RCI's services and the RCI Exchange Program do so at their own risk. See "The RCI Exchange Program."

     Vote of Unit Weeks. Under the Charthouse Suites Vacation License Plan, annual dues cannot increase by more than 10% of the prior year's dues exclusive of the allocable percentage of property tax and insurance without an affirmative vote of Unit Weeks representing a majority of the Unit Weeks. Decade Properties, Inc. will vote all Unit Weeks represented by unsold Interests or the Unit Weeks retained by Decade Properties, Inc. upon a default of an Interest. Until a majority of Units Weeks are held by others, Decade Properties, Inc. and/or the Company will be able to approve annual dues increases or special assessments, provided, however, that such vote would not change the guaranteed level of Annual Dues for the period through December 31, 1997. See "Annual Dues."

     Reliance on Management. Pursuant to the terms of the Charthouse Suites Vacation License Plan, Holders have no authority to control the management and operations of the Chart House Suites hotel or the Company. Management and operation of Chart House Suites hotel resides solely in the Company. In order to protect the property and the operations, the Company has the authority to amend Charthouse policies and the Rules and Regulations governing the Chart House Suites hotel without a vote of Holders, provided such amendment is consistent with the terms of the Charthouse Suites Vacation License Plan. Accordingly, Holders will have no control over changes in policies of Charthouse and changes in Charthouse's policies may not serve the interests of individual Holders, as the interests of all constituents will be considered by the Company in selecting its policies. The Company does intend to install an Advisory Board composed of Holders, but ultimate responsibility for policies will be the sole domain of Charthouse. See "The Company." See Charthouse Suites Vacation License and Charthouse Suites Rules and Regulations attached as Annex A and Annex B, respectively.

     Absence of Independent Underwriter and Appraiser. No appraisals or other independent valuations have been obtained for purposes of determining the value of Interests. The value of the Interests has been determined solely by the Company on the basis of its subjective evaluation of marketing considerations. See "Determination of Offering Price."

     Dependence on Key Personnel. The Chart House Suites hotel will be controlled by the Company and Decade Properties, Inc.
The loss of the services of Jeffrey Keierleber, sole owner of the Company and Decade Properties, Inc., could have serious adverse effects on the operations of Chart House Suites hotel, and in such case, the Company will be operated by some unknown person elected by the Directors of the Company. The Company intends to prepare a succession plan. See "Management."

     Regulations. At the time of this Offering, the Company believes that it is in compliance with all applicable Florida regulations including the time share laws. However, there can be no assurance that changes in Florida or local law will not materially affect the operation of Chart House Suites hotel and the Charthouse Suites Vacation License Plan and/or the rental pool agreement. The Company's intended operations and the Interests will be subject to numerous Florida laws and the Company believes it has structured the Charthouse Suites Vacation License Plan to comply with such requirements. Compliance with the laws or regulations, of any sort, will be a common expense recovered from Interest Holders as an annual due. See "Annual Dues."

     Americans with Disabilities Act. Under the Americans with Disabilities Act ("ADA"), all public accommodations are required to meet certain federal requirements related to physical access and use by disabled persons. A determination that the Chart House Suites hotel is not in compliance with the ADA could result in imposition of fines, injunctive relief, damages and attorneys' fees. If the Company was required to make modifications to comply with the ADA, Charthouse's cash reserves could be depleted and annual dues could increase significantly, adversely affecting Holders. A finding of non-compliance could also endanger Charthouse's ongoing ability to use the rental pool to rent Interests to non-Holders.

     Absence of Operating History of the Company. The Company is a recently formed Florida corporation and has no operating history, whereas Chart House Suites hotel has been operating for approximately three years. See "Charthouse Results." The Company's anticipated operations and business plan are subject to all of the risks inherent in the establishment of a new enterprise in a competitive and volatile industry such as the Florida hotel operations. Holders should carefully consider their rights and obligations under the Charthouse Suites Vacation License Plan and Rental Pool Agreement. See "The Company" and "The Interests."

     Lack of Arm's Length Negotiation in the Property Management and Other Agreements. None of the agreements, including the Property Management Agreement, were determined by arm's length negotiations and no independent approval will be sought. The Property Management Agreement provides substantial liquidated damages equal to the amount Decade Properties, Inc. would have earned over the life of the Agreement, which expires on December 31, 2050, in the event Decade Properties, Inc. is removed as property manager for the Company. See "Decade Properties, Inc." The Charthouse Suites Vacation License Plan also provides that Holders will reimburse, as a common expense covered by annual dues, the costs and fees of the property manager for its services. See "Conflicts of Interests of Management and Affiliates."

     Conflicts of Interests Arising From Benefits to Affiliates of the Company. Affiliated parties will receive an immediate and substantial financial benefit as a result of sales of the Interests, principally for Decade Properties, Inc. which will receive 50% or more of the net proceeds as payments for obligations under the Master License Agreement. The Company intends to use essentially all of the net proceeds from sale of the Interests to pay offering expenses, amounts under the Guaranteed Rental Arrangement and then amounts owed under the Master License Agreement to Decade Properties, Inc.. See "Use of Proceeds." Affiliates of the Company may also benefit from the property management agreements, Charthouse rental pool fees, and other fees. See "Interests of Management and Affiliates."

     Company Control. The Company will control the operations of the Chart House Suites hotel and the Charthouse rental pool and has contracted with Decade Properties, Inc. to be the property manager and rental pool operator. The property management agreement provides that Decade Properties, Inc. can only be removed for cause and upon payment of all amounts that would have been received during the term of the agreement (discounted at 8%), which, by its terms, expires on December 31, 2050. The effect of this provision is to make it unlikely that Decade Properties, Inc. could be removed as property manager. See "Decade Properties, Inc."

     Conflicts of Interest. An affiliate of the Company manages the Chart House Suites hotel, pursuant to a property management agreement with the Company, and will make all operational decisions. Such Holder will not have a right to change the policies of the hotel or the Company or remove the property manager. Holders will have the rights and obligations set forth in the Charthouse Suites Vacation License Plan. See "Management."

     Quarterly Fluctuations in Rental Pool Results. The lodging industry is seasonal in nature. Quarterly earnings in the rental pool may be adversely affected by events beyond the Company's control, such as poor weather conditions, economic factors and other considerations affecting travel.

     Risks Associated with the Lodging Industry. The Charthouse rental pool business is subject to the operating risks inherent in the lodging industry. These risks include changes in general and local economic conditions, cyclical overbuilding in the lodging industry, varying levels of demand for rooms and related services, competition from other hotels, changes in travel patterns, the recurring need for renovation, refurbishment and improvement of hotel properties, changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs, changes in interest rates, the availability of financing for operating or capital needs and changes in real estate taxes and other operating expenses. There can be no assurance that regulatory compliance or downturns or prolonged adverse conditions in real estate or capital markets or national or local economies will not have a material adverse effect on the Charthouse rental pool results.

     Competition in the Lodging Industry. The lodging industry is highly competitive. The Chart House Suites hotel competes with other national limited and full service hotel companies, as well as with various regional and local hotels. Some of the larger hotel chains with which Chart House Suites hotel competes include Marriott and Sheraton. The Company anticipates that competition within the extended-stay industry segment will increase substantially in the foreseeable future. A number of the Company's competitors for both upscale and extended-stay hotel properties are larger, operate more hotels and have substantially greater financial and other resources than the Company. In addition, some of the Company's competitors operate hotel properties that have locations superior to those of the Company's hotels. Competitive factors in the lodging industry include room rates, quality of accommodations, name recognition, service levels and convenience of location. Furthermore, there can be no assurance that new or existing competitors will not significantly lower rates or offer greater conveniences, services or amenities or significantly expand or improve facilities, thereby adversely affecting the Company's rental pool results.

     Resale of Interests. A Holder selling partial Interests (i.e., Unit Weeks) or their Interest will likely face competition from the Company as it sells the Interests, including Interests which have been reacquired. There can be no assurance that a Holder will be able to sell his Interests at the offering price, if at all. There could be difficulties in trying to find a real estate broker to sell Interests or Unit Weeks. A Holder will also have to pay the entire cost of the Unit Week and obtain the consent of the Company, which will not be unreasonably withheld, before being able to sell partial Interests and Unit Weeks. Additionally, the future value is uncertain, and Holders may have difficulties in selling the Interests. See "Plan of Distribution."

                           THE COMPANY

     Charthouse Suites Vacation Ownership, Inc. is a Florida corporation formed on April 16, 1996, and solely owned by Jeffrey Keierleber. The Company was organized to facilitate the sale and distribution of the Interests and ultimately manage the Chart House Suites hotel, subject to the terms of the Master License Agreement. The Company has entered into a Master License Agreement and nonexclusive easement with Decade Properties, Inc., which owns the Chart House Suites hotel and related property, to acquire the right to use the Chart House Suites hotel, subject to certain terms and conditions, for a period of approximately 54 years. The Company has limited financial resources. See "Financial Statements" and "Risk Factors--Limited Resources."

     The Company will be responsible for managing the License
Plan and the Charthouse rental pool as well as advertising the hotel and overseeing its operations, although it will subcontract the operational duties to Decade Properties, Inc.

     The Company currently has not, and has no plans to, issue senior securities. The Company plans to borrow money only to the extent necessary to fund its portion of offering expenses and fund the operation of the Company in the ordinary course of business. The Company does not plan to make loans to other persons, although it will allow Holders to pay licensing payments on an installment basis over 360 months. See the "The Interests." The Company does not plan to invest in securities of other issuers for the purpose of exercising control. The Company has no plans to engage in underwriting securities for other issuers and has no plans to engage in the purchase and sale of investments, except for those in the ordinary course of maintaining its reserves and the common maintenance fund. The Company has no plans to offer securities in exchange for property and has no plans, except under the limited circumstances described in the Master License Agreement or Charthouse Suites Vacation License Plan, to repurchase or reacquire the Interests. The Company owns no real property and has no plans to acquire real property in the future. Except as set forth in the Master License Agreement and in connection with the use of the Chart House Suites hotel, the Company does not plan to make investments in real estate or interests in real estate, real estate mortgages, securities of or interests in persons primarily engaged in real estate activities, or investments in other securities. However, subject to the limitations described in the license agreement underlying the Interests, the Company has sole control over the policies and operations of Charthouse and may from time to time consider expanding the operations and scope of Chart House Suites hotel and sell additional Interests or reacquired Interests.

     Charthouse plans to provide Holders an annual report (which may contain unaudited financial statements) which describes the financial condition of Chart House Suites rental pool and the source and use of annual dues and, if any, special assessments.

           DESCRIPTION OF THE CHART HOUSE SUITES HOTEL

     The Chart House Suites hotel is located in Clearwater Beach, Florida and has been owned by Decade Properties, Inc. since 1992. It is a four story hotel overlooking Clearwater Bay, Florida. Attached to the Chart House Suites hotel grounds is a marina that is also owned by Decade Properties, Inc. Holders will have no rights to the Charthouse Marina, which remains the property of Decade Properties, Inc. The Chart House Suites hotel contains on its grounds a heated in-ground 20 by 25 foot pool and laundry facilities, which may be used by Holders. As described below, the hotel's location provides easy access to white sand public beaches, recreational facilities, restaurants, entertainment and shopping in Clearwater Beach. Tampa Bay, Florida's airport is approximately 20 miles away and St. Petersburg's airport is approximately 12 miles.

     The Chart House Suites hotel is comprised of 25 rooms located in one four-story building containing an approximate 20,000 enclosed square feet. In addition, the attached marina has 27 boat slips. The building and most of its improvements were built in 1971. In 1993, the building was converted to a hotel and was completely updated and remodeled. The property is rectangular, in shape contains approximately .66 acres, and is located on the North side of Bayway Boulevard, Clearwater Beach, Florida. In purchasing the hotel, no appraisal was ever obtained by the Company or its affiliates of the hotel. The Chart House Suites hotel is not subject to any liens. Each suite contains sleeping accommodations, private bathroom facilities, and limited cooking facilities (varying from room). The hotel has a parking lot with 46 spaces, which Holders may use at no additional charge. Each suite comes equipped with a bed, hotel-like furniture, bathroom, and television, including access to cable television. The Chart House Suites hotel has staff available 24 hours a day and provides maid service, which varies depending upon the needs of residents.

     The Chart House Suites hotel is conveniently located within a short stroll of a beautiful Clearwater public beach (one beach is located approximately two blocks away, and the main Clearwater Beach is approximately six blocks away), quaint shops and restaurants. The hotel is located on Bayway Boulevard, a central street in Clearwater Beach and one block from the main (and busy) street. The Chart House Suites hotel is located by other hotels and shops and next to a yacht club and other condominiums. The hotel is set up along the street. The hotel is approximately a 90 minute drive from Walt Disney World and Cypress Gardens and approximately 35 miles from Busch Gardens, Florida.

     As of the date of this prospectus, there are no known environmental contaminations on the Chart House Suites hotel properties which would materially affect the value of Interests or the ability of Holders to rent or use their suites.

     The Company intends to provide quality hotel services to Holders of the Interests or the renters in the Charthouse rental pool. The Company believes that its location in Clearwater Beach, Florida and its competitive licensing payments and annual dues rates will be attractive to Investors who desire to fix the costs of vacations, pass a gift to future generations or retain for possible appreciation, if any.

     In order to ensure the comfort and enjoyment of the Chart House Suites hotel and its amenities by all Holders, guests and other allowed users, Charthouse has promulgated certain rules and regulations. These rules and regulations will not only preserve the quiet enjoyment of the Chart House Suites hotel for all users, but also ensure that the aesthetical appearance of the Chart House Suites hotel is generally uniform and in no way detracting from the value of the user's vacation time or ability to rent such in the Charthouse rental pool. Certain other requirements are established in the subscription agreement and the Charthouse Suites Rules and Regulations attached as Annex B.

Competition

     Clearwater Beach, Florida contains numerous hotels and motels, with various size facilities and with a total of approximately 4,000 rooms and suites. The Company estimates that the hotels in Clearwater Beach charge between $40 and $350 a night, although rates will vary depending upon season and demand. National hotel chains, such as Sheraton and Marriott compete with the Chart House Suites hotel in Clearwater Beach. The Company believes that the marina offers competitive advantages, as boatsmen often stay at the Chart House Suites hotel. Lengths of stay affect the results and the Company strives to rent the penthouse (Class F Units) for a minimum of two nights. The Company believes the Chart House hotel competes with its competitors through the location, view, and room quality. Seasonability has and will affect the occupancy of the hotel and the rental pool results.

             DESCRIPTION OF MASTER LICENSE AGREEMENT

     The Company will be entitled to sell Interests (and the corresponding Unit Weeks) under a Master License Agreement with Decade Properties, Inc., which owns the Chart House Suites hotel. Until an Interest is sold, the Unit Weeks for the unissued Interests will be voted by Decade Properties, Inc. for all matters, including votes on increases in annual dues or special assessments. Upon a default of an Interest, the Company may elect to continue required payments to Decade Properties, Inc. or may return the Interest in which case the Unit Weeks will become the property of Decade Properties, Inc. If the Unit Weeks or the Interests remain the property of the Company and upon compliance with regulatory requirements, the Company may sell the Interests to additional investors, if any. In addition, Decade Properties, Inc. will retain at least one Unit Week in each season (and up to five Unit Weeks in a year with 53 weeks) and will be entitled to vote the Unit Weeks and retain the rental revenue from the Unit Weeks or use or exchange such Weeks and pay the proportionate share of annual dues and special assessments.

     Under the Master License Agreement, the Company must make license payments to Decade Properties, Inc. approximately equal to the cash proceeds, net of all offering expenses, that the Company receives from the sale of the Interests. Under the Master License Agreement, Decade Properties, Inc. is to receive ___% of all sale proceeds if an Interest is paid in full or, if paid on the installment basis, 50% of all sale proceeds received in the first 12 months of a sale and 74% thereafter.

     Under the Master License Agreement, the Company has the right to notify Decade Properties, Inc. that it has or will sell an Interest and reserve the corresponding Unit Weeks for that category of an Interest. Under the Master License Agreement, the Company has the right to the underlying property and services as described in this prospectus. The license for an Interest becomes effective upon notice by the Company to Decade Properties, Inc. that it intends to sell an Interest.

                          THE INTERESTS

     The following is a summary of the material terms of the Charthouse Vacation License Plan and references to the Charthouse
Vacation License Plan is qualified in its entirety to the text of the Plan, which is attached as Annex A.

     Ownership of an Interest entitles purchasers to the right, subject to the terms and conditions of the Vacation License Agreement, to rent or use the Chart House Suites hotel for eight weeks of each year until December 31, 2050. Holders are entitled to two consecutive weeks of time for each season (e.g. Spring, Summer, Fall, and Winter). The Unit Weeks will be assigned pursuant to the schedule at Annex E and upon subscription a potential Holder should submit his choices. All Unit Weeks (including those owned by Decade Properties, Inc. or the Company) will automatically be placed in the Charthouse rental pool. The Company will attempt to rent the Unit Weeks and will remit net rent proceeds, if any, to the Holder on a quarterly basis. Holders will have the right upon 30 days written notice (unless waived by the Company) to use the Unit Weeks or join the RCI Exchange Program and exchange Unit Weeks in the Chart House Suites hotel for another location in a participating RCI resort. The Holders will not obtain title or any interest in the real property or improvements thereon. No certificates will be issued for the Interests.

     The Company is offering Interests that in the aggregate will provide the Holders the right to rental income from the Charthouse rental pool, if any, or the right to use one of the 25 suites for 48 weeks out of every year. Neither the Company nor Decade Properties, Inc. intends to offer the Chart House Suites hotel for sale to third parties, although they reserve the right to do so and such sale would be subject to the rights of Holders under the Charthouse Vacation License Plan. Under the terms of the Master License Agreement, Decade Properties, Inc. will continue to have the right to use, rent or exchange the remaining four Unit Weeks (one Unit Week in every season or five total Unit Weeks in years with 53 weeks) or sell those Unit Weeks as partial Interests, upon compliance with legal and regulatory requirements. Decade Properties, Inc. intends to place the unsold Unit Weeks it continues to hold in the Charthouse rental pool, although, similar to all Holders' rights, it reserves the right to use the Unit Weeks and exchange these weeks in RCI Travel Exchange Bank, even if there is demand for these Unit Weeks in the Charthouse rental pool, as well.

Types of Interests Available

     Class A-F Interests are being offered by the Company. A description of each Interest is as follows:

     A Interest: Ownership of an A Interest allows a Holder use of a standard studio (with bathroom) suite overlooking the marina and Clearwater Bay for two consecutive weeks in each season until December 31, 2050. There are 36 A Interests available in this offering for a cost of $17,000 per Interest. The A Interest suites are approximately 360 square feet in size.

     B Interest: Ownership of a B Interest allows a Holder use of a king bed studio hotel suite (with bathroom) overlooking the marina and Clearwater Bay for consecutive two weeks in each season until December 31, 2050. There are 24 B Interests available in this offering for a cost of $20,000 per Interest. The B Interest suites are approximately 360 square feet in size.

     C Interest: Ownership of a C Interest allows a Holder use of a large studio suite (with bathroom) overlooking the marina and Clearwater Bay, or southern exposure (looking south over the bay and other hotels) for two consecutive weeks in each season until December 31, 2050. There are 36 C Interests available in this offering for a cost of $26,500 per Interest. The C Interest suites vary and are approximately 430-436 square feet.

     D Interest: Ownership of a D Interest allows a Holder use of a one bedroom, one bathroom suite overlooking the marina and Clearwater Bay or the swimming pool or the southern exposure for two consecutive weeks in each season until December 31, 2050. There are 36 D Interests available in this offering for a cost of $36,500 per Interest. The D Interest suites vary and are approximately 638-869 square feet.

     E Interest: Ownership of an E Interest allows a Holder use of a one bedroom suite with one bathroom (with a lanai), and a view of the marina and the Clearwater Bay for two consecutive weeks in each season until December 31, 2050. There are 12 E Interests available in this offering at a cost of $39,500 per Interest. The E Interest suites vary and are approximately 815-982 square feet.

     F Interest: Ownership of an F Interest allows a Holder use of the approximately 1,875 square foot, two bedroom penthouse suite, with a fully equipped kitchen, living room, den, dining room, two full baths (one with a jacuzzi), and a large private balcony overlooking Clearwater Bay and marina for two consecutive weeks in each season until December 31, 2050. There are 6 F Interests in this offering at a cost of $61,000 per Interest.

     At the time of subscription, the Holder will be assigned eight specific Unit Weeks for the category of the suite corresponding to the class of Interests purchased. Preferences for rooms and weeks will be considered on a first come first serve basis, but assignment of Unit Weeks and suites within a class of Interest is in the sole discretion of the Company.

     For purposes of the Charthouse Suites Vacation License Plan, the Winter Season constitutes weeks 46-52 and 1-6, Spring is weeks 7-19, Summer is weeks 20-32, and Fall is weeks 33-45. Occupancy shall begin at 4:00 p.m. on the applicable date of the week and end at 10:00 a.m. on the same day of the immediately following week.

Use Options

     The following summarizes the uses to which Holders, as of the date of the Prospectus, may utilize their eight Unit Weeks:

     Rental. If a Holder takes no action, Charthouse will seek to rent their Unit Week through the Charthouse rental pool. Holders may also withdraw their Unit Weeks from the Charthouse rental pool and seek to rent the Unit Weeks to others, either personally or through rental agents, or utilize the Charthouse rental pool. Unless waived by the Company, holders must give the Company at least 30 days notice prior to the start of the Unit Week of the desire to remove their Unit Week from the Charthouse rental pool. Rental pool proceeds will be allocated proportionately among Holders of all classes of Interests that have Unit Weeks in the Charthouse rental pool using the formula used to allocate annual dues (shown at page 22). The ability of the Charthouse rental pool to rent pooled Unit Weeks will depend on many factors, among which are seasonal demand, weather conditions, travel patterns and economic conditions. There is no guarantee that all or any contributed Unit Weeks will be rented or that rental proceeds will be received. An affiliate of the Company will be paid a rental fee of 5% of all rental charges collected and one of the common expenses for Holders is the reimbursement for any costs incurred in providing services. Alternatively, Holders can contract individually with an affiliate of the Company, rental agent, for their individual suite, although their share of annual dues will include costs of operating the Charthouse rental pool.

     Personal Use. A Holder may, upon 30 days written notice to Charthouse (unless waived), withdraw entire Unit Weeks from the Charthouse rental pool, and Holders are free to use, assign, grant, gift or otherwise use their eight Unit Weeks of reserved vacation suites and services at the Chart House Suites hotel. Only entire Unit Weeks may be withdrawn for personal use. Pursuant to the Charthouse Suites Vacation License Plan and the Charthouse Suites Rules and Regulations, Holders are responsible for the conduct and liable for any resulting damages or payments due as a result of their use or the use by their permitted users, including any rental arranged other than through the Charthouse rental pool. The Holder need not be present at the Chart House Suites hotel during the assigned weeks of use if prior written notice has been received by the Company. See Charthouse Suites Vacation License Plan and Charthouse Suites Rules and Regulations attached as Annexes A and B, respectively.

     RCI Exchange. Chart House Suites hotel has qualified as an affiliated resort of the RCI Exchange Program. As long as the Holder remains a member of RCI, such Holder may use the RCI Exchange Program. Holders may join RCI for the cost and fees determined by RCI and obtain the privileges attached to such membership. RCI is not an affiliate of the Company or any of its affiliates and has not reviewed or passed upon the validity of this Offering. RCI is a independent entity that facilitates the exchange of vacation time share interests. Nothing contained in this summary should be construed as an endorsement or advertisement for this Offering or the Chart House Suites hotel by RCI or any of its affiliates. The Company and its affiliates have no financial or other interest in RCI.

     Under the terms of the agreement with RCI, the RCI Exchange Program allows Holders to deposit one or more Unit Weeks of vacation time at the Chart House Suites hotel into the RCI
Exchange Program.  This Agreement expires [     ].  The deposit
may be made between two weeks and two years before the use of your vacation week for the Interest. The Holder must pay all annual fees associated with the deposited Unit Week (i.e. annual dues, special assessments, if any, and, if paying on the installment basis, the license payment directly to the Charthouse before submitting an RCI request. Deposited Unit Weeks can be withdrawn from RCI Exchange Program if the Holder has not made an exchange against that week and no other RCI member has been assigned the Holder's Unit Week of Chart House Suites hotel. After depositing weeks in the RCI Exchange Program, members may request use of weeks deposited at any of RCI's approximately 3,000 worldwide affiliated resorts (as of the date of the prospectus). Requested weeks must be comparable to that deposited. All the Charthouse's weeks have been designated "red" or the seasonal designation indicating greater member demand, although RCI has reserved the right to reconsider the designation
on or after [     ].  RCI members can request exchanges for only
that period in which their subscription to RCI Endless Vacation is prepaid. As of the date of this prospectus, membership in RCI costs $74 for one year, $135 for two years, $199 for three years and $313 for five years. There is also a $200 initiation fee which, if charged, will be paid for by the Company. The Company will also pay the first year membership fee. As of the date of this prospectus, RCI Travel charges $103 for each domestic exchange and $133 for each international exchange, and rates are subject to change. Other fees may apply and all fees are determined solely by RCI Travel. Neither Charthouse nor any of its affiliates will receive any remuneration from RCI.

     In addition, RCI members can obtain RCI Guest Certificates for non-members to use the exchanged weeks. Guest Certificates currently cost an additional $40. RCI currently has approximately 2,000,000 members. The terms and conditions of membership are defined in the agreement that would be entered between RCI and its members (such as Holders of the Interests). Participation in RCI by a Holder is voluntary.

Transferability of Interests

     A Holder may transfer his entire Interest without the prior consent of the Company provided the Holder is current on all payment of all dues, assessments and installment expenses. A purchase of an entire Interest may automatically participate in the Charthouse rental pool.

     A Holder may also transfer partial Interests in increments of one or more Unit Weeks with the consent of the Company (which shall be granted in its reasonable discretion) provided the Holder is current on all payment of all annual dues, special assessments and license installment payments. The transferor of a partial Interest must also make a prepayment of the estimated annual dues (and special assessments, if any) of one year for the specific Unit Week before the transfer is allowed.

     A transferee of partial Interests (i.e., Unit Week) may not automatically participate in the Charthouse rental pool.
However, the Holder of a partial interest may enter into a contract with Decade Properties, Inc. to provide rental services for its own rental program. The Company reserves the right to specify other terms or conditions in connection with the transfer of a partial Interest. See Charthouse Suites Vacation License Plan attached as Annex A.

Cancellation

     Each Holder is given the right, pursuant to Chapter 721, Florida Statutes, to cancel their subscription without any penalty or obligation within ten days from the date the subscription agreement is signed or until ten days after receipt of the Time-Share Public Offering Statement, whichever is later. A Holder must notify Charthouse in writing of his/her intent to cancel. The notice of cancellation shall be effective upon the date sent and shall be sent to Charthouse at 250 Patrick Boulevard, Brookfield, Wisconsin 53045. Any attempt to obtain a waiver of the Holder's cancellation rights is unlawful. While the Holder may execute all closing documents in advance, Charthouse's use of the subscription amount by Charthouse before the expiration of the ten day cancellation period is prohibited.

     Each Holder may also cancel the License Agreement at any time after the accommodations or facilities are no longer available as provided in the Charthouse Suites Vacation License Plan and the Offering Statement, attached as an Annex C. The Charthouse Suites Vacation License Plan contemplates that Holders may have the accommodation unavailable on a temporary basis in order to facilitate repairs, maintenance or emergencies and the Company will provide alternative accommodations. Such events shall not give rise to a right to cancel the Interest. See "Cancellation Right."

     Under the Charthouse Suites Vacation License Plan, upon cancellation a Holder will only have the right to receive the amount of the purchase price actually paid less any benefits received, rental revenue from the Charthouse rental pool, or Guaranteed Rental Arrangement payments or discounts. In order to avoid controversies, the Company will use the following rates for calculating benefits on a per day basis:


                                               Total for One
                            Assumed Benefit      Unit Week

     A  Standard Studio    $ 65.00 per night          $455
     B  King Bed Studio    $ 75.00 per night          $525
     C  Studio             $ 85.00 per night          $595
     D  1 Bedroom          $ 20.00 per night          $840
     E  1 Bedroom          $ 30.00 per night          $910
     F  Penthouse          $175.00 per night        $1,225

     Holder should not assume that the Charthouse rental pool will return these rates.

                       CHARTHOUSE RESULTS

                              For the Years Ended November 30
                               1996          1995          1994

Rental Income               $452,981      $327,031      $ 72,687
Other Income                  14,220        14,090         4,154

Total Operating Revenues    $467,201      $341,121      $ 76,841

Total Salaries               127,377        93,648        38,243
Total Direct Expenses        150,287       141,411       111,056
Total Maintenance and         25,114        37,570        30,917
Repair Expenses

Total Expenses              $302,778      $272,629      $180,216

Excess (Deficiency) of
Operating Revenues Over
Certain Expenses
                            $164,423      $ 68,492    $(103,375)

Average Unit Week Rental   $     331     $     249     $      56
Revenue of all Interests,
after subtracting 5%
rental pool fee (assuming
52 Unit Weeks in a Year)

     Unit Weeks that remain in the Charthouse rental pool will not be available for use or exchange in the RCI Exchange Program by Holders.


               ANNUAL DUES AND SPECIAL ASSESSMENTS

     Each Holder will be responsible for a proportionate share of the annual dues based upon a formula allocating fixed and variable costs (collectively Common Expense see Glossary for complete definition) to their category of suites. For the year ended December 31, 1997, annual dues per Unit Week will be $190 for A and B Interests (or $1,520 annually for each Interest), $205 for C Interests (or $1,640 annually for each Interest), $285 for D Interests (or $2,280 annually for each Interest), $305 for E Interests (or $2,440 annually for each Interest), and $365 for F Interests (or $2,920 annually for each Interest).

     Under the Charthouse Suites Vacation License Plan, annual dues and special assessments (unless assessed against a specific or group of Holders as set forth in the Charthouse Suites
Vacation License Plan, if any) will be allocated based upon the following formula:

                                                       Total Per
                                           Total       Interest*

Class A Interest (all Unit Weeks)        14.5716%       .3736%
Class B Interest (all Unit Weeks)        11.4284%       .4396%
Class C Interest (all Unit Weeks)        22.7142%       .5824%
Class D Interest (all Unit Weeks)        31.2858%       .8022%
Class E Interest (all Unit Weeks)        11.2858%       .8681%
Class F Interest (all Unit Weeks)         8.7143%      1.3407%

Total                                        100%

     * Decade Properties, Inc. will bear a proportionate share of the annual dues and special assessments attributable to any unissued Interests and the Unit Weeks retained by Decade
Properties, Inc.

     Each Holder shall be responsible for a uniform portion of the Annual Dues based upon the above formula.

     The amount of annual dues will be set by the Company and cannot increase annually more than 10% of the prior year's dues, exclusive of property taxes and insurance, without an affirmative vote of Holders representing ownership of a majority of Unit Weeks (including weeks owned by the Company and Decade Properties, Inc.). For purposes of such a vote, the Company and Decade Properties, Inc. will vote Unit Weeks associated with unissued Interests or Unit Weeks canceled by the Company. An Advisory Committee composed primarily of Holders may be consulted for advice regarding certain management decisions relevant to establishing annual dues. The Company will consult the Advisory Committee and advisory board for advice purposes only and is not bound to follow the advice or recommendations offered therefrom.

     The Company will maintain separate accounts for operating and capital expenses. Annual dues shall be based upon the Chart House Suites hotel's requirements for all expenses relating to the operation of Chart House Suites hotel, such as accounting costs, front desk costs, maid service and cleaning, maintenance, repair and replacement of suites and furnishings and all other costs of operating the vacation ownership program (including the rental pool and reserves for capital expenses). Expenses may also include, among other things, the following: expenses for cleaning, maintaining, repairing and replacing furnishings in all suites; any deficit from a previous period; creation of a reasonable contingency reserve, surplus and/or sinking fund; payment of real property taxes; and any other expenses or liabilities which may be incurred in accordance with the provision for the benefit of the Holders. See Charthouse Suites Vacation License Plan attached to Annex A.

     In addition, Charthouse may levy special assessments, but as set forth in the Vacation License Plan and generally for the purpose of defraying unexpected repairs, costs, expenses or purchases or shortfalls in the collection of assessments from the Holders. Special assessments must be approved by the vote or written assent of a majority of Unit Weeks unless (a) the assessment, other than a special assessment to restore or rebuild because of damage or destruction to the Chart House Suites hotel,
(b) does not exceed 5% of the budgeted gross expenses of Chart House Suites hotel for the calendar year; (c) the assessment is a special assessment for the repair or rebuilding of the Chart House Suites hotel which does not exceed 10% of the budgeted gross expenses of the Company for the calendar year in which the assessment is levied; or (d) the assessment is a special assessment against a member for the purpose of reimbursing the Company for costs incurred in bringing the Holder into compliance with the provisions of the governing instruments for Chart House Suites hotel. For voting purposes, Charthouse will vote the Unit Weeks associated with unissued Interests or retained by the Company.

     A Holder will not be allowed to use or receive rental income from the Charthouse rental pool if he fails to timely pay annual dues. Under the Charthouse Suites Vacation License Plan, Charthouse will be allowed to rent the suite and retain all income. Under such circumstances, any income received will not offset annual dues and a Holder will not be allowed to rent or use the suite until the complete shortfall, with interest, is paid to the Company.


                  GUARANTEED RENTAL ARRANGEMENT

The following is condensed information concerning the material terms of the Guaranteed Rental Arrangement by Charthouse. Reference to the provisions of the Guaranteed Rental Arrangement are qualified in their entirety by reference to the text of the Payment and Guarantee Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

     As an incentive for early purchasers, Investors who purchase an Interest by [6 months after the Effective Date of the Registration Statement] will receive the right to exchange six Unit Weeks of their Chart House Suites hotel use with the Company and receive the applicable Guaranteed Rental Rate (hereafter "Guaranteed Rates"). Investors who purchase between [6 months and 1 day and 9 months after the Effective Date of the Registration Statement] will receive the right to put four weeks over the life of the Interests to the Company and receive the Guaranteed Rates, subject to the terms and conditions of the Guaranteed Rental Arrangement. Investors who purchase between [9 months and 1 day and one year after the Effective Date of the Registration Statement] will have the right to put two weeks over the life of the Interests to the Company and receive the Guaranteed Rates. Under the terms of the Guaranteed Rental Arrangement, the Investors put right must be exercised by [five years after the Effective Date of the Registration Statement] and is subject to certain terms and conditions. Payments under the incentive agreement are subject to the terms and conditions of the Guaranteed Rental Arrangement described below. Investors purchasing after [one year of the Effective Date of the Registration Statement] will not be able to participate in the Guaranteed Rental Arrangement.

Guaranteed Rates

     The Company agrees to pay the following rates under the Guaranteed Rental Arrangement. These rates are the off-season walk-in rates (as of the date of the Prospectus):

                                    Total       Total       Total
                                  (Assuming   (Assuming   (Assuming
              Guaranteed Rate    Six Weeks)  Four Weeks) Two Weeks)

A  Standard
    Studio    $ 65.00 per night    $2,730      $1,820       $910
B  King Bed
    Studio    $ 75.00 per night    $3,150      $2,100      $1,050
C  Large
    Studio    $ 85.00 per night    $4,410      $2,380      $1,190
D  1 Bedroom  $120.00 per night    $5,040      $3,380      $1,680
E  1 Bedroom  $130.00 per night    $5,400      $3,640      $1,820
F  Penthouse  $175.00 per night    $7,350      $4,900      $2,450

     Holders should not assume that the rental pool will generate such rates, as the rental pool could return higher or lower rates, due to factors such as discounts, corporate rental rates, the 5% rental agent charge, and seasonality.

Terms and Conditions of Guaranteed Rental Arrangement

     The Guaranteed Rental Arrangement is subject to the following terms and conditions:

     (1) Holders must give the Company at least 30 days written notice of their intent to put the weeks pursuant to the Guaranteed Rental Arrangement. Thereafter, the Holder may not withdraw the "put" weeks without the consent of the Company.
     (2)  The Holders must put entire weeks to the Company.
     (3) The Company will have the exclusive right to use, exchange, or rent the suite for the designated weeks and may collect and retain all revenue arising therefrom.
     (4) Unless waived by the Company, no more than five suites may be put to the Company from all Investors in any one week. In case more than five suites are put to the Company, the Company will accept put requests in the order in which written requests are received. Investors whose put rights are not accepted will be notified within one week of receipt of a letter request.
     (5) All puts must be exercised by [five years after Effective Date of the Registration Statement].
     (6) There must be no action threatened, pending or taken, which makes the rental pool or the Guaranteed Rental Arrangement, unlawful or otherwise restricts or prohibits the ability of Charthouse to use the suite.
     (7) Under the terms of the property management agreement, the rental management fee of 5% will be waived for amounts received and all amounts shown above are exclusive of the rental management fee.
     (8) Holders must elect whether to accept the Rental Guarantee or the cash surrender value (described below) at the time of subscription to purchase the Interests.

Cash Discount Value

     The Guaranteed Rental Arrangement allows Investors to elect to receive cash to be used as payment towards the subscription at the time of subscription in lieu of the Guaranteed Rental Arrangement. Under the terms of the Guaranteed Rental Arrangement, Investors who purchase in the period between [Effective Date] and [6 months after Effective Date] may elect to receive a 5% discount on the Subscription Amount in lieu of the Rental Guarantee Arrangement. Investors who purchase between [6 months & 1 day after the Effective Date and Nine Months after the Effective Date] may elect to receive a 3% discount on the Subscription Amount (less any other cash discounts) in lieu of the Rental Guarantee Arrangement. Investors who purchase between [9 months & 1 day after Effective Date and one year after Effective Date] may elect to receive a 1-1/2% discount on the Subscription Amount (less any other cash discounts) in lieu of the Rental Guarantee Arrangement.


                                         Cash Discount
        Class                      5%        3%        1-1/2%

     A    Standard Studio          $  850    $  510    $255.00
     B    King Bed Studio          $1,000    $  600    $300.00
     C    Large Studio             $1,325    $  795    $397.50
     D    1 Bedroom                $1,825    $1,095    $547.50
     E    1 Bedroom                $1,925    $1,185    $592.50
     F    Penthouse                $3,050    $1,830    $915.00

Right to Amend

     The Company reserves the right to amend the Guaranteed
Rental Arrangement, provided that any amendment does not reduce the cash benefit to a Holder.

                     LICENSE PAYMENT OPTIONS

     Holders have the option to pay for their Interests either
by:

     Payment in Full. Holders may pay for their Interests in full at the time of subscription by check or by wire transfer, which will be placed in escrow for the 10 day statutory period.

     Installment Payments. Holders may also pay in installments over 360 months. Holders utilizing this option must pay at least 25% of the net subscription price (after any discounts) at the time of acceptance of the subscription and agree that installment license payments will be paid before the first day of each month with an increased license payment of 9% per year on the unpaid balance owing for the Interest (which has the affect of 9% interest on the unpaid balance). If a Holder fails to make any payment when due, then such Holder will be in default and to the extent such default continues will forfeit all rights, use or otherwise, in the Chart House Suites hotel suite and the Interest. If a Holder is in default on any license payment for a cumulative period of more than six months or has more than three events of default (of any duration), the Company may cancel the Interest pursuant to the terms of the Charthouse Suites Vacation License Plan. Because the payments will vary depending upon the amount invested, a schedule of required payments will be provided upon acceptance of subscriptions and after the ten (10) day cancellation period has been completed.

                 Example of Installment Payments


                    Cost      Less
                    of        Cash               Cash       Monthly
Class of Interest   Interest  Discount*      Downpayment    Payment
                                             (25% of Cost)
       A            $17,000    $  850         $ 4,037.50    $97.46
       B            $20,000    $1,000         $ 4,750.00    114.70
       C            $26,500    $1,325         $ 6,293.75    151.92
       D            $36,500    $1,825         $ 8,668.75    209.30
       E            $39,500    $1,925         $ 9,393.75    226.75
       F            $61,000    $3,050         $14,487.50    349.71

     * Assume that all Holders purchase the Interest within the first 6 months and elect to receive the cash discount.

     The Company does not intend to pledge the amounts owed on the Interests to any lender. A Holder who despite the obligation to pay discontinues payment for the Interest will forfeit rights to use the Unit Weeks and all amounts previously paid as provided above. Upon such event, Charthouse will notify Holders if their Interest has been canceled and terminated.


                 DETERMINATION OF OFFERING PRICE

     The offering price per Interest has been determined solely by the Company on the basis of its belief of the price at which it believes the Interests will be marketable. It has not been calculated based upon any method considering net worth, earnings, appraisals or other established investment criteria of value. Accordingly, there can be no assurance that the Interests offered hereby can be resold at or in excess of the offering price, if at all. There is no organized market for the trading of the Interests offered herein and none is expected to develop.


                         USE OF PROCEEDS

     Assuming that the maximum number of Interests offered hereby are sold, the gross proceeds from the sale will be approximately $4,200,000 (exclusive of Offering expenses estimated at $231,000, and sales commissions of $420,000). Guaranteed rental arrangement payments are estimated to be a maximum of $620,000 (assuming everyone purchases in the first six weeks and does not select the cash discount). The Company intends to pay this obligation from rental income generated from the Charthouse Rental Pool. The Company believes it has sufficient funds to meet its obligations. Its sole shareholder intends to invest additional funds in order to pay offering costs or to fund the Guaranteed Rental Arrangement, if necessary. Charthouse plans to use all of the remaining net proceeds of this Offering to pay for the license right pursuant to the Master License Agreement from Decade Properties, Inc.


                      PLAN OF DISTRIBUTION

     As of the date of this Prospectus, the Interests are available only for purchase in the States of Florida and Wisconsin. Retirement plans and individual retirement accounts may not purchase the Interests.

     The Interests are being offered by the Company through Decade Securities Corporation, an affiliate of the Company, on a best-efforts basis. The minimum subscription is one Interest, although the Company reserves the right to issue fractional Interests. Decade Securities Corporation will receive a commission of 10% of the gross proceeds on all sales. Decade Securities Corporation may authorize certain other broker-dealers ("Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD") to sell Interests. In the event of sale by such Soliciting Dealers, Decade Securities Corporation will pay them from its own commission a negotiated commission, not to exceed 10% of the gross proceeds of such sales plus .5% for bonafide due diligence. These arrangements are set forth more fully in the Soliciting Dealer Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part. All subscriptions are subject to approval by the Company and the Company does not intend to impose any minimum suitability standards although Decade Securities Corporation has informed the Company that it will accept purchasers from Holders with (1) a net worth in excess of $30,000 or (2) an annual income in excess of $30,000. All funds received by Decade Securities Corporation shall be held in escrow with Associated Bank, N.A. until the ten-day cancellation period ends. During this ten-day period, a purchaser will have the right to rescind the transaction and receive a return of all monies (less amounts for any benefits). No wholesaling fees will be paid. The Company is offering sales representative bonus Unit Weeks for the sale of 3 Interests or more.

     The Company has reserved the right to repurchase all Interests if at least 76 or more Interests are not sold by December 31, 1997. The Company is not obligated to exercise this right, and the number 76 is an arbitrary amount selected by the Company. If the Company exercises this right, Holders will be refunded all of their licensing payments paid to the Company less any amounts received under the Guaranteed Rental Arrangement (described below) and amounts received from renting the suite. Holders will also be refunded any prepayments for annual dues for periods after December 31, 1997. If the Company exercises the right, it will send written notice to the Holders and forward any amounts owing.

     The Company has agreed to indemnify Decade Securities Corpo-ration and the Soliciting Dealers against certain liabilities, including liabilities under the Securities Act of 1933, provided, however, that any indemnification by the Company of affiliated Soliciting Dealers shall be limited to expenses incurred in a successful adjudication on the merits of each count involving alleged securities laws violations or in defense of a claim dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves indemnification of such expenses. The Soliciting Dealers have severally agreed to indemnify the Company against certain such liabilities.


                        HOW TO SUBSCRIBE

     The Interests are being offered by Decade Securities Corpo-ration, an affiliate of the Company, and by certain Soliciting Dealers. Decade Securities Corporation and certain Soliciting Dealers may be compensated with up to 10% commission for each Interest sold. See "Plan of Distribution."

     In order to acquire an Interest, interested parties must execute a subscription agreement and agree to be bound thereunder to its terms, the Charthouse Suites Vacation License Plan and the Charthouse Suites Rules and Regulations adopted by the Company. All subscribers are subject to the review, approval and acceptance by the Company, whose decision shall be final. Upon subscription, a potential purchaser must pay at least 25% of the net subscription for the Interests, after consideration of all discounts.


            SUMMARY OF PROMOTIONAL AND SALES MATERIAL

     Sales materials may be used in connection with this Offering only when accompanied or preceded by the delivery of this prospectus. Such sales materials may include a booklet, slides, films, "fact" sheets, articles, publications, and brochures describing the Offering, the Company and the Chart House Suites hotel. The Company may also provide information, which has been provided by RCI. The Offering is made only by means of the Prospectus and the Time-Share Public Offering Statement (attached as an Annex).


                         CAPITALIZATION

     The following table sets forth the capitalization of the Company, as of December 31, 1996. The table should be read in conjunction with the financial statements, including the related notes thereto, appearing elsewhere in this Prospectus.


     Long-Term Debt                      $        0
          Shareholder's Equity:
                     Common Stock               100
                     Paid In Capital         99,900
                     Retained Earnings            0
                                           $100,000


The Company believes that it will have sufficient funds to provide the services through the receipt of annual dues and special assessments, if any. Upon defaults of installment payments for the Interests, the costs would be paid by Decade Properties, Inc.


                           MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information with respect to directors and executive officers of the Company.

          Name       Age       Position with the Company

   Jeffrey Keierleber 43   President, Treasurer and Sole Director
   Michael G. Sweet   46   Secretary

     The following provides additional information on officers and others who may provide services to the Company pursuant to agreements.

     Jeffrey Keierleber, (age 43) President, Treasurer and sole Director of the Company, graduated with a BBA in 1975 and an MBA in 1977 from the University of Wisconsin system. Since that time, Mr. Keierleber has worked exclusively in the real estate field, and has been actively involved in property management, real estate syndication, investment, acquisitions, liquidations, limited partnership management and broker/dealer relations. Mr. Keierleber holds a Series 22 and 63 securities licenses. Over the past 20 years, Mr. Keierleber has been involved in acquisitions of investment property having a market value of over $150,000,000, and has assisted in the structuring of more than 35 limited partnerships, both private placements and registered offerings. These partnerships have invested in real estate located in the midwest and the southeast of the United States. Mr. Keierleber is a licensed real estate broker and securities agent. He is on the board of directors of the corporate general partner for various limited partnerships and serves as general partner in limited partnerships sponsored by affiliates of Decade Companies. Mr. Keierleber is the sole owner of the Company and is the president and treasurer of Decade Properties, Inc. He is the principal and managing general partner of Decade Companies, a partnership that manages other limited partnerships.

     Michael G. Sweet, (age 46) Secretary of the Company, is a Certified Public Accountant and is the Secretary of Decade corporate entities. Mr. Sweet has a BS degree with an accounting major from Marquette University in Milwaukee. Prior to joining Decade in 1982, Mr. Sweet spent ten years in public accounting. Among other certifications, Mr. Sweet holds a Series 27 and 39 licenses with Decade Securities Corp. He is a member of both the American Institute of Certified Public Accountants and the Wisconsin Institute of Certified Public Accountants.

     Steven Cooper (age 52), is a Certified Property Manager and has served as Vice-President of Decade Properties, Inc. Mr. Cooper has over 18 years of property management experience and has had responsibility for over 100 multi-family properties containing over 22,000 units located in 14 states. During the seven years prior to joining Decade (in 1989), he served as Vice-President of Jacques-Miller, Inc. in Nashville, Tennessee from July 1986 to December 1988, including serving as President of Harvey Freeman and Sons, Inc. from January 1987 to December 1988; he was Vice-President of New Homes Management Services Inc. of Tampa, Florida from September 1982 to May 1986. He received a BS Degree from Purdue University in Lafayette, Indiana.

     Joseph Lawlor (age 31), is the General Manager of Hamlin's Landing Hotel/Marina in Indian Rocks Beach, Florida and Charthouse Suites/marina in Clearwater Beach, Florida. He supervises and manages the day-to-day operations of both Hamlin's Landing and Charthouse (located approximately 6 miles apart or approximately 15 minutes apart). Mr. Lawlor joined Decade Properties, Inc. in January 1995 and has more than eight years experience in the hotel management and operations field.

     R. Wayne Shaw (age 48) is Regional Manager of the Florida properties for Decade Properties, Inc. In this capacity, he is responsible for income and expense budgeting and implementation, supervision and training of on-site management staffs and inspection of residential acquisitions in the area. Before joining Decade in November 1988, Mr. Shaw served as President/Operations Manager of Home America Property Services, Inc. in Tampa, Florida from 1983 to 1987 where he supervised operation of 1,500 residential apartment units. He is a member of the Institute of Real Estate Management (IREM) and he recently held the position of Director of the Tampa Apartment Association. Mr. Shaw received an Associates Degree in Business Management from Lake City Junior College in 1967. He also holds a Florida real estate license.

Executive Compensation

     None of the Company's officers or directors receive any compensation from the Company. They are compensated by Decade Companies and Decade Properties, Inc. They will devote such time to Company matters as necessary, but will also be engaged in a variety of other real estate projects and businesses.

Shareholder

     Jeffrey Keierleber is the sole shareholder of the Company.

Advisory Committee

     The Company will establish an Advisory Committee composed of five to nine Holders which will review the Company's annual dues and advise on hotel operations. Such advise is solely for the benefit of the Company and is not binding upon it. Costs of operating the Advisory Committee will be part of the annual dues. As of the date of this Prospectus, no members of the committee, which will be selected by the Company, have been selected. It is intended that all members will be Interest Holders and will serve for one year terms, without compensation.


                     DECADE PROPERTIES, INC.

     Decade Properties, Inc. a Wisconsin corporation, was formed in 1980 and is solely owned by Jeffrey Keierleber. Mr. Keierleber is also the sole director and President of Decade Properties, Inc. Michael G. Sweet, Secretary of the Company, is also secretary of Decade Properties, Inc. See " Management." Decade Properties, Inc. will be property manager for the Company and operate the Charthouse rental pool, pursuant to agreements with the Company.

     Decade Properties, Inc. is property manager to 17 apartment complexes, consisting of approximately 2,600 apartment units, located in Florida and Wisconsin. Decade Properties, Inc. currently manages two hotels located in Florida, Chart House Suites hotel, located in Clearwater, Florida and Hamlin's Landing, located in Indian Rocks Beach, Florida. The Company has entered into an agreement with Decade Properties, Inc. for the management of the Chart House Suites hotel until December 31, 2050 for a fee of $2,500 a month (such fee to increase by the CPI index increase on the first of each year beginning January 1,
1998) plus reimbursement of expenses. Decade Properties, Inc. will also manage the rental pool for a fee equal to 5% of the rental revenue plus, as part of the annual dues, reimbursement of its expenses. See "The Interests." Decade Properties, Inc. may also enter into individual property management agreements with Holder of partial Interests. The property management agreement provides for a payment to Decade Properties, Inc. equal to the present value rate (using an 8% discount rate) of the property management fees that would have been owed through December 31, 2050 in the event Decade Properties, Inc. is removed as the property manager.

       CONFLICTS OF INTERESTS OF MANAGEMENT AND AFFILIATES

Services To Be Provided by Decade Properties Inc.

     Decade Properties Inc., an affiliate of Decade Companies, is a licensed real estate broker and is engaged in real estate management.

Services Which May be Provided by DPI Construction Corp.

     DPI Construction Corp. ("DPIC"), an affiliate of the Company, is engaged in the general contracting business. The Company may enter into Agreements with DPIC whereby DPIC will provide services in connection with renovation and remodeling work on the Chart House Suites hotel. Any such services will be at rates comparable to those charged for comparable services by unaffiliated contractors in the same geographic area.

Reimbursable Expenses

     All expenses of the Company and Chart House Suites hotel will be billed directly to and paid by the Company to the extent practicable. Decade Properties, Inc. and affiliates will be reimbursed for the cost of goods and materials used by or for the Company and Chart House Suites hotel including the following general functions of the Company: Company operations and accounting, investor communications, and documentation, legal and tax services, computer services, risk management (insurance), and other expenses, and other operational and administrative expenses necessary for the prudent operation of the Company. The reimbursed costs will be at actual prices, including allocations of overhead of Decade Properties, Inc. and its affiliates. The Company intends to have an annual audit of the annual dues and reimbursed expenses, as required by Chapter 721, F.S. and believes that these services will be at rates comparable to those charged by others for similar services.

Charthouse

     The Company will only receive revenue or income from payments for its Interests, including installment payments for Holders that decide to pay over 360 months. Under the Master License Agreement, most of Charthouse's funds will go to Decade Properties Inc. as payment for rights to use the hotel suites.


            CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is a summary of certain federal income tax considerations related to the offering. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and on judicial decisions, U.S. Treasury regulations ("Regulations"), and IRS rulings and other administrative materials interpreting the Code, all of which are subject to change.

     The discussion below is general and does not address tax considerations that may be relevant to certain types of investors. Moreover, taxes other than federal income taxes, such as foreign, state and local taxes, and federal estate and gift taxes, may affect a Holder's investment in an Interest. In addition, controversy and uncertainty exist in many areas of the federal income tax law which may affect the structure and operation of the Company and a Holder acquiring and holding an Interest. Accordingly, there can be no assurance that some of the views expressed herein will not be challenged by the IRS.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT, AND MUST DEPEND UPON,
THEIR OWN TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX
SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAW, INCLUDING THE
APPLICATION OF STATE AND LOCAL, FOREIGN AND OTHER TAX
CONSIDERATIONS.


Entity Status of Charthouse Suites Vacation License Plan

     Subject to the discussion below of "Entity Status of Charthouse Rental Pool," in the opinion of tax counsel, it is more likely than not that the license that a Holder will acquire from the Charthouse Suites Vacation License Plan (the "License") creates a separate contractual relationship between the Company and each Holder, and the sum of such separate relationships does not create either a partnership or an association taxable as a corporation.

     In order for either a partnership or an association taxable as a corporation to exist for tax purposes, Section 301.7701-2 of the Regulations, requires that there be both (1) associates, and
(2) an organization to engage in business for joint profit. Holders may keep their Unit Weeks in the Charthouse rental pool, withdraw their Unit Weeks and use them personally, withdraw their Unit Weeks and directly rent them to others, or withdraw their Unit Weeks and rent them to others through a rental agent. In addition, some Holders may elect the Guaranteed Rental Arrangement. Annual maintenance and other related costs, expenses and reserves incurred in connection with Chart House Suites hotel will be charged proportionately to all Holders, regardless of how their Unit Weeks are utilized. Therefore, tax counsel does not believe that the License results in an organization engaged in business for joint profit.

Entity Status of Charthouse Rental Pool

     The Charthouse rental pool involves a sharing of gross revenues (less the 5% rental fee) among various Holders. The Internal Revenue Service may contend that the Charthouse rental pool constitutes an organization to engage in business for joint profit whose associates consist of those Holders that utilize the pool and Decade Properties, Inc. if it places unsold Unit Weeks that it owns in the rental pool. Tax counsel believes that it is more likely than not that the Internal Revenue Service could successfully make such a contention.

     If an organization is created by the Charthouse rental pool, the federal income tax consequences to a Holder of an Interest will depend on whether the deemed organization is treated as a partnership or an association taxable as a corporation. If the organization is classified as a partnership for federal income tax purposes and is not a "publicly traded partnership," it will not be subject to any federal income tax. Instead such a Holder will be subject to tax on his or her allocable share of the organization's income and gain. However, deduction of expenses related to a Holder's Interest is subject to many important limitations, discussed below.

     Under Section 301.7701-2 of the Regulations, the determination of whether an organization is treated as an association taxable as a corporation or as a partnership depends on whether the organization possesses the following characteristics: (1) centralization of management, (2) continuity of life, (3) free transferability of interests, and
(4) limited liability. An organization that possesses three or more of these characteristics is treated as an association taxable as a corporation. An organization that possesses fewer than three of the characteristics is treated as a partnership unless there are significant other factors that indicate that the organization should be treated as an association taxable as a corporation. Although the classification of the Charthouse rental pool is not without doubt, tax counsel believes that the relationships created by the Charthouse rental pool will more likely than not be characterized as a partnership for federal income tax purposes because the deemed organization will likely lack the corporate characteristics of limited liability and continuity of life. In addition, tax counsel does not believe that there are significant other factors to indicate that the organization should be treated as an association taxable as a corporation.

     If, contrary to tax counsel's opinion, the deemed organization is classified as an association taxable as a corporation or as a "publicly traded partnership," such Holders will be treated as shareholders of a corporation and (1) the taxable income of the organization will not be subject to the federal income tax imposed on corporations, (2) items of income, gain, loss and deduction will not flow through to the Holders to be accounted for on their individual federal income tax returns, and (3) distributions, if any, will be treated as corporate distributions to Holders, some or all of which might be taxable as dividends.

     Certain "publicly traded partnerships" are taxable as corporations. A publicly traded partnership for these purposes is a partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or its economic equivalent. No Interests, including Interests held by Holders that participate in the Charthouse rental pool, will be traded on an established securities market. Furthermore, it is not expected that any Interests will be readily tradeable on a secondary market or its economic equivalent. However, due to the factual nature of such a determination, no assurances can be given that such a market will not develop.

     The Company does not intend to seek a ruling from the IRS that the relationships created by the Charthouse rental pool create a partnership rather than an association taxable as a corporation for federal income tax purposes. No assurance can be given that the IRS will not successfully challenge the tax status of the relationships in connection with an audit of the returns of the Company, any of the Holders or the Charthouse rental pool, or that changes in the tax laws will not significantly modify the statements expressed herein. Prospective Holders should consult, and must depend on, their own tax advisor's advice concerning detailed application of partnership tax rules to their specific tax situations.

Returns of Charthouse Rental Pool

     The Charthouse rental pool will file annually a partnership information return on IRS Form 1065 and provide to each Holder that participates in the pool a Schedule K-1 indicating such Holder's allocable share of the rental pool's income, gains, losses, and deductions as determined for federal income tax purposes. If the information returns filed by the Charthouse rental pool are audited, any adjustments to items will be made at the pool level in unified proceedings before the I.R.S. and the courts, rather than in separate proceedings involving each Holder. There can be no assurance that the pool will not be audited and that adjustments will not be made.

Characterization of Interests

     The Company has requested a ruling from the IRS that an Interest will not be characterized as a conveyance of real property. In a previous, nonbinding administrative ruling, the IRS has characterized a vacation license as a contract to provide future services much like that of a hotel reservation, but for a much longer period of time. In distinguishing a vacation license from a lease or conveyance of real property, the IRS noted that a vacation license holder has the right to receive future hotel-like services and that a vacation license holder generally does not have a right to occupy specific premises during a determinable period of time. In contrast, the IRS noted that a conveyance and a lease both grant a right to occupy a defined physical area or specific premises for a fixed or determinable time.

Taxation of Holders

     Each Holder will be liable for federal and applicable state and local income taxes on any income earned by his or her Interest, including any allocable share of income from the Charthouse rental pool, and any gain realized on the sale or other disposition of his or her Interest. If the Interest is disposed of after a one-year holding period, any resulting gain will be taxed at capital gain rates, provided the Interest is a capital asset in the hands of the Holder.

     A Holder's right to deduct, and the extent to which he or she may deduct, expenses associated with ownership of an Interest will depend on how the Interest is used by the Holder.

Personal Use of Interest

     If the Holder makes personal use of his or her Interest, any expenses incurred in connection with the acquisition and ownership of the Interest will not be deductible for federal income tax purposes. In certain circumstances, however, a Holder may be allowed a deduction for interest expense incurred in connection with the acquisition of an Interest.

     Generally, a Holder who finances the acquisition of an Interest that will be used for personal purposes will not be entitled to deduct the interest expense associated with the debt because such interest will be characterized as "personal interest" under Section 163(h) of the Code. The interest expense will not be deductible as "qualified residence interest" under
Section 163(h) of the Code unless an Interest is treated as a "qualified residence." If an Interest is a vacation license for income tax purposes, it will not be treated as a "qualified residence."

     If a Holder finances the acquisition of an Interest with debt qualifying as "home equity indebtedness" under Section 163(h) of the Code, the interest expense associated with such debt will be deductible for tax purposes. Holders should consult their own tax advisors in determining whether any debt used to acquire an Interest is "home equity indebtedness" under the Code.

Rental Arising From Unit Weeks

     If the Holder rents all or part of his Unit Weeks, including rentals through the Charthouse rental pool, to a third party, the extent to which he or she may deduct expenses incurred in connection with the renting of such Unit Weeks will depend upon:
(1) whether the rental activity is engaged in with the intent of making a profit (Section 183); (2) whether the expenses are incurred in connection with the production of income or for the management, conservation, or maintenance of property held for the production of income (Section 212) or whether the expenses are incurred in connection with a trade or business (Section 162);
(3) whether the rights obtained under an Interest constitutes a "dwelling unit" (Section 280A); (4) whether the rental activity is a "passive activity" (Section 469); and whether the "at-risk" rules apply (Section 465).

Section 183

     Code Section 183 will allow a Holder to deduct losses incurred in connection with the renting of his or her Unit Week, including rentals through the Charthouse rental pool, only if the renting of the Unit Weeks is engaged in with the intent and reasonable expectation that the activity will produce a taxable profit within a reasonable period of time. If the rental activity is not engaged in for profit (so-called "hobby losses"), expenses associated with the activity are deductible only to the extent of income produced by the activity.

     Those expenses, if any, that are deductible even if an Interest is used for personal use are deductible regardless of whether they exceed the revenue produced by renting an Interest. These expenses, however, reduce the amount of hobby income against which other hobby expenses can be offset. To the extent there is remaining hobby income after reduction for these expenses, other expenses may be deducted to the extent of remaining hobby income. These deductions must be adjusted for personal use, however, and are subject to the two-percent limitation on miscellaneous itemized deductions under Code
Section 67(a). The Regulations under Code Section 183 provide rules for allocation of expenses to the specific categories of expenses described in this paragraph and adjustment of certain expenses for personal use.

     In determining whether an activity is engaged in for profit,
Section 1.183-2 of the Regulations provides that all facts and circumstances are to be taken into account and no one factor or adding up of factors is to be determinative. The Regulations list nine factors that should normally be taken into account, but caution that other factors may also be considered. The nine factors listed in the Regulations are:

     1. The manner in which the taxpayer carries on the activity, i.e., whether it is businesslike, whether complete and accurate books and records are maintained, and whether it is carried on in a manner that is substantially similar to activities of the same nature carried on by others at a profit.

     2.   The expertise of the taxpayer or his advisors.

     3. The time and effort expended by the taxpayer. The fact that the taxpayer devotes a limited amount of time to an activity does not necessarily indicate a lack of profit motive where the taxpayer employs competent and qualified persons to carry on the activity.

     4. The expectation that assets used in the activity may appreciate in value. If the taxpayer seeks to rely on asset appreciation as a basis for determining that renting is engaged in for profit, the holding of an Interest for appreciation and the renting of it may well be deemed two separate activities, thereby disallowing any deductions for maintenance and operating expenses, but allowing deduction of expenses directly attributable to holding an Interest. However, if the rental income exceeds the operating, maintenance, and other costs not directly attributable to the holding of an Interest so as to reduce the net costs of holding the Interest for appreciation, a single activity of owning and operating the Interest should be recognized. The Regulations under Code Section 183 provide rules for allocating expenses between activities in circumstances in which such allocation is required.

     5. The success of the taxpayer in carrying on other similar or dissimilar activities.

     6. The taxpayer's history of income or losses with respect to the activity. A series of losses during the initial or start-up stage of an activity may not necessarily be an indication that the activity is not engaged in for profit, particularly where the realization of profit within a reasonable time occurs.

     7. The amount of occasional profits, if any, which are earned.

     8. The financial status of taxpayer, i.e., whether or not he or she has substantial income against which operating losses can be offset, generating a tax benefit, which factor normally will be adverse to the taxpayer, especially if there are personal or recreational elements involved.

     9. Elements of personal pleasure or recreation. The presence of personal motives in carrying on of an activity may indicate that the activity is not engaged in for profit, especially where there are recreational or personal elements involved. On the other hand, a profit motivation may be indicated where an activity lacks any appeal other than profit. It is not, however, necessary that an activity be engaged in with the exclusive intention of deriving a profit or with the intention of maximizing profits. An activity will not fail the profit motive test merely because the taxpayer has purposes or motivations other than solely to make a profit. Also, the fact that the taxpayer derives personal pleasure from engaging in the activity is not sufficient to cause the activity to be classified as not engaged in for profit if the activity is in fact engaged in for profit as evidenced by other factors.

     Code Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carry forwards) is realized in three out of five consecutive years. On the other hand, failure to meet this test apparently does not create a converse presumption. In order to allow the presumption to work, a Holder is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he or she first purchased his or her Interest and engaged in rental activity. A Holder should make an election as prescribed in the Regulations under Code Section 183 to preserve the ability to take advantage of this presumption and the delay in determining its application. However, a Holder should note that the Company makes no assurances or representations concerning whether a Holder can expect a profit for renting an Interest within four years.

     Tax counsel is unable to opine as to whether the renting of an Interest is an activity engaged in for profit. The activities, operation and usage of a particular Holder determine whether an Interest is held for profit or whether the renting of an Interest is an activity engaged in for profit.

Sections 162 and 212.

     If a Holder establishes that his or her Interest is held with the intent of making a profit, thereby avoiding the disallowance rules of Code Section 183, a Holder will be able to deduct from income, subject to the limitations discussed below, the expenses incurred in connection with acquiring, holding and renting an Interest. Expenses, other than those which are deductible even if the Interest is used for personal use, must be reduced proportionately to the extent of the personal use of the Interest by the Holder.

     Under Code Section 162(a), expenses attributable to a trade or business carried on by a taxpayer may be deducted in computing adjusted gross income. Similarly, under Code Section 162(a)(4), a taxpayer may deduct from adjusted gross income expenses relating to the production of income under Code Section 212, where such expenses are attributable to property held for the production of rents or royalties. Thus, if an Interest is characterized as property held for the production of rents or royalties, a Holder is entitled to deduct expenses incurred in connection with acquiring, holding and renting an Interest from his or her adjusted gross income whether the Holder uses the Interest in a trade or business or holds the Interest for the production of income.

     There is no judicial or administrative guidance available concerning what constitutes "property held for the production of rents and royalties." However, in general legal terms, "rents" are payments for the use of property and "royalties" are payments for the use of intangible property. Because of the uncertainty in this area, there can be no assurance that an Interest will be characterized as property held for the production of rents and royalties and that the IRS will not be able successfully to challenge a Holder's characterization of an Interest as such and consequently disallow the deduction of certain expenses.

     If an Interest is not characterized as property held for the production of rents or royalties, the deductions of a Holder who holds an Interest for the production of income under Code Section 212 will be limited. Although Code Section 212 allows a deduction for all expenses incurred in connection with the production or collection of income and for the management and maintenance of property held for the production of income, Code
Section 67(b) characterizes such expenses as miscellaneous itemized deductions. Under Code Section 67(a), miscellaneous itemized deductions are deductible only to the extent that all of an individual taxpayer's miscellaneous deductions exceed two percent of his or her adjusted gross income.

     This two percent limitation applies only if a Holder acquires and holds an Interest for the production of income. If a Holder acquires and holds an Interest for use in a trade or business, expenses incurred in connection therewith (except to the extent such expenses are allocated to personal use of the Holder) are not subject to the two percent limitation. Thus, the determination of whether an Interest is held for the production of income under Code Section 212 or for use in a trade or business has significant tax consequences. Unfortunately, no bright light test has been used by the IRS or the courts in making this determination. Rather, the particular factual situation of a taxpayer is determinative. Tax counsel is therefore unable to render an opinion concerning the characterization of a Holder's Interest. Holders are advised to consult their individual tax advisors for assistance in making this determination.

Section 280A.

     Code Section 280A, which applies to a "dwelling unit" used by a taxpayer as a residence, limits the deduction of expenses (other than those expenses that are otherwise deductible even if an Interest is used for personal use) to rental income from the "dwelling unit." If a "dwelling unit" is not used as a residence, the taxpayer may use his or her deductions to offset other income to the extent such expenses exceed rental income. Code Section 280A applies to individuals, partnerships, trust, estates, and S corporations. Code Section 280A does not apply to a regular corporation, except in its capacity as a member of a partnership or S corporation or as a beneficiary of a trust or estate.

     Code Section 280A also establishes an expense allocation fraction to be used in apportioning deductions between personal and business use of a property to which Code Section 280A applies. The expense allocation formula permits deduction of the fraction of the expenses associated with the property (other than those that are otherwise deductible even if a property is used for personal use) of which the numerator is the days the property is actually used for business and the denominator of which is the total of the days the property is actually used (either for business or personal use). With respect to time sharing arrangements, all owners usage is aggregated in determining the numerator and denominator of the fraction. This allocation formula applies if a property is used for personal use on even one day. If an Interest is a "dwelling unit," it is possible that Interests held by other Holders could be aggregated with the Interest held by a particular Holder, with the result that even a Holder that never used an Interest for personal purposes could, nevertheless, have otherwise deductible expenses reduced pursuant to Code Section 280A.

     Code Section 280A only applies to "dwelling units." A "dwelling unit" is defined by the Code and related Regulations as a house, apartment, condominium, mobile home, boat or similar property, that provides basic living accommodations such as sleeping space, toilet and cooking facilities. The Code Section 280A definition of "dwelling unit" is broad and characterization of property for purposes of Code Section 280A is not affected by local law which classifies property as other than a "dwelling unit." Although tax counsel believes an Interest is an intangible asset, namely a vacation license, the language of Code
Section 280A may be broad enough to include an Interest within the term "dwelling unit." Because of the uncertainty in this area, the Company has requested a ruling from the IRS that an Interest and the rights afforded a Holder under a License do not constitute a "dwelling unit" under Code Section 280A. However, no assurances can be given that the IRS will find that an Interest and related License are not a "dwelling unit," or that the IRS will rule on the question at all.

Passive Activity Income and Loss

     The Code further limits the deductibility of losses in certain circumstances by providing that passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, certain closely held corporations may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive activity income, not wages or portfolio income (such as dividends, interest, annuities and royalties). Any passive activity losses in excess of passive activity income in one year may be used to offset passive activity income in future years. Upon disposition of the investor's entire interest in the passive activity, all suspended losses from such activity are specially allowable by reason of the disposition.

     In general, a passive activity is one which: (1) is a trade or business activity in which the taxpayer does not materially participate; or (2) is a rental activity.

     For purposes of the passive loss rules, a taxpayer may have a trade or business activity even if the taxpayer does not meet the general standard under Code Section 162 (discussed previously). Under Code Section 1.469-1T(e)(2)(ii) of the Regulations, a trade or business activity includes an activity that is engaged in for the production of income. Thus, expenses that are otherwise deductible under Code Section 212 may be subject to disallowance under the passive activity loss rules.

     Trade or business activities are treated as passive unless the taxpayer materially participates in the activity. Under Code
Section 469, a taxpayer is not treated as materially participating in an activity unless his or her involvement in the operation of the activity is regular, continuous, and substantial. The Regulations interpret this standard by providing that a taxpayer materially participates in an activity if and only if the taxpayer meets any one of seven tests. The first six tests are quantitative, whereas the seventh test involves a consideration of the facts and circumstances of a taxpayer's involvement in an activity.

     Tax counsel believes that it is very unlikely that a Holder will be treated as materially participating under any of these seven tests in any activity associated with a business use of his or her Interest because, under the terms of the Charthouse Suites Vacation License Plan, sole authority for the management and operation of Chart House Suites hotel resides in the Company. Therefore, income or loss generated by a Holder's use of his or her Interest will probably be passive income or loss.

     Under the passive loss rules, rental activities are treated as passive without regard to whether they involve the conduct of a trade of business or whether the taxpayer has materially participated. Rental activity is any activity where payments are principally for the use of tangible property. If an Interest is a vacation license rather than a real property conveyance, it initially appears that the renting of an Interest should not be considered a rental activity because the Interest is not tangible personal property, but rather an intangible asset. However, the Regulations provide that where the actual or prospective customers' payments are principally for the use of tangible property, the activity is a rental activity, even if payments are made pursuant to a service contract or other arrangement that is not denominated as a lease.

     There are several exceptions provided by the Regulations to treatment as a rental activity. They include:

     1. The average customer use for such taxable year is seven days or less.

     2. The average period of customer use is 30 days or less, and significant personal services are provided by or on behalf of the owner of the property in connection with making the property available for use by customers.

     3. Extraordinary personal services are provided by or on behalf of the owner of the property in connection with making the property available to customers (i.e. hospitals).

     4. The rental activity is incidental to nonrental activities of the taxpayer.

     5. The activity involves customarily making property available during defined business hours for nonexclusive use by customers (i.e. golf courses and health clubs).

     6. The activity involves the provision of property to a pass-through entity or joint venture in which the taxpayer owns an interest.

     7. An activity that involves the rental of a dwelling unit used by the taxpayer as residence, as determined under Code Section 280A, is not a rental activity.

Under certain of the exceptions, it appears that, if renting of a Holder's rights under a License were within the meaning of a rental activity, that it would nevertheless be excluded under the exceptions. For example, average customer use might be 30 days or less and significant personal services are provided. It is unclear, however, how to apply these tests in the context of time-sharing arrangements as no administrative or judicial guidance is available.

     In the final analysis, it probably does not matter if the activity is a rental activity or not. In any event, it will be passive. If it is a rental activity, it is per se passive. If it is not a rental activity, it will be a passive activity if a Holder does not materially participate. As previously indicated, tax counsel believes that it is unlikely that any Holder will materially participate in any activity connected to his or her Interest.

"At Risk" Rules

     In addition to the above limitations imposed upon the deductibility of losses Section 465 of the Code further limits the deductibility of losses by individual taxpayers from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a taxpayer because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. In determining the amount of loss, if any, disallowed under Code Section 465, Code Sections 183 and 280A are applied prior to the application of Code Section 465 and Code Section 469 is applied after any limitation under Code Section 465 is determined.

     A taxpayer will initially be considered to be "at risk" in an activity to the extent of (1) the amount of money and the adjusted basis of other property contributed to the activity by the taxpayer; (2) amounts borrowed by the taxpayer for use in the activity, except as described below, provided the taxpayer is personally liable for the repayment of such borrowed amounts or has pledged property (other than property used in the activity) as security for the repayment of such borrowed amounts; and
(3) the taxpayer's share of any "qualified nonrecourse financing" which is secured by real property used in the activity. A taxpayer is not considered to be "at risk" to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or similar agreements.

     If, as tax counsel concludes, an Interest is characterized as a vacation license, the at-risk rules of Code Section 465 will not apply to any activity engaged in by a Holder in connection with the ownership of an Interest. A vacation license is an intangible asset. Code Section 465 applies only to the renting of Code Section 1245 property, which generally is limited to tangible personal property. If an Interest is found to be a conveyance of real property or a lease, contrary to tax counsel's opinion, Code Section 465 would apply and could further limit deduction of losses by a Holder.

Depreciation/Amortization

     Code Section 167 allows a depreciation deduction for property used in a taxpayer's trade or business or for property held by the taxpayer for the production of income. Under Section 1.167(a)-3 of the Regulations, an intangible asset may be the subject of a depreciation deduction if the intangible asset has a limited and ascertainable useful life. Code Section 197 provides that the acquisition cost of certain intangible assets is amortized over a 15 year period. An Interest is not a "section 197 intangible."

     If an Interest is characterized as a vacation license, an intangible asset, a Holder who uses his or her Interest in a trade or business or for the production of income, will be entitled to a depreciation deduction equal to the acquisition cost of the Interest. A ratable portion of the acquisition cost will be deductible each tax year as depreciation, over the life of the Interest, adjusted each year for any personal use of the Interest by the Holder. Because the Holder has the right to terminate the License, the acquisition cost will not include any amount that has not been paid (or, in the case of an accrual basis taxpayer, is not yet due and payable).

     Code Section 179 allows a taxpayer (other than trusts, estates, and certain noncorporate lessors) to expense certain depreciable business assets in the year of acquisition by electing to treat the cost of new property as an expense rather than as a capital expenditure subject to depreciation. The deductions for which the election is made are allowed for the tax year in which the Code Section 179 property is placed in service and are in lieu of a depreciation deduction. Generally, a taxpayer may elect to expense only tangible personal property under Code Section 179. Therefore, regardless of whether an Interest is an intangible vacation license, a conveyance of real property or a lease, a Holder will not be able to expense acquisition costs under Code Section 179.

Alternative Minimum Tax

     Taxpayers are subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of an Interest might create or increase their potential AMT liability.

Corporate Investors

     Code Section 183 does not apply to corporate Holders.  Code
Section 280A does not apply to corporations not electing Subchapter S treatment. Code Section 469 applies only to certain closely held C corporations and personal service corporations. However, deduction of expenses associated with the acquisition and ownership of an Interest by a corporation may be completely disallowed or substantially restricted.

     Code Section 274(a)(1) specifically disallows any deduction relating to an "entertainment facility." Judicial decisions indicate that any expenses attributable to the upkeep of such property, or for the continuing enjoyment of the property (i.e. depreciation, maintenance, insurance, etc.) are nondeductible, regardless of whether they are attributable to the business use of the property. In other words, the cases emphasize that no deduction really means no deduction, even where facilities are used both for business and entertainment. The term "entertainment facility" has been broadly interpreted and tax counsel has advised that it is likely that an Interest will be held to be an "entertainment facility" within the meaning of Code
Section 274.

     Code Section 274(e) does provide for certain exceptions to the entertainment facility disallowance rule. Expenses incurred in connection with an entertainment facility, but that are treated as compensation to an employee, are not disallowed. Similarly, expenses incurred by a taxpayer that are directly related to business meetings of the taxpayer's employees, stockholders, agents or directors are not disallowed. While this exception will apply to bona fide business meetings even though some social activities are provided, it will not apply to meetings which are primarily for social or nonbusiness purposes rather than for the transaction of the taxpayer's business.

     There are other exceptions to the general rule of disallowance as well. The discussion contained herein is not a complete treatise on the ownership of an Interest by a corporation. There are numerous issues involved in corporate ownership and corporations should obtain tax advice from their own counsel before purchasing an Interest.

Future Developments

     The President and Congress and various states continue to discuss and propose additional changes to the tax laws which could impact the tax consequences to Holders. Holders are urged to consult with their own tax advisers and counsel.

State and Local Taxes

     In addition to the federal income tax considerations described above, investors should consider potential state and local tax consequences of the purchase of an Interest. Prospective investors should consult with, and must depend upon their own tax advisors for a complete evaluation of the state and local tax considerations relating to the purchase of an Interest.

                   CERTAIN FLORIDA TAX MATTERS

     The discussion below is limited to the material provisions of the state and local taxes specifically enumerated and is not intended to be a comprehensive discussion of all state and local tax consequences of the purchase of an Interest.

Excise Taxes on Documents.

     Excise Tax on Transfers of Real Estate. Under Florida law, an excise tax is imposed at the rate of 70 cents for each $100 of consideration paid on deeds and other instruments that transfer interests in real property. Although the Company has been advised by the Florida Department of Revenue (the "Department") that an Interest is not a transfer of an interest in real property under Florida law, the Department has informally advised tax counsel that this excise tax will apply at the time of the sale of an Interest and will be imposed on the subscription price of an Interest (less any sales discounts). The Company will be required to collect the tax at the time an Interest is sold. The purchaser of an Interest will be liable for this excise tax as follows:

                                            Tax Payable
                      Subscription Price   (Exclusive of
                                          Any Discounts)
     Class A Interest       $17,000           $119.00
     Class B Interest        20,000            140.00
     Class C Interest        26,500            185.50
     Class D Interest        36,500            255.50
     Class E Interest        39,500            276.50
     Class F Interest        61,000            427.00

     Excise Tax on Stock Certificates. Under Florida law, an excise tax is imposed at the rate of 35 cents on each $100 of face value on certificates of stock or shares evidencing an ownership interest in any corporation. The Department has informally advised tax counsel that this excise tax will be imposed on the subscription price of an Interest only if the subscription agreement for the Interest is accepted by the Company in Florida. The Company has advised tax counsel that it intends to accept all subscription agreements for the purchase of Interests in Wisconsin and therefore, under these circumstances, the sale of an Interest will not be subject to this excise tax.

     Excise Tax on Promissory Notes. Florida also imposes an excise tax on promissory notes at the rate of 35 cents per $100 of indebtedness evidenced by the promissory note. Therefore, to the extent the Holder of an Interest elects to pay on an installment basis for an Interest, this excise tax will be imposed on the principal amount of the obligation owed by a Holder. However, the Department has advised tax counsel that this excise tax will be imposed only if the subscription agreement is executed or delivered in Florida.

     Because of the complexity and uncertainty in this area, the Company has received a ruling from the Department concerning the application of the excise taxes described in this section to the purchase of an Interest by a Holder which has been received.

Sales Taxes.

     Under state and local law in Florida, a combined sales tax of eleven percent is imposed on the rental, leasing, letting or granting of a license for the use of real property or transient living accommodations located in Pinellas County. The eleven percent tax is comprised of the following: (1) a Florida state sales tax of six percent, (2) a local county sales tax of one percent, and (3) a tourist development tax of four percent. Because an Interest is treated as a security for state excise tax purposes and is subject to the excise taxes described above, the Department has informally advised tax counsel that the purchase of an Interest will not be subject to the combined sales tax.
For similar reasons, the Department has advised tax counsel that the receipt of annual dues paid to the Company by the Holder of an Interest, which will be utilized by the Company to cover the maintenance and other expenses of the hotel and for the administration and management of property associated with the security, are also not subject to the combined sales tax.

     The Department has also advised tax counsel that the rental of a Holder's allotted Unit Weeks under the Charthouse rental pool will be the rental of transient accommodations subject to the combined sales tax. Suites, as agent for the Holder of an Interest, will register as a dealer and remit the applicable combined sales tax due on receipts from the rental of suites in the Charthouse rental pool.

     Because of the complexity and uncertainty in this area, the Company has received a ruling from the Department (1) that the sale of an Interest and the payment of annual dues will not be subject to the combined sales tax, and (2) that the Company, acting as rental agent, may collect and remit the combined sales tax on payments collected in connection with the rental of Holders' suites under the Charthouse rental pool.

     Upon proper notice, a Holder may use one or more of his or her allotted Unit Weeks for personal use. In the opinion of tax counsel, because the Interests are treated as securities, the personal use of a suite by a Holder will not be subject to the combined sales tax. However, the law is uncertain in this area and no assurance can be given that the Department could not successfully assert that a Holder is liable for the combined sales tax on the personal use of a suite. Holders must consult with, and must depend upon the advice of their own tax advisors. The Company does not intend to seek a ruling from the Department that the personal use of a suite for one or more weeks by the Holder is not subject to the combined sales tax.

     Upon proper notice, a Holder may also rent one or more of his or her allotted Unit Weeks to a third party. Tax counsel has advised that the rental of one or more of a Holder's allotted Unit Weeks will be the rental of transient accommodations subject to the combined sales tax. The Holder will be required to collect and remit the combined sales tax on the gross rental proceeds.


     LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Certain indemnification agreements to be entered into with Charthouse, and the Company's Articles of Incorporation and Bylaws require the Company to indemnify the director and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any such claim or liability by reason of their services in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     The Company will enter into indemnification agreements with each of its officers and directors. The indemnification agreements will require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Charthouse also must indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreement, and cover officers and the directors under Charthouse's liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and Bylaws, it provides greater assurance to the director and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the director or by the Holders to eliminate the rights it provides.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to director, officers or persons controlling Charthouse pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Prior to seeking court approval for indemnification, Charthouse will cause the party seeking indemnification to apprise court of the position of state administrators and the Securities and Exchange Commission with respect to indemnification for securities laws violations and to submit to such court the question whether such indemnification is or is not against public policy as expressed in the Securities Act (in light of the position of the state administrators and the Securities and Exchange Commission).


                          LEGAL MATTERS

     Quarles & Brady, Milwaukee, Wisconsin, has passed upon the validity of the issuance of the Interests offered pursuant to this Prospectus and on certain tax matters as described under "Federal Income Tax Considerations." Quarles & Brady has in the past represented and is presently representing the Company and Decade Properties, Inc. in certain other matters. Holders should not consider Quarles & Brady to be their legal counsel with respect to this Offering or any other related matter, and are strongly encouraged to seek the advice of qualified and independent legal counsel with respect to entering any of the agreements or contracts contemplated by this Offering and any other related matters, including counsel for the tax considerations of a purchase of an Interest.

     There are currently no pending legal proceedings which would have a material adverse affect on the Company, nor are there any proceedings in process or known to be contemplated by any governmental authority which would have a material effect on the Company.

                             EXPERTS

     The balance sheet of Charthouse dated as of December 31, 1996 appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The audited income statements of Chart House Suites for the fiscal years ending November 30, 1994 through 1996 have been audited by Virchow Krause & Company, independent auditor, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          FINANCIAL STATEMENTS AND RELATED INFORMATION

                         Balance Sheet



                         Charthouse Suites Vacation

                         Ownership, Inc.



                         December 31, 1996


         Charthouse Suites Vacation Ownership, Inc.

                        Balance Sheet


                      December 31, 1996

                          Contents



Report of Independent Auditors                             1

Balance Sheet at December 31, 1996                         2

Notes to Balance Sheet                                     3

           Report of Independent Auditors



The Board of Directors
Charthouse Suites Vacation Ownership, Inc.


We have audited the accompanying balance sheet of Charthouse Suites Vacation Ownership, Inc. (the
Company) as of December 31, 1996. This balance sheet is the responsibility of the Company's management.
Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at December 31, 1996, in conformity with generally accepted accounting principles.




Milwaukee, Wisconsin
January 24, 1997

     Charthouse Suites Vacation Ownership, Inc.

                    Balance Sheet

                  December 31, 1996



Assets
Cash                                       $    1,979
Prepaid expenses                                8,021
                                            $  10,000

Shareholder's equity
Common stock, par value $.01 per share,
 authorized 100,000 shares,
 issued 1,000 shares                     $         10
Paid-in capital                                99,990
                                              100,000
Less stock subscription receivable             90,000
Total Shareholder's equity               $     10,000

     Charthouse Suites Vacation Ownership, Inc.

               Notes to Balance Sheet

                  December 31, 1996



1. Organization, Description of Business and Planned
Offering

Charthouse Suites Vacation Ownership, Inc., a
Florida Corporation (the Company) was formed on
April 16, 1996, to facilitate the sale of interests to rent or use the Chart House Suites Hotel (the
Hotel). The Company has the right to sell A, B, C,
D, E and F Class Interests (the Interests) pursuant to a Master License Agreement with Decade
Properties, Inc. (Decade, an affiliate of the Company and owner of the Hotel). Under the Master
License Agreement, the Company must pay Decade license payments equal to cash proceeds, net of offering expenses, that the Company receives upon the sale of the Interests as defined in the Master
License Agreement. Purchasers of the Interests will have the right to use for two specific consecutive weeks of every Spring, Summer, Fall and Winter season until December 31, 2050, a hotel suite of a certain category in the Hotel. Owners of the Interests do not acquire an ownership or equity interest in the Company, but pursuant to the Charthouse Suites Vacation License Plan will acquire a license right to utilize a suite in the Hotel.

The Company plans to offer for sale the following
Interests:


Class of Interest               Number of             Price per
                                Interests             Interest

A Interest                         36                 $17,000
B Interest                         24                  20,000
C Interest                         36                  26,500
D Interest                         36                  36,500
E Interest                         12                  39,500
F Interest                          6                  61,000

     Charthouse Suites Vacation Ownership, Inc.

               Notes to Balance Sheet

                  December 31, 1996


1. Organization, Description of Business and Planned
Offering (continued)

Assuming the maximum number of Interests are sold, the gross proceeds from the sale will be approximately $4,200,000 exclusive of offering expenses. The proceeds raised from the sales of Interests will be remitted to Decade as payment for amounts owed under the Master License Agreement with the Company (discussed above). If fewer than 76
Interests are sold by December 31, 1997, the Company has an option to cancel the underlying licenses and return the entire subscription amount, reduced by certain payments or benefits received, to investors.

Holders of Interests will be required to share in the annual maintenance and other related costs, expenses and reserves of providing the Hotel services and property and equipment for their suite in the Hotel. Holders will be assigned a proportionate share of such expenses based upon a defined formula pursuant to a Property Management
Agreement with Decade allocating fixed and variable costs to their respective class of Interests.

An investor may finance the purchase of an Interest through the Company by paying at least 25% of the subscription price and entering into a subscription agreement for the remainder of the subscription price to be payable in 360 monthly installments with increased licensing payments of 9% per year which have the effect of an interest charge on the amounts outstanding.

Under a Guaranteed Rental Arrangement, developed as an incentive to early purchasers of Interests, the Company has guaranteed that investors, purchasing
Interests within one year of the effective date of the planned offering, will receive guaranteed rental payments, as defined, at varying rates, in exchange for the use of Hotel suites. All rights exchanged for the use of the Hotel suites must be exercised no later than five years after the effective date of the offering. Alternatively, investors purchasing
Interests within one year of the effective date of the offering may elect to receive a cash discount ranging from 1.5% to 5% applicable to the subscription price (depending on the date an Interest is purchased) in lieu of the Guaranteed
Rental Arrangement.

     Charthouse Suites Vacation Ownership, Inc.

               Notes to Balance Sheet

                  December 31, 1996

2. Shareholder's Equity

On April 16, 1996, the Company's sole shareholder entered into a subscription agreement to purchase
100 shares of the Company's common stock for $1,000 per share or an aggregate subscription price of $100,000. As of December 31, 1996, the sole shareholder had paid $10,000 of the subscribed amount.

3. Transactions with Related Parties

In addition to the related-party transactions summarized above, affiliates of the Company will provide management and consulting services to the Company including the rental services pursuant to agreements with the Hotel.

Decade will be employed by the Company to provide property management services to the Hotel. The
Company has entered into a Property Management
Agreement with Decade whereby Decade will manage the Hotel until December 31, 2050, for a fee of $2,500 a month (such fee to increase by the CPI index increase on the first of each year beginning January
1, 1997) plus reimbursement of defined expenses. The
Property Management Agreement provides for a payment to Decade equal to the present value (using a 3% discount rate) of the remaining future payments to be received in the event Decade is removed in part or whole, as the property manager.

Holders of the Interests may utilize the Company's rental services if they do not want to or cannot use one or more of their allotted weeks of each year.
Decade will provide rental services for a fee equal to 5% of the rental revenue. Interest holders may also seek to have Decade enter into individual property management agreements.

DPI Construction and Engineering Corp. (DPIC), an affiliate of the Company, is engaged in the general contracting business. The Company may enter into agreements with DPIC whereby DPIC will provide services in connection with renovation and remodeling work on the Hotel.

Decade and affiliates will be reimbursed for the actual cost of goods and materials used by or for the Company, including the following general functions of the Company: Company operations, Company accounting, investor communications, investor documentation, legal services, tax services, computer services, risk management,
Company

     Charthouse Suites Vacation Ownership, Inc.

               Notes to Balance Sheet

                  December 31, 1996


3. Transactions with Related Parties (continued)

organizational and offering expenses, and any other related operational and administrative expenses necessary for the organization and operation of the Company.

4. Offering Costs

As of December 31, 1996, $133,906 of legal and accounting fees had been incurred by Decade related to the planned offering discussed in Note 1. The
Company has agreed to indemnify and reimburse Decade for such costs only if the planned offering occurs and sufficient funds become available. At that time, the Company will record such amounts in its financial statements.

5. Income Taxes

The Company is taxed on its income for federal and state income taxes under the laws of subsection "C" of the Internal Revenue Code. No provision for income taxes was recorded as of December 31, 1996, and the Company has not commenced operations.

6.   Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                       CHART HOUSE SUITES
                       Clearwater, Florida


                STATEMENTS OF OPERATING REVENUES
                      AND CERTAIN EXPENSES

            Including Independent Accountants' Report

                November 30, 1996, 1995 and 1994

                       CHART HOUSE SUITES


                        TABLE OF CONTENTS
                 November 30 1996, 1995 and 1994







Independent Accountants' Report                                 1

Statements of Operating Revenues and Certain Expenses           2

Note to Financial Statements                                    3

Virchow, Krause & Company, LLP
Certified Public Accountants & Consultants




                 INDEPENDENT ACCOUNTANTS' REPORT



To the Board of Directors
Decade Properties, Inc.
Brookfield, Wisconsin

We have audited the accompanying statements of operating revenues and certain expenses of Chart House Suites for the years ended November 30, 1996, 1995 and 1994. The financial statements are the responsibility of the Partnership's management. Our responsibility to express an opinion on the accompanying statements of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying revenues and certain expenses for the years ended November 30, 1996, 1995 and 1994, presents fairly, in all material respects, the operating revenues and certain expenses, exclusive of those described in Note 1, of Chart House Suites for the years ended November 30, 1996, 1995 and 1994, in conformity with the basis of accounting described in
Note 1 to the accompanying schedules.

This report is intended solely for purposes of compliance with form S-11, Registration Statement under the Securities Act of
1933, and should not be used for any other purposes.


                                   VIRCHOW, KRAUSE & COMPANY, LLP

Waukesha, Wisconsin
January 9, 1997

                       CHART HOUSE SUITES


      STATEMENTS OF OPERATING REVENUES AND CERTAIN EXPENSES
      For the Years Ended November 30, 1996, 1995 and 1994



                                      1996      1995     1994
OPERATING REVENUES
 Total rental income               $452,981  $327,031  $72,687

OTHER INCOME
 Telephone                           10,412     9,840    3,328
 Miscellaneous/other                  1,663     2,901      349
 Sales tax income                       650       582      152
 Interest income                      1,495       767      325
  Total Other Income                 14,220    14,090    4,154
   Total Operating Revenues         467,201   341,121   76,841

CERTAIN EXPENSES
Salaries
 Salaries-administration              6,221     5,161        -
 Salaries-housekeeping               27,361    24,698    7,620
 Manager on-site                     24,056    17,226    8,321
 Operations/front desk               27,386    17,226    8,321
 Salaries-maintenance/grounds        15,174    13,026   13,981
 Payroll taxes (included above)           -         -        -
 Management fee                      27,179    16,311        -
   Total Salaries                   127,377    93,648   38,243


Direct Expenses
 Insurance                           12,492    11,048   12,488
 Maintenance services/supplies       11,922     8,352    5,108
 Electric-units                      15,868    14,613    9,115
 Propane gas                          4,020     1,272        -
 Water/sewer                          9,432     8,287    7,286
 Trash removal                        2,067     1,681    1,004
 Cable television                     3,741     3,084    1,870
 Grounds                              2,575     1,238    1,725
 Sales and marketing                 19,659    24,246   21,858
 Telephone                           10,201     9,646    5,218
 Laundry/cleaning supplies            8,976     8,641   12,820
 Real estate tax                     27,595    24,867   15,114
 Administrative miscellaneous        21,739    24,436   17,450
  Total Direct Expenses            $150,287  $141,411 $111,056

                                      1996     1995       1994
REPAIR AND MAINTENANCE EXPENSES
 Roof                              $       - $       - $       -
 Painting                              1,943       470       510
 Furniture/equipment/interior         18,219    31,744    10,949
 Pool maintenance                        758     3,554         -
 Pavement                                  -         -    13,792
 Reserved for others                   4,194     1,802     5,666
  Total Repair and                    25,114    37,570    30,917
  Maintenance Expenses


Total Expenses                       302,778   272,629   180,216


EXCESS OF OPERATING REVENUES
 OVER CERTAIN EXPENSES             $ 164,423 $  68,492 $(103,375)



























                    See Accountants' Report.

                       CHART HOUSE SUITES


                   NOTE TO FINANCIAL STATEMENT
                November 30, 1996, 1995 and 1994



NOTE 1 - Nature of Business and Significant Accounting Policies



  Nature of Business

Chart House Suites is a 25 unit hotel complex located in Clearwater, Florida. While the hotel was owned for the whole year in 1994, it opened for business on April 21, 1994.

  Basis of Accounting

The accompanying statements of operating revenues and certain expenses reflect income and expenses that are directly attributable to the operations of the hotel complex, and that are not dependent upon a particular owner of the property. As a result, certain expenses which are included in the accounting records of the property are not included in the accompanying financial statements. These expenses are depreciation, amortization, mortgage interest, and certain office and administrative expenses.

  Repairs and Maintenance

Ordinary maintenance and repairs are charged to operations when incurred, while expenditures which significantly increase asset lives or values are capitalized.

                            GLOSSARY

     A. "Annual Assessment" means the share of funds required for the payment of Common Expenses which is assessed annually against a Licensee by Charthouse Suites Vacation Ownership, Inc.

     B. "Articles" means the Articles of Incorporation of Charthouse Suites Vacation Ownership, Inc.

     C. "Assigned Unit" means the Unit of a certain category of hotel suite assigned to a Licensee by the Company at the time of conveyance of a Time Share License which such Licensee shall occupy during the Licensee's "Assigned Unit Week" (as hereinafter defined).

     D.   "Assigned Unit Week" means the Unit Week assigned to a
Licensee by the Developer at the time of conveyance of a Time
Share License.

     E.   "Board" means the Board of Directors of Charthouse
Suites Vacation Ownership, Inc.

     F.   "By-Laws" means the By-Laws of Charthouse Suites
Vacation Ownership, Inc.

     G. "Common Amenities" means those areas not included as part of the Resort Facility which are to be used by Licensees of the Resort Facility and other hotel guests. The Common Amenities shall consist of a swimming pool, administrative office and laundry facilities. The Common Amenities may be expanded from time to time in the sole discretion of the Developer in the manner provided for in the Plan. Licensees of the Resort Facility shall not acquire any direct ownership in the Common Amenities, however, the Common Amenities initially provided for by the Company, as described herein, shall be leased by Charthouse Suites Vacation Ownership, Inc. pursuant to the provisions set forth in the Master License Agreement and available for reasonable use by Licensees.

     H.   "Common Areas" means those portions of the Resort
Facility which are not included in the Units and specifically excludes any portion of the Common Amenities.

     I. "Common Expenses" means costs incurred in the operation of the Resort Facility, the Common Amenities, and Common Areas and includes:

          1. Costs relating to or incurred in the operation, maintenance, repair or replacement of the Units, the Common Areas, the Common Amenities, including, but not limited to, real estate taxes, costs of carrying out the powers and duties of Charthouse Suites Vacation Ownership, Inc., costs of fire and extended coverage insurance; and

          2. Any other expenses designated as "Common Expenses" in accordance with applicable law by Charthouse Suites
     Vacation Ownership, Inc. in its sole discretion or as set forth in the Vacation License Plan.

     J. "Charthouse rental pool" means the income generated from the rental of Unit Weeks placed in pool the plus miscellaneous income from operating the Charthouse hotel such as telephone income.

     K.   "Developer" or the "Company" means Charthouse Suites
Vacation Ownership Inc., a Florida corporation, its grantees, successors and assigns.

     L. "License" means a right to occupy a time share unit, terminating on December 31, 2050, which right is neither coupled with a freehold interest nor coupled with an estate for years with a future interest in a time share property, as described in the Plan.

     M.   "Interests" means Class A, B, C, D, E, and/or F
Charthouse Suites Vacation Investment and Ownership Interests described in the prospectus and the Charthouse Suites Vacation
License Plan and are a sublicense of the Master License Agreement between the Company and Decade Properties, Inc.

     N. "License" means the ownership of a time share license which is an estate for years, terminating on December 31, 2050.

     O. "Licensee" means a person to whom the Company has conveyed of record a Time Share License, his heirs, successors and assigns.

     P.   "Plan" or "Vacation License Plan" or "Time Sharing
Plan" means the Charthouse Suites Vacation License Plan, as amended from time to time.

     Q. "Resort Facility" means the property described on Exhibit "A" attached to the Vacation License Plan, and all improvements thereon (including the Units and the Common Areas and all furniture, furnishings and fixtures therein) and all easements and rights appurtenant thereto intended for use in connection therewith, but shall not include the attached marina which shall remain the sole and exclusive property of Decade Properties, Inc., or its grantees, successors, and assigns.

     R. "Rules and Regulations" means the Rules and Regulations of Charthouse Suites Vacation Ownership, Inc.

     S. "Service Period" means that period of time designated by Charthouse Suites Vacation Ownership, Inc. in its sole discretion, commencing at the end of each Unit Week and ending at the beginning of the next Unit Week or as necessary to be used by Charthouse Suites Vacation Ownership, Inc. to clean, service and maintain a Unit and the Common Areas. The Service Period shall initially run for six hours from 10:00 a.m. until 4:00 p.m. However, it may be changed by Charthouse Suites Vacation Ownership, Inc. in its sole discretion provided however that the Service Period shall not be less than three hours nor more than seven hours, unless needed for an emergency.

     T. "Special Assessment" means a share of funds required for the payment of Common Expenses which from time to time is assessed against a Licensee in addition to the Annual Assessment.

     U.   "Suite" means a room or suite at the Chart House Suites
Hotel as described in detail in the Charthouse Suites Vacation
Ownership Plan.

     V. "Unit" means a part of the Resort Facility which is subject to exclusive possession of a licensee.

     W. "Unit Week" means a period of use of a Unit which shall consist of seven days. Unit Weeks are computed as follows:

          Unit Week No. 1 is the seven days commencing on the first Friday, Saturday or Sunday in each year.

          Unit Week No. 2 is the seven days succeeding.

          Additional Unit Weeks, up to and including Unit Week
          No. 51, are computed in a like manner.

          Unit Week No. 52 contains the seven days succeeding the end of Unit Week No. 51, without regard to the month or year. Unit Weeks run from 12:00 p.m. on the first Sunday of the Unit Week to 12:00 p.m. on the last Saturday of the Unit Week, and include the service period as defined in Article I (V) hereof. Any excess days not otherwise assigned shall remain the property of Decade Properties, Inc.

                             ANNEX A

             CHARTHOUSE SUITES VACATION LICENSE PLAN

THIS INSTRUMENT PREPARED BY:
Mary Neese Fertl, Esq.
Quarles & Brady
411 East Wisconsin Avenue
Suite 2900
Milwaukee, WI  53202

                      VACATION LICENSE PLAN

                               FOR

                        CHARTHOUSE SUITES


     This Vacation License Plan (the "Plan") for Charthouse
Suites is made this ____ day of __________, 1997, by CHARTHOUSE
SUITES VACATION OWNERSHIP, INC., a Florida corporation
("Developer").

     WHEREAS, Decade Properties, Inc., (the "Owner") a Wisconsin corporation, is the owner in fee simple of the real property described on Exhibit "A" attached hereto (the "Property") and has entered into a certain Master License Agreement and Non-exclusive Easement Agreement with the Developer which granted to the Developer certain rights to use the hotel suites, facilities and common areas of the Property; and

     WHEREAS, the Developer desires to sell Vacation Investment and Ownership Interests (the "Interests") which shall entitle the holder to the income arising from rental or, upon the proper notice, the right to use for eight weeks in each calendar year (two weeks in each season), a hotel suite of a certain category in Charthouse Suites located upon the Property, until December 31, 2050, pursuant to the terms of a Subscription and Purchase Agreement for Charthouse Suites Vacation Investment and Ownership Interests between the Developer and the purchaser; and

     WHEREAS, the Developer desires to provide for the preservation of the values and the amenities which are available for use by the purchasers of Interests, and to this end does hereby establish this Vacation License Plan as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Developer hereby declares that the Property shall be owned, held, used, transferred, sold, conveyed, demised and occupied subject to the conditions, covenants, restrictions, easements, reservations, regulations and burdens hereinafter set forth, until this Plan is terminated as provided herein.

                            ARTICLE I

                           DEFINITIONS

     The following words and phrases when used in the Plan
(unless the context should clearly reflect another meaning) shall have the following meanings:

     A. "Advisory Committee" means the board of Licensees selected by the Developer pursuant to the terms of this Plan.

     B    "Annual Assessment" means the share of funds required
for the payment of Common Expenses which is assessed annually against a Licensee.

     C    "Assigned Unit Weeks" means the Unit Weeks assigned to
a Licensee by the Developer pursuant to the Subscription
Agreement executed by such Licensee and the Developer or assigned by the Managing Entity.

     D. "Common Elements" means the hotel suites, the four story hotel structure, including without limitation the hallways, elevators, mechanical equipment, heated swimming pool, the parking areas, and the laundry room.

     E. "Common Expenses" means the costs incurred in the operation of the Resort Facility as more particularly set forth in this Plan.

     F. "Developer" means Charthouse Suites Vacation Ownership, Inc., its grantees, successors and assigns. A "Licensee" (as hereinafter defined) shall not by reason of the purchase of a "License" (as hereinafter defined) be deemed a grantee, successor or assign of the Developer's rights or obligations under the Plan unless such Licensee acquires the interests for purposes of resale or is specifically so designated as a successor or assign of the Developer's rights or obligations in the respective instrument of conveyance or other instruments executed by the Developer. Nothing herein shall be deemed to contradict the definition of Developer in the Act with regard to the sale of licenses.

     G. "Interest" or "License" means a right to collect revenues, if any, arising from rental or, upon proper notice, the right to occupy a certain category of hotel suite in Charthouse Suites for the Weeks assigned to the Licensee under a Subscription Agreement, which License if not sooner terminated shall terminate on December 31, 2050, which right is neither coupled with a freehold interest nor coupled with an estate for years with a future interest in a time share property, as described in the Plan.

     H. "Licensee" means a person to whom the Developer has entered into a Subscription Agreement, his heirs, successors or assigns.

     I. "Managing Entity" means Charthouse Suites Vacation Ownership, Inc., its grantees, successors or assigns, or such other entity designated by the Developer from time to time to serve as such Managing Entity, which party has acknowledged in writing it has accepted the duties and obligations of serving as Managing Entity.

     J.   "Plan" or "Vacation License Plan" means this Vacation
License Plan, as amended from time to time.

     K. "Resort Facility" means the property described on attached Exhibit A, all improvements thereon (including the hotel suites, the Common Elements and all furniture, furnishings and fixtures therein) and all easements and rights appurtenant thereto intended for use in connection therewith. The Resort Facility does not include the Marina.

     L. "Rules and Regulations" means the Rules and Regulations established and promulgated from time to time by the Managing
Entity with respect to the use of the Resort Facility.

     M. "Service Period" means that period of time commencing at the end of each Unit Week and ending at the beginning of the next Unit Week to be used by the Managing Entity to clean, service and maintain a Unit.

     N. "Special Assessment" means a share of funds required for the payment of Common Expenses which from time to time is assessed against a Licensee in addition to the Annual Assessment.

     O. "Unit" means one of the 25 suites in the Resort Facility.
"Units" means more than one Unit.

     P. "Unit Week" or "Week" means a period of use of a Unit which shall consist of seven (7) days. Unit Weeks are computed as follows:

          Unit Week No. 1 is the Seven (7) Days
          commencing on the first Friday, Saturday or Sunday in each calendar year.

          Unit Week No. 2 is the Seven (7) Days
          succeeding.

          Additional Unit Weeks, up to and including
          Unit Week No. 52, are computed in a like manner.

          Occupancy shall begin at 4:00 P.M. on the Start Day and end at 10:00 A.M. on the same day of the immediately following week. Any excess days not otherwise assigned shall remain the property of the Developer.

                           ARTICLE II

        DESCRIPTION OF IMPROVEMENTS AND TIME SHARING PLAN

     A.   Description of Resort Facility.

          The Resort Facility includes a four story hotel containing 25 suites located at 850 Bayway Boulevard, Clearwater Beach, Florida, together with certain common amenities, as exist from time to time, including the heated swimming pool, parking areas, laundry room and administrative office. The Resort Facility is owned in fee simple by Decade Properties, Inc. The Developer is the holder of a Master License and Non-exclusive Easement which granted to the Developer certain rights to use the suites and common areas of the Resort Facility. The Developer has been formed to facilitate the sale of Interests to use the Resort Facility. The Resort Facility does not include the Marina.

     B.   Vacation License Plan.

          The Developer shall enter into a License with each Licensee, whereby such Licensee is granted the right to receive rental revenue arising from rental of the Units, if any, or, upon written request, to occupy a particular category of suite for eight weeks each calendar year (two weeks in each season) terminating on December 31, 2050. Winter is Weeks 46-52 and 1-6, Spring is Weeks 7-19, Summer is Weeks 20-32 and Fall is Weeks 33-
45. The Developer and/or Managing Entity shall establish the annual Schedule in its sole discretion, whose decision as to the Weeks assigned to a Licensee each calendar year shall be final. The particular Unit to which the Licensee's Weeks shall be applicable shall be assigned by the Developer and/or the Managing Entity in the category of the Class of Interest purchased by the Licensee. The category of suite that may be used by a Licensee shall be determined by the Class of Interest purchased by the Licensee. The Classes of Interests are as follows:

Class A              The ownership of A Interests allows the
Interests--Standard  Licensee use of a standard studio suite with
Studio Suite:        2 queen sized beds overlooking the marina
                     and Clearwater Bay, for two weeks in each
                     season until December 31, 2050.  Units 201,
                     202, 301, 302, 401 and 402 in Charthouse
                     Suites Hotel are the suites applicable to
                     the Class A Interests.
Class B              The ownership of B Interests allows the
Interest--King       Licensee use of a spacious King Studio suite
Studio Suite:        with 1 king sized bed overlooking the marina
                     and Clearwater Bay, for two weeks in each season until December 31, 2050. Units 103,
                     104, 105 and 106 in Charthouse Suites Hotel are the suites applicable to the Class B
                     Interests.

Class C              The ownership of C Interests allows the
Interests--Large     Licensee use of a large studio suite with 2
Studio Suite:        queen sized beds overlooking Clearwater Bay,
                     the marina or southern exposure, for two weeks in each season until December 31, 2050. Units 101, 102, 206, 207, 305 and 306
                     in Charthouse Suites Hotel are the suites applicable to the Class C Interests.

Class D Interests--  The ownership of D Interests allows the
1 Bedroom Suite:     Licensee use of a one bedroom suite
                     overlooking the marina, Clearwater Bay, the swimming pool or southern exposure for two weeks in each season until December 31, 2050. Units 204, 303, 304, 307, 403 and 404
                     in Charthouse Suites Hotel are the suites applicable to the Class D Interests.

Class E Interests--  The ownership of E Interests allows the
1 Bedroom Suite      Licensee use of a one bedroom suite with
(with lanai):        lanai with a view of Clearwater Bay, for two
                     weeks in each season until December 31,
                     2050.  Units 203 and 205 in Charthouse
                     Suites Hotel are the suites applicable to the Class E Interests.

Class F Interest--   The ownership of F Interests allows the
Penthouse:           Licensee use of a two bedroom penthouse
                     suite, with a fully equipped kitchen, living room, den, dining room, two full baths (one with a jacuzzi), and a large private balcony overlooking Clearwater Bay, for two weeks in each season until December 31, 2050. Unit
                     405 in Charthouse Suites Hotel is the suite applicable to the Class F Interest.

The remainder interest shall be vested in the Developer and the Owner and their heirs, successors and assigns, as their interests may appear. A Licensee may be the Licensee of more than one (1) License or more than one (1) Interest. The Licensee shall be entitled to the exclusive use of a Unit in the Class of Interest purchased, the specific Unit to be designated by the Managing Entity, which use shall only be during the Assigned Unit Weeks and to no other Unit or during any other Unit Weeks. A Licensee should expect to occupy different suites available within the Class of Interest purchased for each of the Licensee's Unit Weeks. During the Assigned Unit Weeks, the Licensee shall also have the right to the non-exclusive use of the common areas of the Resort Facility. A Licensee shall not have the right to the use of the Resort Facility, except during such Licensee's Assigned Unit Weeks.

                           ARTICLE III

                MANAGEMENT OF THE RESORT FACILITY

     A. Maintenance and Management of the Resort Facility. The Managing Entity shall manage and operate the Resort Facility.
The Managing Entity shall be responsible for supervising the maintenance, repair and replacement of the entire Resort Facility, the costs of which to be a Common Expense. The Managing Entity may enter into an agreement(s) with such firms or companies as it may determine to provide certain management, services and maintenance with respect to the Resort Facility as the Managing Entity deems advisable and for such period of time and on such basis as it determines. The fee for such services shall be deemed a Common Expense and included in the regular maintenance assessment.

     B. Duties of the Managing Entity. The Managing Entity shall have the following duties:

          1.   Repair and Maintenance of Resort Facility:  The
Managing Entity shall be responsible for supervising the maintenance, repair and replacement of all of the Resort
Facility.

          2. Color Schemes: The Managing Entity shall determine the interior color scheme, decor and furnishings of each Unit in the Resort Facility, as well as the proper times for redecorating and replacements thereof. In addition the Managing Entity shall determine the color scheme of the buildings and all exteriors and the interiors thereof and shall be responsible for the maintenance thereof. The Managing Entity shall maintain and keep all portions of the Resort Facility managed in a condition substantially similar to the architectural design or such change in design as the Developer and Owner may determine from time to time, unless the Developer and Owner consent in writing to such structural changes or improvements.

          3. Utilities: The Managing Entity shall acquire water, sewer, garbage disposal, electrical, telephone, gas and other necessary utility services for the Resort Facility.

          4. Insurance: The Managing Entity shall obtain, maintain and enforce the policies of insurance as obtained by the Managing Entity from time to time.

          5. Rules and Regulations: The Managing Entity shall make, establish, promulgate, amend and repeal rules and regulations with respect to the use of Units and the Resort
Facility.

          6. Enforcement of Restrictions and Rules: The Managing Agent shall perform such other acts, whether or not expressly authorized by the Plan, as may be reasonably necessary to enforce any of the provisions of the Plan and the Rules and Regulations, subject to its reasonable discretion.

          7. Compliance with Act: The Managing Entity shall perform all duties of a managing entity to the extent required by the Laws. In addition to such requirements, the Managing Entity shall:

               (a)  Provide, each year, to all Licensees an
itemized Annual Budget which shall include all estimated revenues and expenses;

               (b) Maintain all books and records concerning the Resort Facility. The books and records, with respect to the Resort Facility shall be kept separately from any other project of the Managing Entity. All such books and records shall be reasonably available for inspection by any Licensee or the authorized agent of any Licensee.

               (c) Maintain among its records and provide to the Division upon request a complete list of the names and addresses of all Licensees in the Vacation License Plan. The Managing Entity shall update this list no less frequently than quarterly;

               (d)  Make available for inspection by the
Division, the books and records of the Plan upon request of the Division;

               (e) Schedule the occupancy of Units and assign the Unit Weeks in the Resort Facility to the Licensees in accordance with their Licenses; and

               (f)  Perform any and all other functions and
duties which are necessary and proper to maintain, operate and manage the Resort Facility.

     C.   Powers and Authority of the Managing Entity.

          In addition to such other powers as may be set forth in the Plan, the Managing Entity shall have the power to do and perform any and all lawful things which may be authorized, required or permitted to be done by the Managing Entity under this Plan or by law and to do and perform any and all acts which are necessary or proper for or incidental to the operation of the Resort Facility (the costs of which shall be Common Expenses), including without limitation:

          1. Assessments: To levy assessments on the Licensees and to enforce payments of such assessments.

          2. Right of Entry and Enforcement: To enter upon any portion of the Resort Facility for the purpose of enforcing by peaceful means any provisions of this Plan or for the purpose of maintaining, replacing or repairing any such area if, for any reason whatsoever, maintenance, replacement or repair is required thereto.

          3. Employment of Agents: To employ the services of any person or corporation as Manager, or other employees, to, as may be directed by the Managing Entity, manage, conduct and perform the business, obligations and duties of the Managing Entity, and to enter into contracts for such purpose. Such agent shall have the right to ingress and egress over such portions of the Resort Facility as is necessary for the performance of such business, duties and obligations.

          4. Employment of Professional Advisors: To employ professional council and advisors from persons, firms or corporations as determined by the Managing Entity, such as, but not limited to, landscape architects, recreation experts, planners, lawyers and accountants.

          5. Miscellaneous: To make and enter into contracts, leases or concessions.

          6. Personal Liability: Neither the Owner, Developer nor the Managing Entity nor any of their respective officers, directors or employees shall be personally liable to any Licensee or to any other party, for any damage, loss or prejudice suffered or claimed on account of any act, omission, error or negligence of the Owner, Managing Entity, or Developer or any other representative or employee of the Managing Entity, Owner, or the Developer, provided that such person, firm or entity has, upon the basis of such information as may be possessed by him at such time, acted in good faith, without willful or intentional misconduct.

          7. Books and Records: To keep separate the books and records for the Resort Facility.

          8. Occupancy: To prohibit occupancy of a Unit in accordance with applicable law.

          9. Charthouse Rental Pool: To operate the Charthouse rental pool and pay all costs of the rental pool.

                           ARTICLE IV

                 ASSESSMENTS FOR COMMON EXPENSES

     A.   Affirmative Covenant to Pay Expenses.

          In order to (1) fulfill the covenants in the Plan; (2) to preserve the Units and the Resort Facility for the recreation, safety, welfare and benefit of the Licensees and their invitees, guests, family members and lessees; and (3) to provide for improvement, maintenance and preservation of the Units and the Resort Facility and the services and amenities provided for herein, there is hereby imposed upon the Licensees, the affirmative covenant and obligation to pay the Common Expenses as defined and more particularly set forth in this Plan. The Managing Entity shall prepare and adopt an Annual Budget setting forth the Common Expenses for the operation and management of the Resort Facility.

          The Managing Entity shall assess each Licensee in the Resort Facility its share of the Common Expenses, which share shall be assessed annually as an Annual Assessment, and the Managing Entity shall collect said sums. The Assessment shall be determined as follows: Each Licensee shall be responsible for a proportionate share of the Common Expenses attributable to the Unit Weeks which are licensed to the Licensee. It is understood that the total Common Expenses shall be allocated to the respective Classes of Interests as follows:

                                   Total          Total
                                              Per Interest

          Class A Interest --     14.5716%       .3736%
          Class B Interest --     11.4284%       .4396%
          Class C Interest --     22.7142%       .5824%
          Class D Interest --     31.2858%       .8022%
          Class E Interest --     11.2858%       .8681%
          Class F Interest --      8.7143%      1.2407%
          Total                       100%

Each Licensee shall be responsible for a uniform portion of the Common Expenses allocated to the Class of Interest under such License, with the numerator being the number of Assigned Unit Weeks licensed to the Licensee and the denominator being the total number of Unit Weeks included in that particular class.

     For the period through and including December 31, 1997 the Developer guarantees that the Annual Assessment per Unit Week shall not exceed the amounts per Class of Interest as set forth below:

               Class A   -    $175.00
               Class B   -    $175.00
               Class C   -    $190.00
               Class D   -    $270.00
               Class E   -    $290.00
               Class F   -    $350.00

     Thereafter, such Annual Assessment shall not increase annually by more than 10% per annum determined on a compounded basis (except for the portion of the assessment relating to real estate taxes and insurance) without the affirmative vote of a majority in interest of the total Unit Weeks. For purposes of the vote of Unit Week Holders, Decade Properties, Inc. will be allowed to vote the Unit Week of unissued Interests or defaulted Interests. An Advisory Committee as described in subsection C below may be consulted for advice regarding certain management decisions relevant to establishing the Annual Assessment. The Licensee shall not have the right to use of a suite during such Licensee's assigned Unit Weeks if the Licensee is not current in the payment of Annual Assessments due by the Licensee as determined by the Managing Entity. If the Licensee participates in an Exchange Program, then prior to any transfer of a Unit Week to which the Licensee is entitled, all assessments which will be applicable for all periods prior to the Unit Week(s) to be transferred shall be due and must be paid in full prior to any transfer. Any transfer without such assessments being paid in full shall be void and neither the Managing Entity nor the Developer shall be bound to honor same.

     B. Special Assessments. Notwithstanding the foregoing, each Licensee shall be obligated to pay such Special Assessments as shall be levied in addition to the Annual Assessments by the Managing Entity for that year only, as a result of (a) extraordinary items of expense; (b) nonrecurring capital expenditures; (c) any sums expended by the Managing Entity for the repair or replacement of a Unit or the Resort Facility damaged by a Licensee, its family, guests or any person claiming by, through or under the Licensee; (d) any sums expended by the Managing Entity for the addition or alteration of a Unit or the Resort Facility made by a Licensee in violation of the provisions of the Plan and/or Rules and Regulations, or (e) such other reason or basis determined by the Managing Entity in its sole discretion. Notwithstanding the foregoing, special assessments arising under subparagraphs (a), (b) and (e) above shall not be made unless approved by an affirmative vote of a majority in interest of the total number of Unit Weeks unless (a) such assessment (other than a special assessment to restore or rebuild because of damage or destruction to a Unit(s) or to the Resort Facility) does not exceed 5% of the budgeted gross expenses for the calendar year; or (b) such assessment is a special assessment for the repair or rebuilding of a Unit(s) or the Resort Facility which does not exceed 10% of the budgeted gross expenses for the calendar year in which the assessment is levied. For purposes of the vote of Unit Week Holders, the Company will be allowed to vote the Unit Week of unissued Interests. The Managing Entity may to the extent possible allocate Special Assessments to the Licensee applicable when the special assessment is for the purpose of reimbursing the Managing Entity for costs incurred in bringing a Licensee or its License into compliance with the provision of this Plan, the Rules and Regulations, or the License. In addition special assessments may be levied against individual Licensees for sums expended for repairs or replacements relating to damage caused by such Licensee or its family members, guests, lessees and any sums expended for violations by a Licensee of the provisions of the Plan, Rules and Regulations and the License.

     C. Advisory Committee. At the Managing Entity's option, the Managing Entity may appoint from time to time, an Advisory Committee of Licensees, or officers, directors or principals of Licensees, consisting of between five and nine members. Advice may be sought by the Managing Entity from the Advisory Committee as to the amount of Annual and/or Special Assessments and other matters with respect to the operation of the Resort Facility as determined by the Managing Entity. The advice sought from the Advisory Committee is strictly advisory in nature and the Managing Entity shall not be bound by advice from the Advisory Committee.

     D. Liability. Until the Licensee relinquishes his License to the Developer, the record Licensee(s) of each License in the Resort Facility shall be personally liable, jointly and severally to the Managing Entity for the payment of the Annual Assessments or any Special Assessment (hereinafter collectively referred to as "Assessments") levied by the Managing Entity against the Licensees and for all costs of collecting such Assessments, including interest, delinquent assessments and attorneys' fees at all trial and appellate levels. Until the Licensee relinquishes his License to the Developer, the Assessments, together with interest thereon, and the costs of collection, including attorneys fees at all trial and appellate levels shall be a lien upon such Licensee's License, but shall not encumber the property, real or personal of any other person.

     E. Cancellation Rights. If the event a Licensee has cancellation rights under Chapter 721, F.S., in order to calculate the benefit the amount shall be


                              Dollar Amount Benefit
                                   Per Night
               Interest A          $ 65.00
               Interest B          $ 75.00
               Interest C          $ 85.00
               Interest D          $120.00
               Interest E          $130.00
               Interest F          $175.00

                            ARTICLE V

                     REMEDIES OF ENFORCEMENT

     A. Intent of Operation of Plan. It is intended that this Plan be operated in a manner so that if a Licensee fails to pay the Assessments (Annual and Special) due by such Licensee hereunder as they become due, that the Licensee shall be deprived of use of such Licensee's Unit Weeks until any delinquencies are paid in full.

     B.   Enforcement of Plan.

          1. The covenants and restrictions herein contained may be enforced by the Developer or the Managing Entity in any judicial proceeding seeking any relief recognizable at law or in equity, including damages, injunction, and other mandatory relief against any person, persons, firm or entity violating or attempting to violate any covenant or restriction. The failure either by the Developer or the Managing Entity to enforce any covenant or restriction herein contained shall in no event be deemed a waiver of the right to do so thereafter. The prevailing party in any such litigation shall be entitled to reasonable attorneys' fees and court costs, including costs and fees at all trial and appellate levels.

          2. All rights, remedies or relief of whatsoever nature or kind provided herein in favor of the Developer or the Managing Entity shall be cumulative and non-exclusive and none shall exclude, jointly or severally, any other right, remedy or relief permitted by law or otherwise available to the Developer or the Managing Entity.

          3. In addition to any other remedies which Developer or Managing Entity may have, in the event a Licensee shall be in default of any of the provisions of the Plan, the License, or the Rules and Regulations, the Developer and the Managing Entity may levy a fine as determined from time to time by the Managing Entity against such Licensee which shall continue until such default shall be remedied by the defaulting Licensee.

     C.   Other Remedies in the Event of Non-payment of
Assessments.

          1. In the event a Licensee shall fail to pay any Assessment after the same becomes due, then during such period of default, the Licensee will be denied possession of a Unit for such Licensee's Assigned Unit Weeks. Such denial of use shall also extend to those parties claiming under the Licensee (including exchange programs). The Developer shall have the right to the use or rent of the Unit Weeks for such periods that the Licensee shall be deprived of use thereof and the Developer shall be entitled to all income derived therefrom. Any income received by the Developer, however, shall not reduce the amount of Assessments owed by the Licensee.

          2. Delinquent assessments shall bear interest at the highest rate permitted by law. In addition, the Managing Entity may, in its sole discretion, impose an administrative late fee in an amount not to exceed $25.00 for each delinquent assessment.

          3. In addition, in the event a Licensee shall fail to pay any Assessment and such default continues for more than six
(6) months or there are more than three (3) defaults of any duration, then the Developer may cancel the License of a Licensee. Upon cancellation of the Licensee's interest, the Interest shall belong to the Developer and the Licensee shall forfeit all payments made previously.

          4. If the Licensee remains in possession of the Unit after his License has been canceled, the Licensee shall pay a rental fee for the Unit equal to the daily rack rate which is applicable to the suite in the Class of Interest purchased as determined by the Managing Entity or the Developer from time to time.

          5. The remedies provided herein shall be non-exclusive and cumulative and shall not exclude any other remedies available to the Developer of this Plan, law, the License or otherwise.

     D.   Failure of Licensee to Vacate.

          In the event any Licensee of a License fails to vacate a Unit at the expiration of his Assigned Unit Weeks or at such earlier time as may be fixed by the Rules and Regulations adopted by the Managing Entity from time to time, he shall be deemed a "Holdover Licensee." It shall be the responsibility of the Managing Entity to take such steps as may be necessary to remove such Holdover Licensee from the Unit and to assist the Licensee of a License entitled to occupy a subsequent Assigned Unit Week who may be affected by the Holdover Licensee's failure to vacate, to find alternative accommodations during such holdover period.

          In addition to such other remedies as may be available to it, the Managing Entity shall secure, at its expense, alternate accommodations for any Licensee who may not occupy a Unit during his Assigned Unit Week due to the failure to vacate of any Holdover Licensee. Such accommodations shall be as near in value to the Licensee's category of Interest as possible. The Holdover Licensee shall be charged the rack rate applicable to such suite for the period of the holdover, the cost of such alternative accommodations for the Licensee who was not able to use such Licensee's Unit Week because of the holdover, any other costs incurred due to such Holdover Licensee's failure to timely vacate and an administrative fee of Fifty ($50.00) Dollars per day during his period of holding over. In the event it is necessary that the Managing Entity contract for a period greater than the actual period of holding over in order to secure alternative accommodations as set forth above, the entire period shall be the responsibility of the Holdover Licensee, although the Fifty ($50.00) Dollars per day administrative fee shall cease upon actual vacating by the Holdover Licensee.

          The Managing Entity shall submit a bill to the Holdover
Licensee in accordance with this paragraph.

          The foregoing provisions shall not abridge the Managing
Entity's right to take such other action as is provided by law or equity.

                           ARTICLE VI

                    GUARANTEE OF ASSESSMENTS

     The Developer may guarantee the Common Expenses as may be permitted by law and, during any such period of guarantee, the Developer shall not be required to pay any assessments levied with respect to Unit Weeks owned by the Developer or the Owner, provided, however, during such period of the Developer's guarantee, Developer shall be obligated to pay for any amount required to pay the Common Expenses not receivable from Licensees of Licenses other than the Developer or the Owner.

                           ARTICLE VII

                         COMMON EXPENSES

     The following expenses are declared to be Common Expenses which the Licensees are obligated to pay as provided herein.

     A. Maintenance Fees. All expenses for the repair and upkeep of a Unit for normal wear and tear, repair and replacement of furniture, fixtures, appliances, carpeting and utilities.

     B. Utility Charges. All charges levied for utilities providing services for any portion of the Resort Facility, whether they are supplied by a private or public firm. It is contemplated that this obligation will include all charges for water, gas, sprinkler systems, sprinkler pumps, telephone, sewer, sewage pumps, garbage removal, pest control, cable, elevators and any other type of utility or any other type of service charge.

     C. Liability Insurance. The premiums on the policy or policies of insurance as described in Article IX of this Plan.

     D. Fire, Windstorm and Other Casualty Insurance. The premiums for insurance as described in Article X of this Plan.

     E. Destruction of Buildings or Improvements. Any sums necessary to repair or replace, construct or reconstruct damages caused by the destruction of any portion of the Resort Facility by fire, windstorm or other casualty in excess of the insurance proceeds available with respect to said damage or destruction.

     F. Repair, Replacement and Maintenance. All expenses necessary to keep and maintain, repair and replace any portion of the Resort Facility, including, but not limited to, personal property, furniture, fixtures and equipment, in a manner consistent with the development of the Resort Facility and in accordance with the covenants and restrictions contained herein and in conformity with all orders, ordinances, rulings and regulations of any and all federal, state and city governments having jurisdiction thereof, as well as the statutes and laws of the State of Florida and the United States.

     G. Operational Expenses. The costs of administration and operation of the Resort Facility, including but not limited to accounting costs, employee costs, front desk costs, management fees, maid service, deficits from any prior period, costs associated with operating the reservation system and rental pool, and all other costs of operating the Vacation License Plan.

     H.   Maintenance Costs under the Non-exclusive Easement.
All costs for maintenance, replacement and repair of Common Areas due by the Developer under the Non-exclusive Easement granting to the Developer rights to use certain Common Areas of the Property.

     I. Indemnification. Indemnification against any and all claims, suits, actions, damages and/or causes of action arising from any personal injury, loss of life, and/or damage to property, sustained on the Resort Facility and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim, the investigation thereof or the defense of any action or proceeding brought thereon and from and against any orders, judgments and/or decrees which may be entered thereon. Included in the foregoing provisions of indemnification are any expense that the Developer may be compelled to incur in bringing suit for the purpose of enforcing rights hereunder or for the purpose of compelling the specific enforcement of the provisions, conditions and covenants to be kept and performed by the Licensees.

     J. Reserve Funds. Amounts to establish adequate reserve funds and/or sinking funds for replacement and/or capital refurbishment and/or capital improvements of all or any portion of the Resort Facility determined proper and sufficient by the Managing Entity. Each Licensee acknowledges, understands and consents that no Licensee shall have any interest, claim or right to any such reserves.

     K. Taxes. Any and all taxes levied or assessed at any and all times by any and all taxing authorities, including all taxes, charges, assessments and impositions and liens for public improvements, special charges and assessments in water drainage districts and in general, all taxes and tax liens which may be assessed against the Resort Facility and against any and all personal property and improvements which are now or which may hereinafter be placed thereon, including any interest, penalties or other charges which may be included thereon.

     L. Miscellaneous Expenses. The cost of all items or expenses pertaining to or for the benefit of the Resort Facility and any improvements now or hereafter located thereon or any part thereof and the operation of the Vacation License Plan not herein specifically enumerated.

                          ARTICLE VIII

                  MANAGEMENT OF RESORT FACILITY

     The Managing Entity has entered into a management agreement with Decade Properties, Inc. to provide management services with respect to the Resort Facility and the operation of the Vacation License Plan. The Managing Entity may enter into such other management agreements as the Managing Entity may determine in its sole discretion (including agreements with the Developer or its affiliate(s)), whereby it contracts for management services which are required to discharge its duties under this Plan and for the management, operation and maintenance of the Resort Facility and the Vacation License Plan. All costs associated with such management, exclusive of the 5% rental pool fee payable to the rental agent, shall be assessed as a Common Expense against the Licensees.

                           ARTICLE IX

                       LIABILITY INSURANCE

     The Managing Entity shall obtain liability insurance with such coverage and in such amounts as it may determine from time to time for the purpose of providing liability insurance coverage for the Resort Facility. Premiums for such insurance shall be part of the Common Expenses. Such insurance shall also include public liability, workmen's compensation and hired automobile coverage.

                            ARTICLE X

       CASUALTY INSURANCE AND DESTRUCTION OF IMPROVEMENTS

     A. The Managing Entity shall obtain casualty insurance with such coverage and in such amounts as it may determine from time to time for the purpose of providing casualty insurance coverage for the Resort Facility, including fire and extended coverage insurance, vandalism and malicious mischief insurance, all of which insurance shall insure all of the insurable improvements on and within the Resort Facility, including personal property owned by the Managing Entity, in a company acceptable to the Managing Entity in an amount equal to the full insurable replacement value as determined from time to time by the Managing Entity. The premiums for such coverage and other expenses in connection with such insurance shall be charged to the Licensees as part of the Common Expenses. The company or companies with which the Managing Entity shall place its insurance coverage, as provided in this Plan, and the insurance agent or agents placing such insurance must be authorized to do business in the State of Florida. Such insurance shall name the Owner and the Developer as insureds as their respective interests may appear.

     B.   Where a loss or damage occurs to any part of the Resort
Facility it shall be obligatory upon the Managing Entity to repair or restore the damage caused by said loss, subject to the provisions below.

          1. The Managing Entity shall promptly obtain reliable and detailed estimates of the cost of repairing and reconstruction of such damaged property for the purpose of determining whether the available insurance proceeds are sufficient to pay for the same.

          2. If the insurance proceeds are sufficient to pay for the estimated cost of restoration and repair, the Managing
Entity shall have the right and obligation to cause the damage to be repaired and restored.

          3. If the net proceeds of the insurance are insufficient to pay for the estimated cost of restoration and repair (or for the actual cost thereof, if the work has actually been done), the Managing Entity shall promptly, upon determination of the deficiency, determine the amount of the Special Assessment which will be necessary to obtain the necessary funds to repair and to restore such damaged improvements. If the Special Assessment is 10% or less of the budgeted gross expenses for the calendar year in which the assessment is levied, then the Managing Entity shall levy such Assessment against the Licensees and shall upon receipt of adequate funds proceed to have the repairs and reconstruction completed. Each Licensee shall be responsible for a proportionate share of the Assessment attributable to the Unit Weeks which are licensed to the Licensee in the same manner that the Annual Assessment is allocated.

          4. If the Special Assessment exceeds 10% of the budgeted gross expenses for the calendar year in which the assessment is levied, then the damage or destruction shall not be repaired or reconstructed without the affirmative vote of a majority in interest of the total number of Unit Weeks. If the affirmative vote is obtained, then the Managing Entity shall levy such Special Assessment against the Licensees and shall upon receipt of adequate funds proceed to have the repairs and reconstruction completed. If the affirmative vote is not obtained, then in such event and only in such event, the damage and destruction shall not be repaired and this Plan and all Licenses shall terminate. The entire insurance proceeds shall be allocated between the Owner and the holders of the Unit Weeks in the Resort Facility with the holders of the right to use Unit Weeks being entitled to that portion of the proceeds equal to a ratio the numerator of which is the remaining number of years from the date of the damage to December 31, 2050 and the denominator is 54. The Owner shall be entitled to the balance of the proceeds. The proceeds due to the holders of the right to use Unit Weeks shall be allocated in the percentages and manner in which Common Expenses are allocated, provided that if a particular Licensee has not paid the entire purchase price and all payments for the License, then such Licensee shall have the option of (a) paying the balance due on such License, in which event such Licensee shall receive the pro rata share of insurance proceeds allocated to such Licensee's Unit Weeks as provided above, or (b) not paying such balance due on the purchase price of the License, in which event the insurance proceeds allocated to such Licensee's Unit Weeks shall be paid to the Developer.

     C. Notwithstanding any provision to the contrary, during such time that the Resort Facility or the Unit(s) are untenantable because of such damage or destruction, the Managing Entity shall notify the holders of the affected Unit Weeks and such holders shall not be permitted to use said Unit Weeks. Such affected holders shall not be entitled to any compensation for such loss of use, unless the Managing Entity is able to obtain and does obtain loss of use insurance coverage, in which event the affected holders shall only be entitled to the portion of loss of use insurance proceeds applicable to the Unit Weeks in which the Licensee was not able to occupy a suite because of such damage or destruction.

                           ARTICLE XI

                          CONDEMNATION

          The taking of the Resort Facility by condemnation shall be deemed to be a casualty and the awards for that taking shall be deemed to be proceeds from insurance on account of the casualty. Whether the Resort Facility will be continued after condemnation will be determined in the manner provided for determining whether damaged property will be reconstructed and repaired after casualty. For this purpose, the taking by condemnation shall be deemed to be a casualty. If the Resort Facility is terminated after condemnation, the proceeds of the award shall be divided into two (2) portions, one relating to the respective value of the Units Weeks until December 31, 2050 and the other portion to the Owner for the value of the Owner's remainder interest. Such two portions shall be calculated in the same manner as provided with respect to the allocation and payment of proceeds in connection with a casualty. The portion due to the holders of Unit Weeks shall be allocated in the same manner as provided with respect to a casualty, including the provisions relating to the requirement that the purchase price and all License fees be paid in full before a Licensee is entitled to receive any part of the award. In the event of taking of any common area of the Resort Facility (not including a Unit), the Licensees shall have no right to any part of the award, and the Owner shall be entitled to the entire award.

                           ARTICLE XII

   GRANT OF EASEMENTS AND RESERVATION OF EASEMENTS AND RIGHTS

     A.   Perpetual Non-Exclusive Easement to Common Areas and
          Public Ways.

          The driveways, walks and other rights-of-way in the Resort Facility shall be available for ingress and egress on a non-exclusive basis from the common areas and publicly dedicated ways for the Owner, Developer, the Managing Entity, the Licensees and all of their family members, guests, licensees, lessees and invitees and all other parties entitled to use any part of the Property or the Marina during the term of this Plan.

     B.   Non-exclusive Easement.

          The Owner has granted to the Developer a Non-exclusive Easement for the use and enjoyment of those areas designated as Common Areas in such Non-exclusive Easement Agreement. The Licensees shall have the right to use such Common Areas during their Unit Weeks in accordance with this Plan. The expenses for the maintenance, replacement and repair of such Common Areas shall be Common Expenses under this Plan.

                          ARTICLE XIII

                      RULES AND REGULATIONS

     The use of the Resort Facility shall be subject to such Rules and Regulations as established and promulgated by the Managing Entity from time to time. All Licensees shall ensure compliance during their Unit Weeks.

                           ARTICLE XIV

                     AMENDMENTS TO THE PLAN

     This Plan may be amended only by the vote of the holders of a majority in the interest of the total number of Unit Weeks, including those held by the Developer or Decade Properties, Inc., with the consent of the Developer.

                           ARTICLE XV

                           TERMINATION

     A. Notwithstanding any provision to the contrary, in the event that less than 76 Interests are sold by the Developer by December 31, 1997, the Developer has the right to reacquire the Interests sold by refunding to the Licensees the purchase price paid by the Licensee less any and all income earned by such Licensee in connection with the ownership of the Interest or rentals earned for the assigned Unit Weeks. The Licensees shall not be entitled to a refund of any Maintenance Fees paid. Upon such reacquisition, this Plan and the License Agreements shall be null and void.

     B. In the event of the termination of this Plan, the Resort Facility shall be deemed removed from the provisions of the Act and all Licenses will be deemed canceled with all Licensees relinquishing any and all rights under the Plan.

                           ARTICLE XVI

                            PARTITION

     No Licensee or any other person or entity acquiring any right, title or interest in a License shall be entitled to seek or obtain through any legal procedures, judicial partition of the Resort Facility or sale of the Resort Facility in lieu of partition. It is understood that the License interest does not constitute real estate.

                          ARTICLE XVII

                   OWNER'S REMAINDER INTEREST

     By acceptance of a License subject to this Plan, each Licensee acknowledges the Owner's remainder interest (the "Remainder Interest") in that the License to each Licensee consists of a license which terminates on December 31, 2050 or such earlier date as provided herein.

     The Remainder interest is transferable by the Owner in its sole and absolute discretion. The holder of the Remainder interest shall have the following rights under the Declaration:

     1. To enforce all provisions of the Declaration against Licensees, the Managing Entity and the Developer, including, but not limited to, through an action for specific performance.

     2. To be named as an additional insured under all insurance policies as its interest may appear.

     3. To be entitled to share in any award under a condemnation proceeding as its interest may exist.

     4. The consent of the holder of the Remainder Interest shall be required for any termination of the Plan, any amendment that adversely affects its interest and any amendment of this Article.

     In any litigation brought by the holder of the Remainder interest, the holder of the Remainder Interest shall be entitled to recover its costs and attorneys' fees in the event it is the successful party, including such costs and fees on appeal.

     Notwithstanding the existence of the Remainder Interest, the Licensees shall be responsible for all Common Expenses and taxes for the Resort Facility without any right of contribution against the holder of the Remainder Interest.

                          ARTICLE XVIII

               TRANSFER OF LICENSE AND UNIT WEEKS

     Provided that a Licensee is not in default of any provision of this Vacation License Plan or the License, such Licensee shall be permitted to sell, transfer or convey such Licensee's entire Interest and the License without the consent of the Developer or the Managing Entity, provided (a) that the entire purchase price and License Fee has been paid in full, (b) all Assessments are current, (c) the transferee executes such assumption documents required by the Seller, (d) the transfer, sale, or conveyance complies with the federal and state securities laws.

     After such permitted transfer, sale or conveyance, the transferring Licensee shall have no further liability for Common Expenses under this Plan. Provided that a Licensee is not in default of any provision of this Vacation Plan or the License, such Licensee may also sell, transfer, or convey partial Interests (a right to a certain Unit Week) but only with the prior written consent of the Managing Entity. The Managing Entity shall be permitted to impose such conditions as the Managing Entity determines necessary in its sole discretion in connection with transfers of partial Interests. With respect to any permitted transfer, prior to such transfer, the name, address and such other information as requested by the Managing Entity shall be delivered to the Managing Entity.

                           ARTICLE XIX

                          SEVERABILITY

     Invalidation of any one of these covenants or restrictions or any of the terms and conditions herein contained shall in no way affect any other provision which shall remain in full force and effect for such period of time as may be permitted by law.

     IN WITNESS WHEREOF, this Plan has been executed by Developer, this _________ day of ____________________, 1997.

Signed, Sealed and Delivered


     In the Presence of:           CHARTHOUSE SUITES VACATION
                                   OWNERSHIP, INC.


________________________________   BY: __________________________
Print Name:    _________________   Print Name:___________________

________________________________
Print Name: ____________________

                         ACKNOWLEDGMENT


STATE OF ________________)
                         ) SS.
COUNTY OF _______________)

     The foregoing instrument was acknowledged before me this ____ day of ___________________________, 1997, by
______________________________, as
_________________________________, of CHARTHOUSE SUITES VACATION
OWNERSHIP, INC., on behalf of the corporation. He/she is personally known to be or has produced
_____________________________________ as a type of identification and who did/did not take an oath.

________________________________
Print Name: ____________________

Notary Public, State of ________
Serial Number, if any: _________
My commission expires: _________

                            EXHIBIT A

                  LEGAL DESCRIPTION OF PROPERTY

                             ANNEX B

    RULES AND REGULATIONS FOR CHART HOUSE SUITES HOTEL SUITES

                      RULES AND REGULATIONS

                               FOR

                     CHARTHOUSE SUITES HOTEL


1. Unless the context clearly indicates otherwise, the term "Holder," as used in these rules and regulations, shall be deemed to include not only the purchaser of the Charthouse Suites Vacation Investment and Ownership Interest, as defined in the Charthouse Suites Vacation License Plan, but also each purchaser's family, servants, employees, agents, renters, lessees, visitors, exchange guests, and licensees. All capitalized terms used in these rules and regulations shall have the meanings set forth herein or in the Charthouse Suites Vacation License Plan.

2. No part of the Charthouse Suites hotel shall be used for any purpose except hotel, vacation ownership, vacation support areas, sales and marketing of the Interests, and the common recreational purposes for which the hotel was designed.
     Each hotel room and suite (hereafter collectively a "Suite") shall be used as accommodations for Holders. The maximum occupancy for each Suite shall be as follows:

          Suite Type Maximum Occupancy

          B Class             2
          A, C, D, E Class    4
          F Class             6

3. There shall be no obstruction of the Charthouse Suites hotel operations by an Holder, nor shall anything be stored in the Charthouse or affiliated area without the prior written consent of Charthouse Suites Vacation Ownership, Inc. or the property manager, except as herein provided.

4. Nothing shall be done or kept in any Suite or in any other part of the Charthouse hotel which will increase the rate of insurance on the Charthouse without the prior written consent of Charthouse Suites Vacation Ownership, Inc. No Holder shall permit anything to be done or kept in a Suite or in any other part of the Charthouse which will result in the cancellation of insurance on any of the foregoing or which would be in violation of any law.

5. No waste shall be committed of the Charthouse Suites hotel or affiliated areas. Except with respect to the common areas permitted by the Charthouse Suites Vacation License Plan, Holders shall not cause or permit anything to be done or displayed on the outside of windows or placed on the outside walls or doors of the Building, and no sign (including, but not limited to, "for sale" or "for lease" signs), awning, canopy, shutter, or radio or television antenna (except for a master antenna system) shall be affixed or placed upon the exterior walls or doors, roofs or any part thereof or exposed on or at any window of a Suite, or in or on any car, truck, recreational vehicle or other wheeled conveyance located on the Charthouse or any other related property.

6. Except as otherwise permitted by the Vacation License Plan (including, but not limited to, guide dogs for the unsighted or for similar purposes), no animals, livestock or poultry of any kind shall be permitted or kept in the Charthouse at any time. Any Holder who violates this rule shall be assessed a fine of $200 per animal, livestock or poultry for each day in which the violation exists.

7. No obnoxious or offensive activity shall be carried on in a Suite or in any other part of the Charthouse, nor shall anything be done therein, either willfully or negligently, which may be or become an annoyance or nuisance to any other Holders. No Holder shall make or permit any disturbing noises in the Charthouse hotel, nor do or permit anything to be done that will interfere with the rights, comfort or convenience of other Holders. No Holder shall play any musical instrument in the Charthouse hotel, nor give, nor permit it to be given, vocal or instrumental instruction at any time; provided, however, Charthouse Suites Vacation Ownership, Inc. or manager is authorized to permit the playing of musical instruments in lobbies and other such areas and facilities as deemed advisable.

8. Except as authorized by the Vacation License Plan, nothing shall be altered or constructed in or removed from the Charthouse hotel.

9. Nothing shall be done in any Suite or in any other part of the Charthouse hotel which will impair the structural integrity of the Charthouse hotel or which would structurally change the Charthouse hotel.

10. No clothes, sheets, towels, blankets, laundry or any other articles shall be hung out of a Suite or be exposed on any other part of the Charthouse hotel. The Charthouse hotel shall be kept free and clear of rubbish, debris and other unsightly materials.

11. No obstructing personal property shall be placed in the halls or on the staircase landings, nor shall anything be hung from the windows, terraces, balconies, patios or placed upon the window sills, nor shall any rugs or mops be shaken or hung on any of the windows, door, balconies, patios or terraces. No clothes, sheets, blankets, laundry or any other kind of articles shall be hung out of a Suite or exposed to, any other part of the Charthouse. No personal property shall be permitted on the balconies, terraces or patios, except that Charthouse Suites Vacation Ownership, Inc. may place and maintain patio furniture of a uniform type on balconies, terraces or patios. No Holder may utilize a grill on the balcony, terrace or patio, as the case may be.

12. No window, terrace, balcony or patio shall be enclosed or covered by any awning or otherwise enclosed, except as permitted by Charthouse Suites Vacation Ownership, Inc. or manager.

13. No industry, business, trade, occupation or profession of any kind, commercial, educational or otherwise, designed for profit or otherwise, shall be conducted, maintained or permitted on any part of the Charthouse, other than rental of Suites, use of the Suite as sales offices and for other business purposes permitted by the Vacation License Plan, including, but not limited to, those business purposes related to the common areas.

14. No public hall of the Charthouse shall be decorated or furnished by any Holder in any matter, except as permitted by Charthouse Suites Vacation Ownership, Inc. or manager.

15. Subject to the provisions of the Vacation License Plan, each Holder shall keep any Suite he or she occupies in a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown therefrom, or from the doors, windows, terraces or balconies thereof, any dirt or other substance.

16. All radio, television or other electrical equipment of any kind or nature located in a Suite shall be utilized in compliance with all rules, regulations, requirements and recommendations of Charthouse Suites Vacation Ownership, Inc. and the public authorities having jurisdiction over Charthouse, and the Holder alone shall be liable for any damage or injury caused by any electrical equipment improperly utilized by them in such Suite.

17. The agents of Charthouse Suites Vacation Ownership, Inc. and any contractor or workman authorized by Charthouse Suites Vacation Ownership, Inc. or manager may enter any Suite in Charthouse at any reasonable hour of the day after notification (except that in case of emergency no notification shall be required) for the purpose of inspecting such Suite for the presence of any vermin, insect or other pests, and for the purpose of taking such measures as may be necessary to control or exterminate any such vermin, insects or other pests.

18. Any consent or approval given under these rules and regulations may be added to, amended or repealed at any time by resolution of Charthouse Suites Vacation Ownership, Inc.

19. The parking areas shall be used only for parking of automobiles, motorcycles and other authorized vehicles. No Holder may park or store boats, trailers, recreational vehicles or related or similar vehicles at the Charthouse, except in areas which are specifically designated for such uses, if any. There is no assurance that parking for such vehicles will be available. No Holder shall park any vehicle except in areas authorized for such parking and Holders shall obey all parking regulations applicable to the Charthouse. Vehicles improperly parked may be towed at the Holder's sole cost and expense. No repair, lubrication or other maintenance of any kind shall take place in the parking areas and any automobile or motorcycle parked therein shall at all times be in running order.

20. No Holder shall at any time bring into or keep in their Suite any flammable, combustible or explosive fluid, material, chemical or substance.

21. Charthouse Suites Vacation Ownership, Inc. or manager of the Charthouse shall retain a pass key to each Suite. No Holder shall alter any lock or install a new lock on any door of a Suite. All Suites shall be on a master key system to be administered by Charthouse Suites Vacation Ownership, Inc. or manager of the Charthouse.

22. The Charthouse may include certain common facilities, such as a pool. Any use of such facilities shall be subject to and consistent with all rules and regulations for the use of such facilities which are promulgated by Charthouse Suites Vacation Ownership, Inc., which rules and regulations may be amended or modified from time to time without notice. All Holders shall be required to abide by said rules and regulations, and by any rules and regulations for common and recreational facilities associated with the Charthouse. Holders shall only have access to the Charthouse during their confirmed Occupancy Period(s).

23. All window coverings installed as part of the Suites must be maintained in said windows at all times. All window coverings shall be determined, installed and maintained by Charthouse Suites Vacation Ownership, Inc. or manager.

24. Holders shall comply with and conform to all applicable laws and regulations of the United States and the State of Florida and with all ordinances, rules and regulations of Pinellas County, and shall hold Charthouse Suites Vacation Ownership, Inc., manager and their respective officers and agents harmless from all fines, penalties, costs or prosecutions for the violation thereof or noncompliance therewith.

25. Unless otherwise designated by Charthouse Suites Vacation Ownership, Inc., the parking spaces will not be assigned, but are to be used on a first-come first-served basis. Holders shall be responsible for informing guests of all parking rules and regulations. No vehicle shall be parked in such a manner as to impede or prevent ready access to another parking space, nor shall any vehicle be parked in a driveway or fire lane. Any Holder who is not residing at a Suite shall not be entitled to use the parking areas.

26.  No Holder shall send any employee of Charthouse Suites
     Vacation Ownership, Inc. or manager on any private business of any Holder.

27. Any complaint regarding the management of the Charthouse hotel or the actions of any other Holder shall be made in writing to Charthouse Suites Vacation Ownership, Inc.

28. Bicycles, buggies and wagons shall be stored and parked in the designated storage areas, and shall not be placed on balconies or patios, in hallways or other areas of the Charthouse hotel.

29.  All Holders shall abide by the Charthouse Suites Vacation
     License Plan, the Bylaws, and these rules and regulations, as applicable.

30. Skateboards, rollerblades and rollerskates are strictly prohibited anywhere in the Charthouse hotel.

                             ANNEX C

              TIME SHARE PUBLIC OFFERING STATEMENT



















                    PUBLIC OFFERING STATEMENT

                               FOR

      CHARTHOUSE SUITES INVESTMENT AND OWNERSHIP INTERESTS



THIS PUBLIC OFFERING STATEMENT CONTAINS IMPORTANT MATTERS TO BE CONSIDERED IN ACQUIRING A CHARTHOUSE SUITES VACATION INVESTMENT AND OWNERSHIP INTEREST. THE STATEMENTS CONTAINED HEREIN ARE ONLY SUMMARY IN NATURE. A PROSPECTIVE PURCHASER SHOULD REFER TO ALL REFERENCES, EXHIBITS HERETO, CONTRACT DOCUMENTS AND SALES MATERIALS. YOU SHOULD NOT RELY UPON ORAL REPRESENTATIONS AS BEING CORRECT. REFER TO THIS DOCUMENT AND ACCOMPANYING EXHIBITS FOR CORRECT REPRESENTATIONS. THE SELLER IS PROHIBITED FROM MAKING ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE CHARTHOUSE SUITES VACATION LICENSE PLAN, THIS PUBLIC OFFERING STATEMENT OR THE PROSPECTUS FOR THE CHARTHOUSE SUITES INVESTMENT AND OWNERSHIP INTERESTS.

               INDEX TO PUBLIC OFFERING STATEMENT
                        TEXT AND EXHIBITS


TAB #             PUBLIC OFFERING STATEMENT

0                 Public Offering Statement Text

1                 Master License Agreement or Membership
Agreement         or Recreational Lease

2                 Receipt for Time Share Documents

A1                Declaration of Condominium

A2                Cooperative Documents

A3                Declaration of Covenants and Restrictions

A4                Association Articles of Incorporation

A5                Association By-Laws

A6                Underlying Lease

A7                Management Agreement and Related Contracts

A8                Estimated Operating Budget for Plan and
                  Schedule of Required Purchasers' Expenses

A9                Floor and Plot Plans

A10               Leases of Facilities to be Used Only by
                  Purchasers

A11 Leases of Facilities to be Used by Purchasers and Others

A12               Form of Time Share Period Lease for Leasehold
                  Offer

A13               Declaration of Servitude of Properties

A14               Statement of Condition

A15               Statement of Inspection

A16               Purchase Contract

A17               Executed Agreement for Escrow Payments

A18               Summary of Restrictions on Use of
                  Accommodations and Facilities

A19               Other Documents Creating the Time Share Plan

A20               Other Contracts or Leases Signed by Purchasers

A21               Nondisturbance and Notice to Creditors

A22               Notice of Election to be Deemed a Member Resort

A23               Form of Vacation License

                           EXHIBIT "O"

      CHARTHOUSE SUITES INVESTMENT AND OWNERSHIP INTERESTS

                 PUBLIC OFFERING STATEMENT TEXT

             INDEX TO PUBLIC OFFERING STATEMENT TEXT


I.   PUBLIC OFFERING STATEMENT DEFINITIONS AND
     ABBREVIATIONS . . . . . . . . . . . . . . . . . . . . . .  1

II.  REQUIRED DISCLOSURES. . . . . . . . . . . . . . . . . . .  4

III. PUBLIC OFFERING STATEMENT TEXT. . . . . . . . . . . . . .  5
       A.  THE TIME SHARE PLAN . . . . . . . . . . . . . . . .  6
           1.   The Plan . . . . . . . . . . . . . . . . . . .  6
                a.  Resort Facility. . . . . . . . . . . . . .  6
                b.  Common Amenities . . . . . . . . . . . . .  6
           2.   Common Expenses and Elements of the Plan . . .  9
       B.  CLUB MEMBERSHIP OR RECREATIONAL LEASE, AS
           APPLICABLE. . . . . . . . . . . . . . . . . . . . . 11
       C.  TERM OF PLAN. . . . . . . . . . . . . . . . . . . . 11
       D.  RESPONSIBLE ENTITIES. . . . . . . . . . . . . . . . 11
           1.   The Entities . . . . . . . . . . . . . . . . . 11
           2.   Judgments and Pending Lawsuits . . . . . . . . 13
       E.  RESORT/COMPONENT SITE . . . . . . . . . . . . . . . 13
           1.   The Resort Accommodations and Facilities . . . 13
                a.  Restrictions on Use. . . . . . . . . . . . 15
                    (1)  Occupancy and Use Restrictions. . . . 15
                b.  Private Use. . . . . . . . . . . . . . . . 18
                c.  Rules and Regulations. . . . . . . . . . . 18
           2.   Phasing. . . . . . . . . . . . . . . . . . . . 18
           3.   Recreational Facilities. . . . . . . . . . . . 18
           4.   Financial Arrangements for Promised
                Improvements . . . . . . . . . . . . . . . . . 19
           5.   Utilities. . . . . . . . . . . . . . . . . . . 20
           6.   Insurance. . . . . . . . . . . . . . . . . . . 20
           7.   Leasing of Units/Sale of Whole Units . . . . . 22
           8.   Disclosures Regarding Real Property. . . . . . 22
           9.   Description of Developer Financing . . . . . . 22
           10.  Control of Association . . . . . . . . . . . . 22
       F.  BUDGETS, DUES AND FEES. . . . . . . . . . . . . . . 23
           1.   Estimated Operating Budgets. . . . . . . . . . 23
       G.  PURCHASE OF AN OWNERSHIP INTEREST . . . . . . . . . 24
           1.   Licensee's Right of Cancellation . . . . . . . 24
           2.   Total Financial Obligation of the Licensee . . 24
           3.   Status of Title Underlying Each
                Resort/Component Site. . . . . . . . . . . . . 25
           4.   Restrictions Upon Rental or Resale . . . . . . 25
           5.   Special Risk Factors . . . . . . . . . . . . . 26
       H.  EXCHANGE PROGRAM OPPORTUNITIES. . . . . . . . . . . 26
       I.  SERVICE, MAINTENANCE OR RECREATIONAL CONTRACTS
           OR LEASES THAT MAY BE CANCELED BY LICENSEES . . . . 27
       J.  NAME OF THE PERSON WHO WILL OR MAY HAVE THE
           RIGHT TO ALTER, AMEND OR ADD TO THE CHARGES
           WHICH THE LICENSEE MAY BE SUBJECT AND THE TERMS
           AND CONDITIONS UNDER WHICH SUCH ALTERATIONS,
           AMENDMENTS OR ADDITIONS MAY BE IMPOSED. . . . . . . 28
       K.  PROVISIONS FOR ALTERATIONS OF UNITS BY
           DEVELOPER . . . . . . . . . . . . . . . . . . . . . 28
       L.  AMENDMENTS TO THE TIME SHARING PLAN . . . . . . . . 28
       M.  LIEN ON TIME SHARE LICENSES TO SECURE
           ASSESSMENTS . . . . . . . . . . . . . . . . . . . . 29
       N.  AD VALOREM TAXES. . . . . . . . . . . . . . . . . . 29
       O.  GUARANTEED RENTAL ARRANGEMENT . . . . . . . . . . . 29
       P.  TAX CONSIDERATIONS. . . . . . . . . . . . . . . . . 31

I.   PUBLIC OFFERING STATEMENT DEFINITIONS AND ABBREVIATIONS

     A. "Act" means Chapter 721, Florida Statutes, as amended prior to the recordation of these covenants, conditions and restrictions.

     B. "Annual Assessment" means the share of funds required for the payment of Common Expenses which is assessed annually against a Licensee by Charthouse Suites Vacation Ownership, Inc.

     C. "Articles" means the Articles of Incorporation of Charthouse Suites Vacation Ownership, Inc.

     D. "Assigned Unit" means the Unit of a certain category of hotel suite assigned to a Licensee by Developer at the time of conveyance of a Time Share License which such Licensee shall occupy during the Licensee's "Assigned Unit Week" (as hereinafter defined).

     E.   "Assigned Unit Week" means the Unit Week assigned to a
Licensee by the Developer at the time of conveyance of a Time
Share License.

     F.   "Board" means the Board of Directors of Charthouse
Suites Vacation Ownership, Inc.

     G.   "By-Laws" means the By-Laws of Charthouse Suites
Vacation Ownership, Inc.

     H. "Common Amenities" means those areas not included as part of the Resort Facility which are to be used by Licensees of the Resort Facility and other hotel guests. The Common Amenities shall consist of a swimming pool, administrative office and laundry facilities. The Common Amenities may be expanded from time to time in the sole discretion of the Developer in the manner provided for in the Plan. Licensees of the Resort Facility shall not acquire any direct ownership in the Common Amenities, however, the Common Amenities initially provided for by the Developer, as described herein, shall be leased by Charthouse Suites Vacation Ownership, Inc. pursuant to the provisions set forth in the Master License Agreement and available for reasonable use by Licensees.

     I.   "Common Areas" means those portions of the Resort
Facility which are not included in the Units and specifically excludes any portion of the Common Amenities.

     J. "Common Expenses" means costs incurred in the operation of the Resort Facility, the Common Amenities, and Common Areas and includes:

          1. Costs relating to or incurred in the operation, maintenance, repair or replacement of the Units, the Common Areas, the Common Amenities, including, but not limited to, real estate taxes, costs of carrying out the powers and duties of Charthouse Suites Vacation Ownership, Inc., costs of fire and extended coverage insurance; and

          2. Any other expenses designated as "Common Expenses" in accordance with applicable law by Charthouse Suites
     Vacation Ownership, Inc. in its sole discretion or as set forth in the Vacation License Plan.

     K. "Developer" means Charthouse Suites Vacation Ownership Inc., a Florida corporation, its grantees, successors and assigns. A "Licensee" (as hereinafter defined) shall not solely by reason of the purchase of a "Time Share License" (as hereinafter defined) by deemed a grantee, successor or assign of Developer's rights or obligations under the Plan unless such Licensee acquires the interests for purposes of resale or is specifically so designated as a successor or assign of Developer's rights or obligations in the respective instrument of conveyance or other instruments executed by Developer. Nothing herein shall be deemed to contradict the definition of Developer in the Time Share Act with regard to the sale of time share licenses.

     L. "Division" as used herein shall be deemed to mean and refer to the Division of Florida Land Sales, Condominiums and Mobile Homes, Department of Business and Professional Regulation.

     M. "License" means a right to occupy a time share unit, terminating on December 31, 2050, which right is neither coupled with a freehold interest nor coupled with an estate for years with a future interest in a time share property, as described in the Plan.

     N. "Licensee" means a person to whom the Developer has conveyed of record a Time Share License, his heirs, successors and assigns.

     O. "Managing Entity" means the person who operates or maintains the Plan pursuant to Section 721.13(1), F.S.

     P.   "Plan" or "Vacation License Plan" or "Time Sharing
Plan" means the Charthouse Suites Vacation License Plan, as amended from time to time.

     Q. "Preferred Lender" means a bank, a federal or state savings and loan association, an insurance company, a security agreement company, a real estate investment or business trust, a pension fund, an agency of the United States government, any other lender generally recognized as an institutional type lender owning and holding a security agreement encumbering a Time Share License and includes Developer or its assigns with respect to security agreements which it holds encumbering a Time Share License including liens for Annual Assessments.

     R. "Resort Facility" means the property described on Exhibit "A" attached to the Vacation License Plan, and all improvements thereon (including the Units and the Common Areas and all furniture, furnishings and fixtures therein) and all easements and rights appurtenant thereto intended for use in connection therewith, but shall not include the attached marina which shall remain the sole and exclusive property of Decade Properties, Inc., or its grantees, successors, and assigns.

     S. "Rules and Regulations" means the Rules and Regulations of Charthouse Suites Vacation Ownership, Inc.

     T. "Service Period" means that period of time designated by Charthouse Suites Vacation Ownership, Inc. in its sole discretion, commencing at the end of each Unit Week and ending at the beginning of the next Unit Week or as necessary to be used by Charthouse Suites Vacation Ownership, Inc. to clean, service and maintain a Unit and the Common Areas. The Service Period shall initially run for six (6) hours from 10:00 a.m. until 4:00 p.m. however it may be changed by Charthouse Suites Vacation Ownership, Inc. in its sole discretion provided however that the Service Period shall not be less than three (3) hours nor more than seven (7) hours, unless needed for an emergency.

     U. "Special Assessment" means a share of funds required for the payment of Common Expenses which from time to time is assessed against a Licensee in addition to the Annual Assessment.

     V. "Time Share License" or "License" means the ownership of a time share license which is an estate for years, terminating on December 31, 2050.

     W. "Unit" means a part of the Resort Facility which is subject to exclusive possession of a licensee.

     X. "Unit Week" means a period of use of a Unit which shall consist of not less than seven (7) days. Unit Weeks are computed as follows:

          Unit Week No. 1 is the Seven (7) Days commencing on the first Friday, Saturday or Sunday in each year.

          Unit Week No. 2 is the Seven (7) Days succeeding.

          Additional Unit Weeks, up to and including Unit Week
          No. 51, are computed in a like manner.

          Unit Week No. 52 contains the Seven (7) Days succeeding the end of Unit Week No. 51, without regard to the month or year. Unit Weeks run from 12:00 p.m. on the first Sunday of the Unit Week to 12:00 p.m. on the last Saturday of the Unit Week, subject to the service period as defined in Article I (V) hereof. Any excess days not otherwise assigned shall remain the property of the Developer.

II.  REQUIRED DISCLOSURES

     A. THERE IS A LIEN OR LIEN RIGHT AGAINST EACH CHARTHOUSE SUITES VACATION INVESTMENT AND OWNERSHIP INTEREST TO SECURE THE PAYMENT OF ASSESSMENTS OR OTHER EXACTIONS COMING DUE FOR THE USE, MAINTENANCE, UPKEEP OR REPAIR OF THE RECREATIONAL OR COMMONLY USED FACILITIES. A LICENSEE'S FAILURE TO MAKE THESE PAYMENTS MAY RESULT IN CANCELLATION OF THE LICENSE AND THE RIGHT TO USE THE UNIT.

          For a more complete description, please refer to
Article V of the Vacation License Plan attached as Exhibit "A19" to the Public Offering Statement.

     B.   THE DEVELOPER HAS THE RIGHT TO RETAIN CONTROL OF
CHARTHOUSE SUITES VACATION OWNERSHIP, INC. EVEN AFTER A MAJORITY
OF THE LICENSES HAVE BEEN SOLD.

          For a more complete description of the Developer's right of control, please refer to Article III of the Vacation
License Plan attached as Exhibit "A19" to the Public Offering
Statement.

     C. THE PURCHASE OF A TIME SHARE PERIOD SHOULD BE BASED UPON ITS VALUE AS A VACATION EXPERIENCE OR FOR SPENDING LEISURE TIME, AND NOT CONSIDERED FOR PURPOSES OF ACQUIRING AN APPRECIATING INVESTMENT OR WITH AN EXPECTATION THAT THE TIME SHARE PERIOD MAY BE RESOLD UNLESS YOU ARE PURCHASING IT AS A SECURITY.

     D.   YOU MAY CANCEL THE PURCHASE AGREEMENT WITHOUT ANY
PENALTY OR OBLIGATION WITHIN TEN (10) DAYS FROM THE DATE YOU SIGN
THE CONTRACT, AND UNTIL TEN (10) DAYS AFTER YOU RECEIVE THIS
PUBLIC OFFERING STATEMENT, WHICHEVER IS LATER.

     E. IF YOU DECIDE TO CANCEL THE CONTRACT IN THE ALLOWED CANCELLATION PERIOD, YOU MUST NOTIFY THE DEVELOPER IN WRITING OF YOUR INTENT TO CANCEL. YOUR NOTICE OF CANCELLATION SHALL BE EFFECTIVE UPON THE DATE SENT AND SHALL BE SENT TO CHARTHOUSE SUITES VACATION OWNERSHIP INC., 250 PATRICK BLVD., BROOKFIELD, WI 53045. ANY ATTEMPT TO OBTAIN A WAIVER OF YOUR CANCELLATION RIGHTS IS UNLAWFUL. WHILE YOU MAY EXECUTE ALL CLOSING DOCUMENTS IN ADVANCE, THE CLOSING, BEFORE EXPIRATION OF YOUR TEN (10) DAY CANCELLATION PERIOD, IS PROHIBITED.

     F.   PURSUANT TO THE ACT, YOU MAY ALSO CANCEL THE CONTRACT
AT ANY TIME AFTER THE ACCOMMODATIONS OR FACILITIES ARE NO LONGER
AVAILABLE AS PROVIDED IN THE PLAN AND THE PUBLIC OFFERING
STATEMENT.

     G.   THE ACT INCLUDES A RIGHT TO CANCEL IF THE
ACCOMMODATIONS OR FACILITIES ARE NO LONGER AVAILABLE.  THE PLAN
CONTEMPLATES THAT UNITS MAY NOT BE AVAILABLE FROM TIME TO TIME IN
ORDER TO MAINTAIN, REPAIR OR UPDATE THE UNITS.  IN SUCH EVENT,
AND ON AN INTERIM BASIS TO TIME CHARTHOUSE SUITES VACATION
OWNERSHIP, INC. WILL OBTAIN AT ITS OWN EXPENSE EQUIVALENT
ACCOMMODATIONS FOR A PURCHASER.

     H.   ANY RESALE OF THIS TIME SHARE LICENSE MUST BE
ACCOMPANIED BY CERTAIN DISCLOSURES IN ACCORDANCE WITH SECTION
721.065, FLORIDA STATUTES.

     I. THIS PUBLIC OFFERING STATEMENT CONTAINS IMPORTANT MATTERS TO BE CONSIDERED IN ACQUIRING A CHARTHOUSE SUITES VACATION INVESTMENT AND OWNERSHIP INTEREST. THE STATEMENTS CONTAINED HEREIN ARE ONLY SUMMARY IN NATURE. A PROSPECTIVE PURCHASER SHOULD REFER TO ALL REFERENCES, EXHIBITS HERETO, THE PLAN AND SALES MATERIALS. YOU SHOULD NOT RELY UPON ORAL REPRESENTATIONS AS BEING CORRECT. REFER TO THIS DOCUMENT AND ACCOMPANYING EXHIBITS FOR CORRECT REPRESENTATIONS. THE SELLER IS PROHIBITED FROM MAKING ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE CONTRACT AND THIS PUBLIC OFFERING STATEMENT.

     J.   THE PLAN PROVIDES THAT THE DEVELOPER MAY CANCEL IN ITS
SOLE DISCRETION THE CONTRACT IN THE EVENT THAT LESS THAN 76
INTERESTS (OF ANY CLASS) ARE SOLD BY THE DEVELOPER BEFORE
DECEMBER 31, 1997.

III. PUBLIC OFFERING STATEMENT TEXT

     This Summary does not purport to be a complete description of the Charthouse Suites Vacation Investment and Ownership Interests and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Public Offering Statement and the Annexes and Exhibits thereto. Capitalized terms used, but not defined in this Summary, are defined elsewhere in this Public Offering Statement. Prospective purchasers are urged to read and evaluate this Public Offering Statement and the Annexes and Exhibits in their entirety in order to weigh fully the merits and risks of an investment in the Interests.

     Charthouse Suites Vacation Ownership, Inc., a Florida corporation (the "Company" or "Charthouse"), hereby offers Class A Interests, Class B Interests, Class C Interests, Class D Interests, Class E Interests, and Class F Interests (collectively hereafter the "Interests") for sale to purchasers. The purchaser of an Interest (a "Licensee") will have the right to use for two specific and consecutive weeks of every Spring, Summer, Fall, and Winter Season until December 31, 2050, a hotel suite of a certain category in the Charthouse Suites hotel located in Clearwater Beach, Florida. The Licensee will have the flexibility to use one or more of the eight weeks each year, place one or more weeks in the Charthouse rental pool and receive net earnings arising from renting hotel suites, if any, or join RCI Travel's Vacation Exchange Program and utilize the RCI Travel's Vacation Exchange Program to exchange vacation weeks at the Charthouse Suites hotel for vacation weeks at approximately 2,800 RCI affiliated resorts located around the world.

     A.   THE TIME SHARE PLAN

          1.   The Plan

          The name of the Time Share Plan is Charthouse Suites Vacation Investment and Ownership Interest, and all accommodations and facilities are located at 850 Bayway Blvd., Clearwater Beach, Florida. The Resort Facility is owned in fee simple by Decade Properties, Inc., without any outstanding mortgages. The Developer is the holder of a Master License and Non-exclusive Easement which granted to the Developer certain rights to use the hotel room and suites (hereafter ("Suites") and common areas of the Resort Facility. The Developer has been formed to facilitate the sale of Interests to use the Resort Facility. The Resort Facility or common amenities does not include the marina on the Resort Facility.

          The property upon which the accommodations and facilities are located is divided into two (2) categories as follows:

               a.   Resort Facility:  The overall project
consists of twenty-five (25) Units contained in one (1) building.
The Resort Facility also includes use of all furniture, furnishings and fixtures therein. All Units are located upon the Resort Facility.

               b. Common Amenities: There shall be certain Common Amenities available for use by Licensees in connection with the Resort Facility. The Common Amenities are those areas not included as part of the Resort Facility which are to be used by Licensees of the Resort Facility and Licensees in subsequent Phases of the development, including the Developer, its successors and assigns. The Common Amenities shall be located on the property are described in the Vacation License Plan.

          The Developer shall convey to each Licensee by License the ownership of a time share license which is an estate for years terminating on December 31, 2050 entitling the Licensee to occupancy of an Assigned Unit during an Assigned Week, as set forth in the Plan.

          The Developer shall enter into a License with each Licensee, whereby such Licensee is granted the right to receive rental revenue from the Charthouse rental pool, if any, and, upon request, occupy a particular category of suite for eight weeks each calendar year (two weeks in each season) terminating on December 31, 2050. Winter is Weeks 46-52 and 1-6, Spring is Weeks 7-19, Summer is Weeks 20-32 and Fall is Weeks 33-45. The Developer and/or Managing Entity shall establish the annual
Schedule in its sole discretion, whose decision as to the Weeks assigned to a Licensee each calendar year shall be final. The particular Unit to which the Licensee's Weeks shall be applicable shall be assigned by the Developer and/or the Managing Entity in the category of the Class of Interest purchased by the Licensee. The category of suite that may be used by a Licensee shall be determined by the Class of Interest purchased by the Licensee. The Classes of Interests are as follows:

Class A Interests--  The ownership of A Interests allows the
Standard Studio      Licensee use of a standard studio suite
Suite:               with 2 queen sized beds overlooking the
                     marina and Clearwater Bay, for two weeks in each season until December 31, 2050. Units
                     201, 202, 301, 302, 401 and 402 in
                     Charthouse Suites Hotel are the suites
                     applicable to the Class A Interests. The suites have approximately 364 square feet.

Class B Interest--   The ownership of B Interests allows the
King Bed Studio      Licensee use of a spacious King Studio
Suite:               suite with 1 king sized bed overlooking the
                     marina and Clearwater Bay, for two weeks in each season until December 31, 2050. Units
                     103, 104, 105 and 106 in Charthouse Suites
                     Hotel are the suites applicable to the
                     Class B Interests.  The suites have
                     approximately 360 square feet.

Class C Interests-- The ownership of C Interests allows the Large Studio Suite: Licensee use of a large studio suite with 2 queen sized beds overlooking Clearwater
                     Bay, the marina or southern exposure, for two weeks in each season until December 31, 2050. Units 101, 102, 206, 207, 305 and
                     306 in Charthouse Suites Hotel are the
                     suites applicable to the Class C Interests.
                     The suites have approximately between 430 and 436 square feet.

Class D Interests--  The ownership of D Interests allows the
1 Bedroom Suite:     Licensee use of a  one bedroom suite
                     overlooking the marina, Clearwater Bay, the swimming pool or southern exposure for two weeks in each season until December 31, 2050. Units 204, 303, 304, 307, 403 and
                     404 in Charthouse Suites Hotel are the
                     suites applicable to the Class D Interests.
                     The suites have approximately between 638 and 869 square feet.

Class E Interests--  The ownership of E Interests allows the
1 Bedroom Suite      Licensee use of a  one bedroom suite with
(with lanai):        lanai with a view of Clearwater Bay, for
                     two weeks in each season until December 31, 2050. Units 203 and 205 in Charthouse
                     Suites Hotel are the suites applicable to the Class E Interests. The suites have approximately between 815 and 982 square feet.

Class F Interest--   The ownership of F Interests allows the
Penthouse:           Licensee use of a two bedroom penthouse
                     suite, with a fully equipped kitchen,
                     living room, den, dining room, two full
                     baths (one with a jacuzzi), and a large
                     private balcony overlooking Clearwater Bay, for two weeks in each season until December 31, 2050. Unit 405 in Charthouse
                     Suites Hotel is the suite applicable to the Class F Interest. The suite has approximately 1,875 square feet.

The remainder interest shall be vested in the Developer. A Licensee may be the Licensee of more than one (1) License or more than one (1) Interest. The Licensee shall be entitled to the exclusive use of a Unit in the Class of Interest purchased, the specific Unit to be designated by the Managing Entity, which use shall only be during the Assigned Unit Weeks and to no other Unit or during any other Unit Weeks. A Licensee should expect to occupy different suites available within the Class of Interest purchased for each of the Licensee's Unit Weeks. During the Assigned Unit Weeks, the Licensee shall also have the right to the non-exclusive reasonable use of the common areas of the Resort Facility. A Licensee shall not have the right to the use of the Resort Facility, except during such Licensee's Assigned Unit Weeks.

          Title to the Resort Facility, and the Common Amenities, will at all times, be vested in Decade Properties, Inc., its successors, grantees and assigns. The Developer has obtained the rights to the Resort Facility, Common Amenities and Common Areas pursuant to a Master License Agreement (which is attached as an exhibit). A Licensee may be the Licensee of more than one time share license. The grant of a License by the Developer of a time share license shall designate a Unit which the Licensee shall occupy and a Unit Week during which the Licensee shall occupy his Unit. The Unit and Unit Week which is designated for use by a particular Licensee shall be such Licensee's Assigned Unit and Assigned Unit Week. Such Assigned Unit and Assigned Unit Week shall be selected by the Licensee. The Licensee shall be entitled to exclusive use of the Assigned Unit, during the Assigned Unit Week and to none other, and to the nonexclusive reasonable use of the Common Amenities in accordance with the Plan. The Licensee of a time share license shall not have any right to use any portion of the property not specifically designated for use by Licensees of time share licenses, including, but not limited to the marina.

          It is to be specifically noted that the Common
Amenities are not included as part of the Resort Facility, and no Licensee shall acquire any ownership interest therein or in the marina.

          CHARTHOUSE SUITES VACATION OWNERSHIP, INC. is the governing body for the operation of the Resort Facility and Common Amenities. Charthouse Suites Vacation Ownership, Inc. shall have the obligation to maintain, manage, repair and replace the Common Amenities and such costs will be common expenses. The legal description of the Common Amenities may be amended by the Developer provided that such an amendment shall not affect the legal description of the Resort Facility or any Member Resort Facility.

          The Developer does not plan to develop adjacent properties as a Resort Facility.

          For a more complete description of the Plan, please refer to Exhibit "A19" to this Public Offering Statement.

          2.   Common Expenses and Elements of the Plan

          The assessment of Common Expenses for management and maintenance of the Resort Facility is apportioned in accordance with Article IV of the Vacation License Plan.

          Under the Plan, the Managing Entity shall assess each Licensee in the Resort Facility its share of the Common Expenses, which share shall be assessed annually as an Annual Assessment, and the Managing Entity shall collect said sums. The Assessment shall be determined as follows: Each Licensee shall be responsible for a proportionate share of the Common Expenses attributable to the Unit Weeks which are licensed to the Licensee. It is understood that the total Common Expenses shall be allocated to the respective Classes of Interests as follows:

                                                      Total
                              Total of Category   Per Interest

          Class A Interest    -    14.5716%           .3736%
          Class B Interest    -    11.4284%           .4396%
          Class C Interest    -    22.7142%           .5824%
          Class D Interest    -    31.2858%           .8022%
          Class E Interest    -    11.2858%           .8681%
          Class F Interest    -     8.7143%          1.3407%
          Total                        100%

Each License shall be responsible for a uniform portion of the Common Expenses allocated to the Class of Interest under such License, with the numerator being the number of Assigned Unit Weeks licensed to the Licensee and the denominator being the total number of Unit Weeks included in that particular class.

     For the period through and including December 31, 1997 the Developer guarantees that the Annual Assessment per Unit Week shall not exceed the amounts per Class of Interest as set forth below:

                    Class A   -    $175.00
                    Class B   -    $175.00
                    Class C   -    $190.00
                    Class D   -    $270.00
                    Class E   -    $290.00
                    Class F   -    $350.00

     Thereafter, such Annual Assessment shall not increase annually by more than 10% per annum determined on a compounded basis (except for the portion of the assessment relating to real estate taxes and insurance) without the affirmative vote of a majority in interest of the total Unit Weeks. An Advisory Committee as described in subsection C below may be consulted for advice regarding certain management decisions relevant to establishing the Annual Assessment. The Licensee shall not have the right to use of a suite during such Licensee's assigned Unit Weeks if the Licensee is not current in the payment of Annual Assessments due by the Licensee as determined by the Managing Entity. If the Licensee participates in an Exchange Program, then prior to any transfer of a Unit Week to which the Licensee is entitled, all assessments which will be applicable for all periods prior to the Unit Week(s) to be transferred shall be due and must be paid in full prior to any transfer. Any transfer without such assessments being paid in full shall be void and neither the Managing Entity nor the Developer shall be bound to honor the transfer.

     For a more complete description of the manner in which the undivided interest of each Licensee has been determined and the apportionment of Common Expenses, please refer to Articles II, IV, and VII of the Vacation License Plan attached as Exhibit "A19" to this Public Offering Statement.

     As set forth in the Plan, Common Expenses include indemnification for the Developer against any and all claims, suits, actions, damages and/or causes of action arising from any personal injury, loss of life, and/or damage to property, sustained on the Resort Facility and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim, the investigation thereof or the defense of any action or proceeding brought thereon and from and against any orders, judgments and/or decrees which may be entered thereon. Included in the foregoing provisions of indemnification are any expense that the Developer may be compelled to incur in bringing suit for the purpose of enforcing rights hereunder or for the purpose of compelling the specific enforcement of the provisions, conditions and covenants to be kept and performed by the Licensees.

     B.   CLUB MEMBERSHIP OR RECREATIONAL LEASE, AS APPLICABLE

     The Common Amenities are available pursuant to the Master License Agreement, and, specifically, there are no other recreational leases or club memberships associated with this Vacation License Plan, nor is there any person, firm or entity, other than Charthouse Suites Vacation Ownership, Inc. (for maintenance purposes), reserving the right to collect any fee or other payment for use of the facilities.

     C.   TERM OF PLAN

     The interests being conveyed in the Resort Facility shall be a time share license which is an estate for years terminating on December 31, 2050. Notwithstanding any provision to the contrary, in the event that less than 76 Interests are sold by the Developer by December 31, 1997, the Developer or Charthouse Suites Vacation Ownership, Inc. has the right to reacquire the Interests sold by refunding to the Licensees the purchase price paid by the Licensee less any and all income earned by such Licensee in connection with the ownership of the Interest or rentals earned for the assigned Unit Weeks less benefits for use of the suite. The Plan states assumed benefits. The Licensees shall not be entitled to a refund of any Maintenance Fees paid. Upon such reacquisition, this Plan and the License Agreements shall be null and void.

     In the event of the termination of this Plan, the Resort
Facility shall be deemed removed from the provisions of the Act and all Licenses will be deemed canceled with all Licensees relinquishing any and all rights under the Plan.

     D.   RESPONSIBLE ENTITIES

          1.   The Entities

          The rights and obligations inherent in the management of the Resort Facility is vested in CHARTHOUSE SUITES VACATION OWNERSHIP, INC., a Florida corporation, organized pursuant to the provisions of Florida Statutes. The address for Charthouse Suites Vacation Ownership, Inc. is 250 Patrick Blvd., Brookfield, WI 53045. Charthouse Suites Vacation Ownership, Inc. is responsible for the maintenance and operation of Charthouse Suites Vacation Investment and Ownership Interests. Charthouse Suites Vacation Ownership, Inc. is also responsible for the operation, management and maintenance of the Common Amenities and may also become responsible, pursuant to the terms and conditions of the Plan, for operation, maintenance and management of additional properties (Member Resorts) as described herein.

          The Vacation License Plan provides that Charthouse Suites Vacation Ownership, Inc. may enter into a Management Agreement with a management company in order to confer on another management entity, responsibility for management and operation of the Resort Facility, Common Amenities and/or any Member Resort Facility.

          Charthouse Suites Vacation Ownership, Inc. has entered into a Management Agreement with DECADE PROPERTIES, INC., a Wisconsin corporation, whose address is 250 Patrick Blvd., Brookfield, WI 53045. A copy of the Management Agreement is attached to this Public Offering Statement as Exhibit "A7". The Management Agreement shall commence on the date the Nondisturbance and Notice to Creditors is recorded and shall continue for a period of 54 years. There are substantial penalties in the event Decade Properties, Inc. is removed as a property manager.

          The duties of the Developer or Charthouse Suites
Vacation Ownership, Inc. shall include, but are not limited to:

               a.   Management and maintenance of all
                    accommodations and facilities;

               b.   Collection of all assessments for Common
                    Expenses;

               c.   Providing each year to all Licensees an
                    itemized Annual Budget, which shall include all receipts and expenditures of Common
                    Expenses;

               d.   Maintenance of all books and records
                    concerning the Vacation License Plan on the premises of the accommodations or facilities of the Plan and making all such books and records reasonably available for inspection by any Licensee;

               e. Arranging for an annual independent audit of all the books and financial records of the Vacation License Plan by a certified public accountant in accordance with generally accepted auditing standards as defined by the rules of the Board of Accountancy of the Department of Business and Professional Regulation; and

               f.   Making available for inspection by the
                    Division any books and records of the
                    Vacation License Plan upon the request of the Division.

          The compensation payable to the managing entity by Licensees in Charthouse Suites Vacation Investment and Ownership Interests shall be equal to $2,500 per month plus reimbursement of expenses incurred by providing services. Increases in compensation may take place annually pursuant to agreement in writing between Charthouse Suites Vacation Ownership, Inc. and managing entity, which is based on the increases in CPI index.

          The Developer reserves the right, in its sole discretion, to create an owners association or a separate
Condominium, Homeowners or other similar Association to manage the Resort. In such case, the Resort Facility shall be operated and managed by the newly created association.

          The name of the Developer is CHARTHOUSE SUITES VACATION
OWNERSHIP, INC., 250 Patrick Blvd., Brookfield, WI 53045. This is the first time share development for Charthouse Suites
Vacation Ownership, Inc. or its affiliates.

          The Chief Executive and Operating Officer for the Developer is Jeffrey Keierleber. Mr. Keierleber is responsible for overall operations, management and control of the development. Mr. Keierleber has had extensive experience in the real estate industry, including both development and marketing.

          2.   Judgments and Pending Lawsuits

          There are no judgments or pending suits against the Developer, Charthouse Suites Vacation Ownership, Inc. or the
Managing Entity which are material to the Vacation License Plan.

     E.   RESORT/COMPONENT SITE

          1.   The Resort Accommodations and Facilities

          As previously indicated, the Resort Facility consists of one (1) building, containing a total of twenty-five (25) hotel rooms ("Units"). Each Interest has the right to eight (8) Unit Weeks. There will be eight (8) time share licensees which represent for each Unit. With respect to the Resort Facility, there shall be a total of one hundred fifty (150) time share periods sold. This offering is limited to time share licenses in the Resort Facility.

          The Developer shall enter into a License with each Licensee, whereby such Licensee is granted the right to receive rental revenue, if any, and occupy a particular category of suite for eight weeks each calendar year (two weeks in each season) terminating on December 31, 2050. Winter is Weeks 46-52 and 1-6, Spring is Weeks 7-19, Summer is Weeks 20-32 and Fall is Weeks 33-
45. The Developer and/or Managing Entity shall establish the annual Schedule in its sole discretion, whose decision as to the Weeks assigned to a Licensee each calendar year shall be final. The particular Unit to which the Licensee's Weeks shall be applicable shall be assigned by the Developer and/or the Managing Entity in the category of the Class of Interest purchased by the Licensee. The category of suite that may be used by a Licensee shall be determined by the Class of Interest purchased by the Licensee. The Classes of Interests are as follows:

Class A Interests--  The ownership of A Interests allows the
Standard Studio      Licensee use of a standard studio suite
Suite:               with 2 queen sized beds overlooking the
                     marina and Clearwater Bay, for two weeks in each season until December 31, 2050. Units
                     201, 202, 301, 302, 401 and 402 in
                     Charthouse Suites Hotel are the suites
                     applicable to the Class A Interests.

Class B Interest--   The ownership of B Interests allows the
King Studio Suite:   Licensee use of a spacious King Studio
                     suite with 1 king sized bed overlooking the marina and Clearwater Bay, for two weeks in each season until December 31, 2050. Units
                     103, 104, 105 and 106 in Charthouse Suites
                     Hotel are the suites applicable to the
                     Class B Interests.

Class C Interests-- The ownership of C Interests allows the Large Studio Suite: Licensee use of a large studio suite with 2 queen sized beds overlooking Clearwater
                     Bay, the marina or southern exposure, for two weeks in each season until December 31, 2050. Units 101, 102, 206, 207, 305 and
                     306 in Charthouse Suites Hotel are the
                     suites applicable to the Class C Interests.

Class D Interests--  The ownership of D Interests allows the
1 Bedroom Suite:     Licensee use of a one bedroom suite
                     overlooking the marina, Clearwater Bay, the swimming pool or southern exposure for two weeks in each season until December 31, 2050. Units 204, 303, 304, 307, 403 and
                     404 in Charthouse Suites Hotel are the
                     suites applicable to the Class D Interests.

Class E Interests--  The ownership of E Interests allows the
1 Bedroom Suite      Licensee use of a one bedroom suite with
(with lanai):        lanai with a view of Clearwater Bay, for
                     two weeks in each season until December 31, 2050. Units 203 and 205 in Charthouse
                     Suites Hotel are the suites applicable to the Class E Interests.

Class F Interest--   The ownership of F Interests allows the
Penthouse:           Licensee use of a two bedroom penthouse
                     suite, with a fully equipped kitchen,
                     living room, den, dining room, two full
                     baths (one with a jacuzzi), and a large
                     private balcony overlooking Clearwater Bay, for two weeks in each season until December 31, 2050. Unit 405 in Charthouse
                     Suites Hotel is the suite applicable to the Class F Interest.

               a.   Restrictions on Use

               Licensees may be denied access to their Units upon failure to pay assessments (annual or special, if any) in accordance with the provisions of Section 721.13(6)(a), Florida
Statutes or for failure to pay for their Interests on a timely basis.

                    (1)  Occupancy and Use Restrictions

                         (a)  The Units shall be transient resort
occupancy only. No trade, business, profession or other type of commercial activity may be conducted in any Unit except for any Units which are used by Developer for models, sales offices, construction offices, storage or related uses. Each Licensee shall have the exclusive right to use and occupy his Assigned Unit during the Assigned Unit Week assigned to such Licensee subject to the provisions of the Plan.

                         (b)  Presently, a Licensee may not keep
a pet in his Unit, nor shall a Licensee keep any other animals, livestock or poultry in his Unit, nor may any of the same be raised, bred or kept upon the Common Areas or any portion of the Resort Facility. Charthouse Suites Vacation Ownership, Inc. shall have the authority in the future to adopt rules and regulations permitting the keeping of pets.

                         (c)  A Licensee shall not permit or
suffer anything to be done or kept in its Unit which will increase the insurance rates on its Unit or the Common Areas which will obstruct or interfere with the rights or other Licensees or Charthouse Suites Vacation Ownership, Inc. or the Managing Entity.

                         (d)  No Licensee shall annoy other
Licensees by unreasonable noises or otherwise and no Licensee shall commit or permit to be committed any nuisance or immoral or illegal act in its Unit or on the Common Areas.

                         (e)  In the event of damage to or
destruction of any Unit, the furnishings of any Unit or the Common Area caused by a Licensee or the family members, guests, invitees, lessees or licensees of a Licensee, such Licensee shall be liable for the cost of necessary repairs and reconstruction to restore the Unit, furnishings and/or Common Area to its original condition and the cost thereof shall be a lien in accordance with the terms provided for herein.

                         (f)  No Licensee (with the exception of
Developer, for so long as Developer is a Licensee) shall display any sign, advertisement or notice of any type on the exterior of its Unit, the Common Areas or at any window or other part of its Unit or on any personal property located therein; no Licensee shall erect any exterior antennae or aerials upon its Unit or the Common Areas; and no Licensee shall cause anything to project out of any window, door, porch or balcony except as may be approved in writing by Charthouse Suites Vacation Ownership, Inc. (except as installed as of the date the Plan is recorded or except as thereafter installed by Developer).

                         (g)  A Licensee (excluding Developer,
for so long as Developer is a Licensee) shall not be permitted to keep any boat, trailer, truck, camper, van in excess of twenty
(20) feet long, recreational vehicle or other vehicle which is not a private passenger car on any portion of the Resort Facility and any such vehicle shall be removed at the expense of the Licensee responsible therefor. The use of parking spaces may be further regulated and limited by the Rules and Regulations promulgated by Charthouse Suites Vacation Ownership, Inc.

                         (h)  No clothesline or other similar
device shall be allowed on any portion of the Resort Facility and no clothes, sheets, blankets, laundry, rugs or any kind of article shall be dried, aired, beaten or dusted by extending same from the windows, doors, porches or balconies of a Unit.

                         (i)  Each Licensee shall keep its Unit
in a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown therefrom or from the doors, windows, porch or balcony thereof any dirt or other substances.

                         (j)  Waterclosets and other water
apparatus on the Resort Facility shall not be used for any purposes other than those for which they were constructed. A Licensee shall pay for any damage to a Unit, its contents and/or the Common Areas because of the misuse of waterclosets or other apparatus in its Unit. Liability for any damage to a Unit caused by the moving or carrying of any article on the Resort Facility shall be borne by the Licensee responsible or the presence of such article. A Licensee shall be liable for the expense of any maintenance, repair or replacement of any real or personal property rendered necessary by his act, neglect or carelessness, or by that of any member of his family, or his or their guests, employees, agents, licensees, or lessees. Such liability shall include any increase in fire insurance rates occasioned by use, misuse, occupancy or abandonment of a Unit or the Common Areas and shall also include the cost of repairing broken windows. A Licensee shall also be liable for any personal injuries caused by his negligent acts or those of any member of his family, or his or their guests, employees, agents, licensees or lessees.
Nothing herein contained, however, shall be construed so as to modify any waiver by insurance companies of rights of subrogation.

                         (k)  No Licensee shall use or permit to
be brought into any Unit, porch or balcony any inflammable oils or fluids such as gasoline, kerosene, naphtha, benzine or other explosives or articles deemed extra hazardous to life, limb or property.

                         (l)  Charthouse Suites Vacation
Ownership, Inc. will retain a passkey to each Unit. No Licensee shall alter any lock or install a new lock on any door leading into its Unit without the prior written consent of Charthouse Suites Vacation Ownership, Inc. If such consent is given, the Licensee shall provide Charthouse Suites Vacation Ownership, Inc. with a key for the use of Charthouse Suites Vacation Ownership, Inc. In the event Charthouse Suites Vacation Ownership, Inc. is not provided with a key to the Unit, the Licensee shall pay the cost incurred by Charthouse Suites Vacation Ownership, Inc. in gaining entrance to its Unit.

                         (m)  No Licensee shall cook or barbecue
on any porch or balcony. Only lawn furniture is permitted on porches and balconies. The hanging of articles of any type on the porch or balcony railings is not permitted.

                         (n)  A Licensee may not make or cause to
be made any structural modifications to its Unit (except those modifications which exist as of the date the Plan is recorded or as made by Developer) without Charthouse Suites Vacation Ownership, Inc.'s prior written consent, which consent may be withheld for any reason.

                         (o)  There are no restrictions
prohibiting children in the Resort Facility or the Common
Amenities, however, parents shall be required to supervise children at all times.

               b. Private Use: The Units and the Common Areas are not for the use and enjoyment of the public, but are expressly reserved for the reasonable private use and reasonable enjoyment of the Developer, Charthouse Suites Vacation Ownership, Inc., the Managing Entity, the Licensees, guests, invitees and lessees in accordance with the Plan.

               c. Rules and Regulations: Charthouse Suites Vacation Ownership, Inc. shall impose rules and regulations regulating the use and enjoyment of the Units and the Common Areas. The rules and regulations so promulgated shall in all respects be consistent with the use covenants set forth in the Vacation License Plan and with the architectural and beautification concept presently existing. Charthouse Suites Vacation Ownership, Inc. may modify, alter, amend and rescind such rules and regulations, provided such modifications, alterations, amendments and rescissions are consistent with the use covenants set forth herein.

               A copy of the initial Rules and Regulations adopted by Charthouse Suites Vacation Ownership, Inc. is attached hereto as Exhibit "A18" to this Public Offering Statement.

          2.   Phasing

          The construction, finishing and equipping of the Resort
Facility and Common Amenities is complete.

          It is not the present intent of the Developer to develop additional properties which are located either adjacent to or contiguous with the Resort Facility and/or the Common
Amenities as shown on Exhibit "A9".

          3.   Recreational Facilities

          Those portions of the property designated as Common Amenities are not included as part of the Resort Facility, however, are to be used and occupied on a mutual and non-exclusive basis by Licensees in the Resort Facility and Licensees in previously or subsequently created developments. No Licensee shall acquire any exclusive possessory interest in the Common Amenities. All Common Amenities shall be managed by Charthouse Suites Vacation Ownership, Inc.

          The following is a description of the recreational and other commonly used facilities referred to above:

               a.   Swimming Pool

                    (1)  Location:  As shown on the Plot Plan as
                         set forth on Exhibit "A9" to the Public
                         Offering Statement
                    (2)  Approximate size:  546 sq. ft.
                    (3)  Approximate depth:  3-5 feet
                    (4)  Maximum capacity:  20 persons
                    (5)  The swimming pool is heated.

               b.   Administrative Office

                    (1)  Location:  As shown on the Plot Plan as
                         set forth on Exhibit "A9" to the Public
                         Offering Statement
                    (2)  Approximate size:  1325 sq. ft.
                    (3)  Maximum capacity:  3 persons

               c.   Laundry Room

                    (10  Location:  As shown on the Plot Plan as
                         set forth on Exhibit "A9" to the Public
                         Offering Statement
                    (2)  Approximate size:  170 sq. ft.
                    (3)  Maximum capacity:  3 persons

          There are no facilities which are not built.

          As previously indicated, the Common Amenities are not included as part of the Resort Facility, and no Licensee shall acquire any ownership interest therein. Title to the Common Amenities is vested in the Developer. The use rights of a Licensee in the Common Amenities shall be an estate for years, terminating on December 31, 2050. For a more complete description of the terms of such ownership, control and management by Charthouse Suites Vacation Ownership, Inc., please refer to Articles II, III, IV and VII of the Plan attached as Exhibit "A19" to this Public Offering Statement.

          The Developer is unable at this time to itemize each and every item of personal property to be used in connection with the common facilities. The minimum amount of expenditure that the Developer or Association will commit to purchase personal property for the Common Amenities shall be zero ($0.00).

          4.   Financial Arrangements for Promised Improvements

          All accommodations and facilities are presently complete.

          5.   Utilities

          The manner in which the utilities and other services are to be provided and the person or entity furnishing them are as follows:

               a.   Electricity:  Florida Power Corporation
               b.   Solid waste disposal:  City of Clearwater
               c.   Sewer and water:  City of Clearwater
               d.   Storm drainage:  Natural gravity flow
               e.   Garbage disposal:  City of Clearwater
               f.   Telephone:  Florida Telephone

          6.   Insurance

          Insurance is or will be maintained on the Resort Facility and Common Amenities by Charthouse Suites Vacation Ownership, Inc. Coverage shall include all risk, property damage, flood and personal injury insurance. All buildings shall be adequately covered to insure full replacement cost. The responsibility for maintaining all required insurance shall be that of Charthouse Suites Vacation Ownership, Inc. Insurance policies will be maintained, naming the Developer and Charthouse Suites Vacation Ownership, Inc. as their interests may appear. Premiums for payment of such insurance shall be paid by Charthouse Suites Vacation Ownership, Inc. and charged as part of the Common Expense. Insurance covering the replacement cost of all improvements located within each Unit will also be maintained by Charthouse Suites Vacation Ownership, Inc.

          For a further description of the terms and conditions of the required insurance coverage, please refer to Articles IX and X of the Vacation License Plan. Insurance policies will be made reasonably available for inspection by Licensees or their agents in accordance with law.

a.   Loss to Property

          Where a loss or damage occurs to any part of the Resort
Facility it shall be obligatory upon the Managing Entity to repair or restore the damage caused by said loss, subject to the provisions below.

          The Managing Entity shall promptly obtain reliable and detailed estimates of the cost of repairing and reconstruction of such damaged property for the purpose of determining whether the available insurance proceeds are sufficient to pay for the same.

          If the insurance proceeds are sufficient to pay for the estimated cost of restoration and repair, the Managing Entity shall have the right and obligation to cause the damage to be repaired and restored.

          If the net proceeds of the insurance are insufficient to pay for the estimated cost of restoration and repair (or for the actual cost thereof, if the work has actually been done), the Managing Entity shall promptly, upon determination of the deficiency, determine the amount of the Special Assessment which will be necessary to obtain the necessary funds to repair and to restore such damaged improvements. If the Special Assessment is 10% or less of the budgeted gross expenses for the calendar year in which the assessment is levied, then the Managing Entity shall levy such Assessment against the Licensees and shall upon receipt of adequate funds proceed to have the repairs and reconstruction completed. Each Licensee shall be responsible for a proportionate share of the Assessment attributable to the Unit Weeks which are licensed to the Licensee in the same manner that the Annual Assessment is allocated.

          If the Special Assessment exceeds 10% of the budgeted gross expenses for the calendar year in which the assessment is levied, then the damage or destruction shall not be repaired or reconstructed without the affirmative vote of a majority in interest of the total number of Unit Weeks. If the affirmative vote is obtained, then the Managing Entity shall levy such Special Assessment against the Licensees and shall upon receipt of adequate funds proceed to have the repairs and reconstruction completed. If the affirmative vote is not obtained, then in such event and only in such event, the damage and destruction shall not be repaired and this Plan and all Licenses shall terminate. The entire insurance proceeds shall be allocated between the Owner and the holders of the Unit Weeks in the Resort Facility with the holders of the right to use Unit Weeks being entitled to that portion of the proceeds equal to a ratio the numerator of which is the remaining number of years from the date of the damage to December 31, 2050 and the denominator is 64. The Owner shall be entitled to the balance of the proceeds. The proceeds due to the holders of the right to use Unit Weeks shall be allocated in the percentages and manner in which Common Expenses are allocated, provided that if a particular Licensee has not paid the entire purchase price and all payments for the License, then such Licensee shall have the option of (a) paying the balance due on such License, in which event such Licensee shall receive the pro rata share of insurance proceeds allocated to such Licensee's Unit Weeks as provided above, or (b) not paying such balance due on the purchase price of the License, in which event the insurance proceeds allocated to such Licensee's Unit Weeks shall be paid to the Developer.

          Notwithstanding any provision to the contrary, during such time that the Resort Facility or the Unit(s) are untenantable because of such damage or destruction, the Managing Entity shall notify the holders of the affected Unit Weeks and such holders shall not be permitted to use said Unit Weeks. Such affected holders shall not be entitled to any compensation for such loss of use, unless the Managing Entity is able to obtain and does obtain loss of use insurance coverage, in which event the affected holders shall only be entitled to the portion of loss of use insurance proceeds applicable to the Unit Weeks in which the Licensee was not able to occupy a suite because of such damage or destruction.

          7.   Leasing of Units/Sale of Whole Units

          Other than operating the Charthouse rental pool, the Developer's present plan does not include a program of leasing units rather than selling time share licenses, however, this shall not preclude the Developer from leasing or renting Units or time share periods.

          The Developer does not intend to offer whole Units in addition to Time Share Units,however, this shall not preclude the Developer from offering whole Units as part of future development.

          8.   Disclosures Regarding Real Property

          To the best knowledge, information and belief of the Developer, there are no unusual and material circumstances, features and characteristics of the property other than as set forth in this Public Offering Statement.

          There are no properties offered by the Developer for use by the Licensees which are neither owned by them or leased to them, Charthouse Suites Vacation Ownership, Inc., or any entity controlled by the Licensees.

          9.   Description of Developer Financing

          The Developer will be providing financing to all qualified Licensees, subject to terms to be agreed upon between the individual Licensee and Developer for up to seventy-five (75%) percent of the purchase price, for a term of up to thirty
(30) years, with increased licensing payment not to exceed the maximum rate interest allowed under Florida law. In the event of any change in any such financing, same shall be deemed not to be a material change to this Offering Statement.

          10.  Control of Association

          THE DEVELOPER HAS THE RIGHT TO RETAIN CONTROL OF
Charthouse Suites Vacation Ownership, Inc. AFTER A MAJORITY OF
THE LICENSES HAVE BEEN SOLD.

          For a more complete description of the Developer's right of control, please refer to the Vacation License Plan attached as Exhibit "A19" to the Public Offering Statement.

     F.   BUDGETS, DUES AND FEES

          1.   Estimated Operating Budgets

          The Estimated Operating Budget for the Resort Facility and the Common Amenities is attached as Exhibit "A8" to this Public Offering Statement. Based upon the Estimated Operating Budget, each Licensee shall be required to pay, as a Licensee, for each time share license owned the annual sum of set forth in the Estimated Operating Budget. There shall be a single Estimated Operating Budget for the Resort Facility, and for the Common Amenities. The Developer has undertaken to guarantee the assessments for the Resort Facility and Common Amenities during the current fiscal year commencing as of January 1, 1996 through December 31, 1997. In this regard, the Developer shall guarantee that assessments during the guarantee period shall not be made against any Licensee of a time Share License, other than the Developer, exclusive of real estate taxes, as set forth in the Estimated Operating Budget.

          For the period through and including December 31, 1997 the Developer guarantees that the Annual Assessment per Unit Week shall not exceed the amounts per Class of Interest as set forth below:

                    Class A   -    $175.00
                    Class B   -    $175.00
                    Class C   -    $190.00
                    Class D   -    $270.00
                    Class E   -    $290.00
                    Class F   -    $350.00

          Under December 31, 1997, the Developer will pay all expenses in excess of the amounts collectible from Unit Licensees pursuant to Section 721.05(x)(5), Florida Statutes.

          Pursuant to the Vacation License Plan, Charthouse Suites Vacation Ownership, Inc. has the authority to alter or amend charges for which the Licensee may be liable. This right includes the right of Charthouse Suites Vacation Ownership, Inc. to increase the Estimated Budget for the Resort Facility and Common Amenities from year to year (unless otherwise guaranteed by the Developer as set forth herein) and the right to make special assessments from time to time.

     G.   PURCHASE OF AN OWNERSHIP INTEREST

          1.   Licensee's Right of Cancellation

          Each Licensee is given the right, pursuant to Florida Statutes, Chapter 721, to cancel the License Agreement without any penalty or obligation within ten (10) days from the date the License Agreement is signed and until ten (10) days after receipt of the Public Offering Statement, whichever is later. Licensee must notify the Developer in writing of his/her intent to cancel. The Notice of cancellation shall be effective upon the date sent and shall be sent to the Developer at 250 Patrick Blvd., Brookfield, WI 53045. Any attempt to obtain a waiver of the Licensee's cancellation rights is unlawful. While the Licensee may execute all closing documents in advance, the closing, as evidenced by the delivery of the Deed, before the expiration of the ten (10) day cancellation period is prohibited.

          Each Licensee may also cancel the License Agreement at any time after the accommodations or facilities are no longer available as provided in the Vacation Plan and this Public Offering Statement. In such event, the Vacation Plan provides that a Licensee will receive the price of their Interest (exclusive of assessments) less any benefits received. The Vacation License Plan contemplates that purchasers may have the accommodation or facility unavailable on a temporary basis in order to facilitate repairs, maintenance, or emergencies. Such events shall not give rise to a right to cancel.

          2.   Total Financial Obligation of the Licensee

          There are no closing expenses to a Licensee, exclusive of state taxes.

          In connection with the purchase of a Time Share
License, the Licensee shall be subject to the following financial obligations:

               a. Payment of the purchase price as indicated in the License Agreement, together with finance charges in the event the purchase price is financed in whole or in part.

               b. Maintenance fees as set forth in the Plan attached as Exhibit "A19" to this Public Offering Statement.

               c. Exchange membership fees pursuant to the separate exchange agreement to be entered into between the Licensee and the exchange company in the event Licensee elects to become a member of the exchange program.

               d.   Unless included in the Common Expenses,
property taxes charged to each Licensee with respect to each time share license owned.

               e.   Sales and document taxes imposed by the
Florida Department of Revenue.

               f.   The only additional charges to which a
Licensee shall be subject are reoccurring maintenance fees and special assessments pursuant to the Plan, property taxes, and exchange membership fees.

          3.   Status of Title Underlying Each Resort/Component
Site

          Title to the Resort Facility and title to the Common Amenities is vested in the Developer. Title to the property is free and clear, subject to a utility easement as recorded in Official Records Book 435, at Page ___ of the Public Records of Pinnelas County, Florida.

          A nondisturbance and Notice to Creditors, in the form attached as Exhibit "A21" to this Public Offering Statement, will be filed in the Public Records of Pinnelas County, Florida, setting forth the legal description of the Resort Facility. Such Nondisturbance and Notice shall be effective as to all persons, firms or entities acquiring rights or claims against the Resort Facility and shall notify all persons, firms and entities that such property has been dedicated for use by Licensees in the Resort Facility, as well as Licensees in all Member Resort Facilities. All persons, firms or entities acquiring rights in the Resort Facility or the Common Amenities, subsequent to the date of such notice, shall be specifically subject to all terms, conditions and provisions of the Vacation License Plan relating to such Common Amenities.

          Other than as set forth above, there are no other liens, defects, judgments or other encumbrances affecting title to the Resort Facility or Common Amenities.

          4.   Restrictions Upon Rental or Resale

          There are restrictions upon the sale, lease or transfer of time share periods.

          UNLESS PURCHASING AS A SECURITY UNDER THE SECURITIES LAWS, THE PURCHASE OF A TIME SHARE PERIOD SHOULD BE BASED UPON ITS VALUE AS A VACATION EXPERIENCE OR FOR SPENDING LEISURE TIME, AND NOT CONSIDERED FOR PURPOSES OF ACQUIRING AN APPRECIATING INVESTMENT OR WITH AN EXPECTATION THAT THE TIME SHARE PERIOD MAY BE RESOLD.

          Provided that a Licensee is not in default of any provision of this Vacation License Plan or the License, such Licensee shall be permitted to sell, transfer or convey such Licensee's entire Interest and the License without the consent of the Developer or the Managing Entity, provided (a) that the entire purchase price and License Fee has been paid in full, (b) all Assessments are current, (c) the transferee executes such assumption documents required by the Seller, (d) the transfer, sale, or conveyance complies with the federal and state securities laws.

          After such permitted transfer, sale or conveyance, the transferring Licensee shall have no further liability for Common Expenses under this Plan. Provided that a Licensee is not in default of any provision of this Vacation Plan or the License, such Licensee may also sell, transfer, or convey partial Interests (a right to a certain Unit Week) but only with the prior written consent of the Managing Entity. The Managing Entity shall be permitted to impose such conditions as the Managing Entity determines necessary in its sole discretion in connection with transfers of partial Interests. With respect to any permitted transfer, prior to such transfer, the name, address and such other information as requested by the Managing Entity shall be delivered to the Managing Entity.

          5.   Special Risk Factors

               a. The future value of timeshare interests is very uncertain; do not count on appreciation.

               b. Resale of your interest or Unit Weeks may be subject to the Developer's paying the cost of the Interest. You should check your contract for such restrictions and also note whether your contract or any other obligation would affect your right to sell your Interest.

               c. You should consider the competition which you may experience from the Developer in attempting to resell your interest and the possibility that real estate brokers may not be interested in listing your Interest or Unit.

     H.   EXCHANGE PROGRAM OPPORTUNITIES

          The Developer has entered into an Agreement with RCI (registered trademark) for the purpose of providing a reciprocal exchange program. The Licensee should note that all representations concerning the exchange program are solely those of RCI (registered trademark) and not those of the Developer and, further, that RCI (registered trademark) is an independent company not affiliated or connected with the Developer in any way. Developer has agreed to pay to RCI (registered trademark), on behalf of Licensee, the first year's exchange membership dues. All future membership or exchange dues assessed by RCI (registered trademark) shall be the sole responsibility of Licensee. The participation by Licensee in the exchange program is voluntary on the part of Licensee.

          Licensees may enroll in RCI Travel's Vacation Exchange Program, upon payment of membership fees to RCI Travel. Upon subscription, the Company intends to pay the costs of a Licensee's one year subscription in RCI Travel. RCI Travel's Vacation Exchange Program allows members to deposit a week or more of vacation time at the Charthouse Suites hotel and request an exchange for a week or weeks at another participating resort located around the world. Under the RCI program, a Licensee deposits a week at the Charthouse Suites hotel, up to 24 months in advance, and then requests an exchange from one of the approximately 2,800 RCI affiliated resorts around the world. Under this program a Licensee may exchange weeks, whether or not the deposited Charthouse Suites hotel weeks are used by another RCI member. RCI Travel's Vacation Exchange Program provides the opportunity to save vacation time and use the banked weeks up to two years after the scheduled start date or, if desired, up to one year prior to the scheduled start date. As of the date of this Prospectus, the cost of membership in RCI Travel was $67 for one year, $123 for two years, $181 for three years and $285 for five years. In addition, RCI charges a $93 exchange fee ($123 for international exchanges) for each week deposited into the RCI Travel's Vacation Exchange Program. Under the terms of the RCI Travel's Vacation Exchange Program, a Licensee must have paid his or her annual dues and license payment to Charthouse associated with the deposited week in order to utilize RCI's Vacation Exchange Program. RCI Travel's Vacation Exchange Program is not affiliated with the Company or any affiliate of the company. The Company assumes no liability or responsibility to RCI's program or performance.

          If a Licensee becomes a member of RCI Travel, that Licensee, subject to certain terms established by RCI Travel, will have the opportunity to enjoy extra vacation time at RCI affiliated resorts at a low cost ($39 as of the date of this Prospectus) without exchanging a vacation week at the Charthouse or may participate in discount programs on leisure travel, including airfares, rental cars, cruises and hotels.

     I.   SERVICE, MAINTENANCE OR RECREATIONAL CONTRACTS OR
          LEASES THAT MAY BE CANCELED BY LICENSEES

          Presently, there are no service, maintenance or recreational contracts or leases that may be canceled by Licensees, however, this shall not preclude the Developer or Charthouse Suites Vacation Ownership, Inc. from entering into such contracts at a future time.

     J.   NAME OF THE PERSON WHO WILL OR MAY HAVE THE RIGHT TO
          ALTER, AMEND OR ADD TO THE CHARGES WHICH THE LICENSEE
          MAY BE SUBJECT AND THE TERMS AND CONDITIONS UNDER WHICH
          SUCH ALTERATIONS, AMENDMENTS OR ADDITIONS MAY BE
          IMPOSED

          The Developer, its successors and assigns may have the right to alter, amend or add to the charges to which Licensee may be subject. Such right will exist if additional Common Amenities are added pursuant to the terms of the Plan. The addition of additional Common Amenities may increase a Licensee's maintenance expenses. A Licensee's expense may also be increased if property taxes increase pursuant to reoccurring appraisal and assessment of the property. Exchange membership fees to which the Licensee may be subject may increase pursuant to the terms and conditions of the separate exchange membership agreement executed between the Licensee and the exchange company. For a more complete description of the terms under which the Developer may alter, amend or add to the charges to which a Licensee may be subject and the terms and conditions under which such alterations, amendments, or additions may be imposed, please refer to Articles II, III, IV, and VII of the Vacation License Plan attached as Exhibit "A19" to this Public Offering Statement.

     K.   PROVISIONS FOR ALTERATIONS OF UNITS BY DEVELOPER

          There are no provisions for alterations of Units by Developer.

     L.   AMENDMENTS TO THE TIME SHARING PLAN

          1. So long as the Developer has a right to appoint all officers and directors of the Board, as provided for in the Plan, any Amendments may be made by the Developer alone, which Amendment shall be signed by the Developer and need not be joined in by any other party (including, but not limited to, the right to alter the boundaries of the Common Amenities), provided, however, that such Amendment shall not materially and adversely affect any Licensee's property rights.

          2. Except for a Developer's Amendment, as provided for herein, the Plan may be amended only by the consent of a majority of all Licensees of the Resort Facility. Except for an Amendment made by the Developer, pursuant to the terms hereof, no Amendment of the Plan shall change the configuration or size of any Unit in any material fashion or materially alter or modify the appurtenances to such Unit, unless all of the record Licensees of the time share license affecting such Unit and all of the Preferred Lenders of record holding Security Agreement on said time share license shall consent in writing thereto. Any such amendment shall be voted on at a special meeting of the affected Licensees and their consent thereto shall be evidenced by a certificate joined in and executed by such Licensees and all affected Preferred Lenders and recorded in the same manner as an amendment provided in paragraph A of Article XIV of the Vacation License Plan.

     M.   LIEN ON TIME SHARE LICENSES TO SECURE ASSESSMENTS

          THERE IS A LIEN OR LIEN RIGHT AGAINST EACH TIME SHARE PERIOD TO SECURE THE PAYMENT OF ASSESSMENTS OR OTHER EXACTIONS COMING DUE FOR THE USE, MAINTENANCE, UPKEEP OR REPAIR OF THE RECREATIONAL OR COMMONLY USED FACILITIES. A LICENSEE'S FAILURE TO MAKE THESE PAYMENTS MAY RESULT IN CANCELLATION OF THE LICENSE.

          For a more complete description of the terms and conditions under which liens may be imposed, please refer to the Vacation License Plan attached as Exhibit "A" to this Public
Offering Statement.

     N.   AD VALOREM TAXES

          Failure by some time share license Licensees to pay ad valorem taxes may result in additional financial burdens for those who have paid their taxes in order to prevent a tax certificate being sold against the entire time share unit.

     O.   GUARANTEED RENTAL ARRANGEMENT

          The following is condensed information concerning the Guaranteed Rental Arrangement by Charthouse. Reference to the provisions of the Guaranteed Rental Arrangement are qualified in their entirety by reference to the text of the Payment and Guarantee Agreement, a form of which has been filed as an exhibit to the Public Offering Statement.

General

     The Company guarantees that Licensees who purchase an Interest by [6 months after the Effective Date of the Public Offering Statement] will receive the right to put six weeks of their Charthouse Suites hotel use to the Company and receive the applicable Guaranteed Rental Rate (hereafter "Guaranteed Rates"). Under the terms of the Guaranteed Rental Arrangement, the Licensees put right must be exercised by [five years after the Effective Date of the Public Offering Statement] and is subject to certain terms and conditions. Licensees who purchase between [6 months & 1 day and 9 months after the Effective Date of the Public Offering Statement] will receive the right to put four weeks over the life of the Interests to the Company and receive the Guaranteed Rates, subject to the terms and conditions of the Guaranteed Rental Arrangement. Licensees who purchase between [9 months & 1 day and one year after the Effective Date of the Registration Statement] will have the right to put two weeks over the life of the Interests to the Company and receive the Guaranteed Rates, subject to the terms and conditions of the Guaranteed Rental Arrangement. Licensees purchasing after [one year of the Effective Date] will not be able to participate in the Guaranteed Rental Arrangement.

Guaranteed Rates

     The Company agrees to pay the following rates under the Guaranteed Rental Arrangement. These rates are the off-season walk-in rates (as of the date of the Prospectus):

                       Guaranteed Rate  Total (Assuming Six Weeks)

     A-Standard Studio $ 65.00 per night          $2,730
     B-King Studio     $ 75.00 per night          $3,150
     C-Studio          $ 85.00 per night          $4,410
     D-1 Bedroom       $120.00 per night          $5,040
     E-1 Bedroom       $130.00 per night          $5,460
     F-Penthouse       $175.00 per night          $7,350

     Licensees should not assume that the Charthouse rental pool will generate such rates, as the rental pool could return higher or lower rates, due to among other things, discounts, corporate rental rates, the 5% rental agent charge, and seasonality.

Terms and Conditions of Guaranteed Rental Arrangement

     The Guaranteed Rental Arrangement is subject to the following terms and conditions:

     (1) Licensees must give the Company at least 30 days written notice of their intent to put the weeks pursuant to the Guaranteed Rental Arrangement. Thereafter, the Licensee may not withdraw the "put" weeks without the consent of the Company.

     (2)  The Licensees must put entire weeks to the Company.

     (3) The Company will have the exclusive right to use, exchange, or rent the suite for the designated weeks and may collect and retain all revenue arising therefrom.

     (4) Subject to the Company's waiving such condition, no more than 5 suites may be put to the Company from all Licensees in any one week. In case more than 5 suites are put to the Company, the Company will accept put requests in the order in which written requests are received. Licensees whose put rights are not accepted will be notified within one week of receipt of a letter request.

     (5)  All puts must be exercised by [five years after Effective
Date].

     (6) There must be no action threatened, pending or taken, which makes the rental pool or the Guaranteed Rental Arrangement, unlawful or otherwise restricts or prohibits the ability of Charthouse to use the suite.

     (7) Under the terms of the property management agreement, the rental management fee of 5% will be waived for amounts received and all amounts shown above are exclusive of the rental management fee.

     (8)  Licensees must elect whether to accept the Rental
Guarantee or the cash surrender value (described below at the time of subscription to purchase the Interests).

Cash Surrender Value

     The Guaranteed Rental Arrangement allows Licensees to elect to receive cash to be used as payment towards the subscription at the time of subscription instead of utilizing the Guaranteed Rental Arrangement. Under the terms of the Guaranteed Rental Arrangement, Licensees who purchase in the period between [Effective Date] and [6 months after Effective Date] may elect to receive a 5% discount on the net Subscription Amount in lieu of the Rental Guarantee Arrangement. Licensees who purchase between [6 months & 1 day after the Effective Date and Nine Months after the Effective Date] may elect to receive a 3% discount on the net Subscription Amount in lieu of the Rental Guarantee Arrangement. Licensees who purchase between [9 months & 1 day after Effective Date and one year after Effective Date] may elect to receive a 1-1/2% discount on the net Subscription Amount in lieu of the Rental Guarantee Arrangement.

Right to Amend

     The Company reserves the right to amend the Guaranteed Rental Arrangement, provided that any amendment does not reduce the cash benefit to a Licensee.

     P.   TAX CONSIDERATIONS

          The tax considerations of the purchase of an Interest will depend on the nature and structure of the Company's operations, on the particular circumstances of each Licensee, and the then applicable federal tax principles. Moreover, taxes other than federal income taxes, such as foreign, state and local taxes, and federal estate and gift taxes, may affect a Licensee's investment in an Interest. In addition, controversy and uncertainty exist in many areas of the federal income tax law which may affect the structure and operation of the Company and a Licensee acquiring and holding an Interest.

PROSPECTIVE LICENSEES ARE URGED TO CONSULT, AND MUST DEPEND UPON,
THEIR OWN TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX
SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAW, INCLUDING THE
APPLICATION OF STATE AND LOCAL, FOREIGN AND OTHER TAX
CONSIDERATIONS.

                             ANNEX D

                     SUBSCRIPTION AGREEMENT

               SUBSCRIPTION AND PURCHASE AGREEMENT
                 FOR CHARTHOUSE SUITES VACATION
               INVESTMENT AND OWNERSHIP INTERESTS


     This Agreement is made on the date set forth below by and between Charthouse Suites Vacation Ownership, Inc., a Florida corporation, hereinafter referred to as "Charthouse," whose executive office address is 250 Patrick Boulevard, Brookfield, Wisconsin 53045, and the undersigned buyer(s), hereinafter referred to as "Purchaser":

Name of Purchaser and Principal Contact (See paragraph 3 of the attached terms and conditions):

               ________________________________________________

               Purchaser _____________________________________
                              (sign)
               Name of Purchaser _____________________________
                                  (written or typed)
               Address _______________________________________

               City, State ___________________________________

               Zip ___________________________________________

               Telephone (Day) _______________________________

               Telephone (Night) _____________________________

               Fax No. _______________________________________

               Social Security Number or
               Tax Identification Number* ____________________
               ________________________________________________

               ________________________________________________

               Purchaser
               (If more than one) ____________________________
                                        (sign)
               Name of Purchaser _____________________________
                                    (written or typed)
               Address _______________________________________

               City, State ___________________________________

               Zip ___________________________________________

               Telephone (Day) _______________________________

               Telephone (Night) _____________________________

               Fax No. _______________________________________

               Social Security Number or
               Tax Identification Number* ____________________

               ________________________________________________


* Under penalties of perjury, the Purchaser certifies (1) that the number shown as his or her taxpayer identification number or Social Security number is his or her correct taxpayer identification number and (2) that he or she is not subject to backup withholding either because he or she had not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him or her that he or she is no longer subject to backup withholding.

                        Title to be Held

____ Individual  ____ Partnership     ____ Joint Tenants With
                                           Right of Survivorship

____ Corporation ____ Trust           ____ Tenants in Common

____ Other: ______________________    ____ Marital Survivorship
                                           Property

Class of Interest and Purchase Price (Check one or more):

     A (Standard Studio Suite $17,000)            _____
     B (King Studio Suite $20,000)                _____
     C (Large Studio Suite $26,500)               _____
     D (1 Bedroom Suite $36,500)                  _____
     E (1 Bedroom Suite with Lanai $39,500)       _____
     F (Penthouse $61,000)                        _____

Weeks Selected (Must be 2 consecutive weeks):
                         First Choice:
                         Winter ___________       Spring ________
                         Summer ___________       Fall __________

                         Second Choice:
                         Winter ___________       Spring ________
                         Summer ___________       Fall __________

                         Third Choice:
                         Winter ___________       Spring ________
                         Summer ___________       Fall __________

     Total Purchase Price. Purchaser agrees to pay the total purchase price for the Charthouse Suites Vacation Investment and Ownership Interest ("Interest") in Charthouse as follows:

     a.   Purchase Price of Interest
          (from above)                     $_____

     b.   If applicable, Cash Discount
          Applied as part of Down Payment  $_____

     c.   Net Purchase Price                       $_____

     d.   Total Minimum Down Payment Due --
          25% of Net Balance                               $_____

     e.   Florida State Taxes Due on
          Subscription ($.70 per $100 of
          Net Purchase Price)                              $_____

     f.   Florida State Documentary Taxes
          (If Paying by Installments and
          the Subscription Agreement is
          Signed in Florida) ($.35 of Net
          Purchase Price)                                  $_____

     g.   Total Due Upon Subscription
          (Total of lines d, e, f)                         $_____

     h.   Total Remaining Owned for Interests              $_____

Purchaser's total obligation includes the purchase price of the Interest and Annual Dues (and special assessments, if any). Upon acceptance of the subscription, Charthouse will send a letter setting forth dates and amounts for annual due payments and, if the Purchase pays on an installment basis, the amount of monthly payments. In the year of closing, Purchaser shall be responsible for the prorated portion of the Annual Dues based upon the actual closing date. For purposes of compliance with the Real Estate Settlement Procedures Act and regulations promulgated thereunder, the following constitutes Charthouse's GOOD FAITH ESTIMATE of closing costs to be paid by Purchaser, exclusive of state taxes, at closing: $0.00.

If purchase of the above described property is being financed by the Seller, Licensee hereby acknowledges receipt of the following
Truth-In Lending Disclosure. The Interests have the effect of an annual percentage cost of 9%.

     Net Worth and Other Tests. The undersigned acknowledges receipt of the prospectus and the Florida Time-Share Public Offering Statement and understands that all license payments for the Interests and Annual Dues (including Special Assessments) payments must be made on a timely basis. The undersigned also acknowledges that he has sufficient resources to pay all amounts and no need for liquidity in the Interest and understands that a purchase of an Interest involves risks including the loss of all amounts paid, and that he or she has the following net worth (exclusive of home, home furnishings and automobiles) (check one):

          __________     (under $30,000)

          __________     ($30,001 to $50,000)

          __________     ($50,001 to $100,000)

          __________     (more than $100,000)

     The undersigned also acknowledges that he is in a financial position to realize the benefits and net worth to sustain risks inherent in the purchase of an Interest.

Name of Soliciting Dealer Selling Interest ______________________
     Address ____________________________________________________
     Telephone Number ___________________________________________

Name of Registered Representative _______________________________
                                        (signature)

Name of Registered Representative _______________________________
                                        (written or typed)

Soliciting Dealer Authorized Signature __________________________

CHARTHOUSE SUITES VACATION OWNERSHIP, INC., a Florida corporation

By: _____________________________

As its: _________________________

Date: ___________________________

Weeks Accepted:     Winter _______ Spring ________
                    Summer _______ Fall __________

     If acquiring the Charthouse Suites Vacation Investment and
Ownership Interest(s) in the appropriate time period (within one year of the initial prospectus date) and qualifying for the Guaranteed Rental Arrangement, the Purchaser elects the following:
(select one)

          __________     Guaranteed Rental Arrangement Payments
                         (Right to Put Weeks to Charthouse for a
                         guaranteed rate)

          __________     Cash Discount (Applied to Purchase Price)

         ADDITIONAL TERMS TO THE SUBSCRIPTION AGREEMENT


     1. Ownership Interest Purchased. Purchaser hereby agrees to purchase and Charthouse hereby agrees to sell to Purchaser an Interest in Charthouse more fully described in the Charthouse Suites Vacation License Plan and the prospectus. The Interest is not a right to an equity or ownership interest in Charthouse.

     2. Owner of the Underlying Fee. The "owner of the underlying fee" is Decade Properties, Inc., a Wisconsin corporation, whose address is 250 Patrick Avenue, Brookfield, Wisconsin, 53045. Decade Properties, Inc. has entered into a Master License Agreement with Charthouse whereby Charthouse has acquired the right to sell Interests in the Charthouse Hotel.

     3. Charthouse Suites Vacation Investment and Ownership Interests. As more specifically described in the prospectus and the Charthouse Suites Vacation License Plan, the Charthouse hotel is subject to a license plan known as the Charthouse Suites Vacation License Plan ("Charthouse Plan"). Pursuant to the Charthouse Plan, holder will acquire no legal or beneficial interest in the Charthouse hotel, marina or any affiliates of Charthouse and agrees to abide by and be subject to the terms and conditions of the Charthouse Plan.

          By Purchaser's execution of this Agreement, Purchaser further agrees to abide by the rules, regulations and restrictions imposed upon Purchaser by the Agreement, as the same may be amended from time to time, a copy of which is attached hereto as Exhibit B of the prospectus. By execution of this Agreement, Purchaser also hereby designates the person set forth above as Purchaser's Principal Contact for purposes of receiving notices on behalf of Purchaser. Purchaser hereby appoints Purchaser's Principal Contact and all successors thereto as Purchaser's agent and attorney in-fact for the purposes set forth herein.

     4. License Payments. If Purchaser cannot pay the entire subscription price, Purchaser agrees to cooperate with all reasonable requests made by Charthouse in connection with evaluating Purchaser's ability to pay license payments on an installment basis, and Purchaser shall furnish to Charthouse upon request such financial information as Charthouse may from time to time reasonably request.

     5. Furnishings. The suites will have furniture, appliances, equipment and accent furnishings substantially similar or of equal quality to those shown in the model and on the plans and specifications. Since the models and the materials are for display purposes only, Charthouse reserves the right to make substitutions, in its sole discretion, of material of equal or better quality, as determined in its sole discretion.

     6. Purchaser's Default. Upon Purchaser's default or breach of any term or condition of this Agreement, all sums paid hereunder by Purchaser shall be retained by Charthouse as liquidated and agreed damages, and not as a penalty, and the parties hereto shall be relieved from all obligations hereunder. The parties agree that the damages that may result from a breach of this Agreement are uncertain and difficult to ascertain, and that the agreed upon amount is a reasonable estimate of probable damages. In connection with any litigation arising out of this Agreement, Charthouse or its affiliates shall be entitled to recover all costs incurred, including reasonable attorneys' fees, through and including all appellate levels.

     7. Charthouse's Election to Cancel. As set forth in the Charthouse Plan, Charthouse reserves the right to terminate this Agreement by refunding amounts paid hereunder less certain amounts received by a purchaser (including benefits associated with the use under the Charthouse Plan) if Charthouse does not sell 76 Interests by December 31, 1997. All notices herein required shall be in writing and shall be served on the parties at the address following their names. The mailing of a notice by mail, shall be sufficient notice.

     8. Closing and Title Except as Set Forth in the Charthouse Plan. Charthouse warrants that title to the Interest is free and clear of all encumbrances except taxes and assessments for the year of closing. The closing will be at such time and place as shall be specified by Charthouse or by mail, if authorized by Charthouse. Purchaser, on or prior to closing, shall execute any necessary documents.

     9. Modifications and Changes. Charthouse reserves the right to make changes in the proposed documents and modifications to the organizational documents, including the Charthouse Plan and specifications as may be necessary to conform to applicable government requirements or to expedite the sale of Interests; provided, however, that any such amendments, additions, or changes shall not adversely diminish the Interest of or increase any obligations of Purchaser to any material degree. Purchaser agrees that any amendments, additions, or changes so made shall be at the discretion of Charthouse.

     10. Deposit. Purchaser is entitled to a receipt for the deposit upon request. In the event Purchaser cancels this Agreement during the 10-day cancellation period, Charthouse will refund to the Purchaser the total amount of all payments made by the Purchaser under the Agreement, reduced by the proportion of any contract benefits the Purchaser has actually received under the Agreement, if any, prior to the effective date of cancellation; however, in no event shall the failure to return a prospectus be deemed a contract benefit. The refund shall be made within twenty
(20) days after receipt of notice of cancellation, or within five
(5) days after receipt of funds from the Purchaser's cleared check, whichever is later. Any interest generated by the funds deposited in any account shall be paid to and retained by Charthouse.

     11. Annual Dues. Purchaser understands and agrees that in accordance with the rules and regulations of Charthouse, Purchaser will be responsible for Purchaser's share of any and all expenses incurred in the operation of Charthouse, including special assessments, if any. The estimated Annual Dues are set forth in the prospectus. Annual Dues will be prorated over the calendar year in the year of closing based upon the actual closing date and must be paid in accordance with the Schedule set forth in the Vacation Plan and Exhibit 1.

     12. Agreement. Except as set forth herein, this Agreement may not be modified or amended except by a writing signed by both Purchaser and Charthouse. All the terms and provisions of this Agreement shall survive the closing. Time is of the essence hereunder, particularly where the obligation to pay money is concerned. If this Agreement is executed outside of the sales office of Charthouse located in Brookfield, Wisconsin, it shall constitute an offer by Purchaser to Charthouse, and shall in all events be subject to acceptance by Charthouse in Charthouse's discretion at Charthouse's offices in Brookfield, Wisconsin.

          Purchaser authorizes Charthouse or its authorized agent to insert or change Unit numbers wherever necessary to conform with the Vacation Plan and to make any changes, insertions or deletions in this Agreement; provided, however, that any changes in such documents shall be of an administrative nature only and shall not materially or adversely alter the reasonable expectations of Purchaser without Purchaser's consent first being given in writing.

     13. Exchange Program. Pursuant to an agreement, Charthouse has become a "corporate participant" of Resort Condominiums International, Inc. ("RCI (registered trademark)"), an Indiana corporation, whose address is One RCI Plaza, 3502 Woodview Trace, P.O. Box 80229, Indianapolis, Indiana 46280-0229. This RCI (registered trademark) agreement presently allows club members to exchange to other RCI (registered trademark) resorts. During the term of the agreement, Charthouse may at any time and from time to time enter into an agreement with other providers of alternative vacation experiences. The RCI (registered trademark) agreement is for a five year term. Charthouse has the option, at its election, to extend the term of the RCI (registered trademark) agreement for up to two additional five (5) year terms. Charthouse makes no commitment to extend or to renew the RCI (registered trademark) agreement for any particular length of time. Neither Charthouse nor RCI (registered trademark) is obligated to renew the agreement. Upon termination or expiration of the RCI (registered trademark) agreement, Charthouse, in its sole discretion, may enter into another agreement of short or long duration with RCI (registered trademark) or with another provider of exchange services so that members will have the opportunity to avail themselves of alternative vacation opportunities through the duration of Charthouse Plan. There can be no assurance, however, that Charthouse will be successful in doing so. Under such circumstances, members may contact RCI (registered trademark) or another provider of exchange services directly to establish individual exchange privileges. There can be no assurance, however, that an individual club member will be able to satisfy the terms and conditions then required by RCI (registered trademark) or another provider of exchange services to participate individually in the RCI (registered trademark) or other exchange program. If neither Charthouse nor the individual member is successful in establishing an agreement with RCI (registered trademark) or another provider of exchange services, the ability of an individual club member to request future exchanges outside of the Charthouse Plan will cease. Charthouse makes no representations regarding any exchange company or other provider of alternative vacation experiences, and any and all representations set forth within the brochures and other literature and documents of an exchange company or such other provider are the sole representations of such exchange company or other provider.

     14. Charthouse's Representations. Charthouse represents that the use of the accommodations and facilities of the Charthouse suites hotel is limited solely to the personal use of the Purchaser, his approved guests, invitees, exchangers and renters and for authorized uses by corporations or other similar entities owning Interests. Purchase and use of Ownership Interests for commercial purposes is expressly prohibited. This Agreement contains the entire understanding between the PurchaserS and Charthouse relating to the purchase and sale of the Interest described herein. PURCHASERS SHOULD ALSO UNDERSTAND, HOWEVER, THAT SINCE THERE CAN BE NO ASSURANCE AS TO THIS FEDERAL INCOME TAX TREATMENT, AS WELL AS THE FACT THAT ACTUAL TAX RESULTS WILL DEPEND UPON A PURCHASER'S PARTICULAR CIRCUMSTANCES (INCLUDING, AMONG OTHER FACTORS, WHETHER OR NOT THE PURCHASER ITEMIZES DEDUCTIONS ON THE PURCHASER'S FEDERAL INCOME TAX RETURN OR WHETHER THE PURCHASER ALREADY OWNS AN EXISTING VACATION HOME), CHARTHOUSE MAKES NO REPRESENTATIONS AS TO THE INCOME TAX CONSEQUENCES OF THE PURCHASE, USE OR EXCHANGE OF ANY INTEREST AND RELATED RIGHTS AND APPURTENANCES OR AS TO THE DEDUCTIBILITY OF RELATED EXPENSES SUCH AS INTEREST, TAXES AND DEPRECIATION. EACH PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THESE ISSUES. AN INTEREST SHOULD NOT BE PURCHASED IN RELIANCE UPON ANY PARTICULAR KIND OF TAX CONSEQUENCES.

     15. Purchaser's Representations. Purchaser represents that Purchaser is not purchasing an Interest with the intent or desire to become a legal domiciliary of the State of Florida or any political subdivision thereof, and Purchaser hereby waives, releases and remises any such intent or desire. Purchaser also represents that the Interest is not intended to be and shall not at any time become the Purchaser'S principal dwelling, which Purchaser shall maintain at all times in another location. Purchaser also represents to Charthouse and the title insurer, if any, that Purchaser has full authority and capacity to enter into this Agreement in the manner set forth on the first page hereof. Purchaser further understands that Charthouse is under no obligation to associate any additional resorts with Charthouse Plan. It is the express intent of the parties that the terms of this paragraph shall survive the closing of this Agreement.

     16. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     17. Warranty Limitation. EXCEPT FOR THOSE WARRANTIES REQUIRED BY CHAPTER 714, FLORIDA STATUTES, CHARTHOUSE MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND CHARTHOUSE HEREBY DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE CONSTRUCTION OF THE UNITS AND THE COMMON ELEMENTS AND WITH RESPECT TO THE PERSONAL PROPERTY LOCATED WITHIN THE UNITS OR ON THE PROPERTY, AND THE INTEREST HOLDERS ASSUME ALL RISK AND LIABILITY RESULTING FROM THE USE OF THIS PROPERTY.

     18. Governing Law and Severability. THIS AGREEMENT SHALL BE GOVERNED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WISCONSIN. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST ANOTHER PARTY CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS AGREEMENT OR ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     19. Rental Pool. The undersigned agrees that Charthouse may forward the rental proceeds, if any, on a quarterly basis to the address shown on its records. Charthouse may amend the terms of the Rental Pool upon a vote of all Unit Weeks outstanding.

     20.  YOU MAY CANCEL THIS AGREEMENT WITHOUT ANY PENALTY OR
OBLIGATION WITHIN TEN (10) DAYS FROM THE DATE YOU SIGN THE
CONTRACT, AND UNTIL TEN (10) DAYS AFTER YOU RECEIVE THIS PUBLIC
OFFERING STATEMENT, WHICHEVER IS LATER.

IF YOU DECIDE TO CANCEL THE CONTRACT, YOU MUST NOTIFY CHARTHOUSE IN WRITING OF YOUR INTENT TO CANCEL. YOUR NOTICE OF CANCELLATION SHALL BE EFFECTIVE UPON THE DATE SENT AND SHALL BE SENT TO:
CHARTHOUSE SUITES VACATION OWNERSHIP, INC., AT 250 PATRICK BLVD., SUITE 140, BROOKFIELD, WI 53045. ANY ATTEMPT TO OBTAIN A WAIVER OF YOUR CANCELLATION RIGHTS IS UNLAWFUL. WHILE YOU MAY EXECUTE ALL CLOSING DOCUMENTS IN ADVANCE, THE CLOSING, AS EVIDENCED BY DELIVERY OF THE DEED OR OTHER DOCUMENT, BEFORE EXPIRATION OF YOUR TEN (10) DAY CANCELLATION PERIOD, IS PROHIBITED.

YOU MAY ALSO CANCEL THIS CONTRACT AT ANY TIME AFTER THE
ACCOMMODATIONS OR FACILITIES ARE NO LONGER AVAILABLE AS PROVIDED IN THIS CONTRACT AND THE PUBLIC OFFERING STATEMENT.

The following notice is taken substantially from 16 C.F.R.
433.2(b):

                             Notice

     Any holder of this document is subject to all claims and defenses which the debtor could assert against the seller of goods and services (if any) obtained with the proceeds hereof. Recovery hereunder by the debtor shall not exceed amounts paid by the debtor hereunder.

     Charthouse does not believe that applicable law requires the above notice to be included in this document and reserves the right not to include such notice in any future document from or with any borrower.

                             ANNEX E

                        SCHEDULE OF WEEKS

     Each purchase of an Interest entitles the Holder to two consecutive weeks for each season at the Chart House Suites hotel. Seasons as set forth in the Charthouse Suites Vacation License Plan are defined as follows: Winter is weeks 46-52 and 1-6, Spring is weeks 7-19, Summer is weeks 20-32 and Winter is weeks 33-45. As of the date of this prospectus, the occupancy period for Holders begins and ends on Sundays. Pursuant to the Charthouse Suites Vacation License Plan, weeks may begin with the first Friday, Saturday or Sunday of each calendar year and the Company shall establish the annual schedule. Occupancy shall begin at 4:00 p.m. on the start day and cease at 10:00 a.m. on that following same day of the next week. The tentative schedules for 1996, 1997 and 1998 are contained in the following tables. Interest Holders will obtain weeks in an order of request and Company will strive to meet all the requests, but there can be no assurances the requested weeks will be available. Any unassigned weeks shall be rented, traded, and/or assigned at the sole discretion of the Company.

                       1997
Week Number       Sunday to Sunday
     1            Jan 5 - Jan 12
     2            Jan 12 - Jan 19
     3            Jan 19 - Jan 26
     4            Jan 26 - Feb 2
     5             Feb 2 - Feb 9
     6            Feb 9 - Feb 16
     7            Feb 16 - Feb 23
     8            Feb 23 - Mar 2
     9             Mar 2 - Mar 9
     10           Mar 9 - Mar 16
     11           Mar 16 - Mar 23
     12           Mar 23 - Mar 30
     13           Mar 30 - Apr 6
     14           Apr 6 - Apr 13
     15           Apr 13 - Apr 20
     16           Apr 20 - Apr 27
     17           Apr 27 - May 4
     18           May 4 - May 11
     19           May 11 - May 18
     20           May 18 - May 25
     21           May 25 - Jun 1
     22            Jun 1 - Jun 8
     23           Jun 8 - Jun 15
     24           Jun 15 - Jun 22
     25           Jun 22 - Jun 29
     26           Jun 29 - Jul 6
     27           Jul 6 - Jul 13
     28           Jul 13 - Jul 20
     29           Jul 20 - Jul 27
     30           Jul 27 - Aug 3
     31           Aug 3 - Aug 10
     32           Aug 10 - Aug 17
     33           Aug 17 - Aug 24
     34           Aug 24 - Aug 31
     35           Aug 31 - Sep 7
     36           Sep 7 - Sep 14
     37           Sep 14 - Sep 21
     38           Sep 21 - Sep 28
     39           Sep 28 - Oct 5
     40           Oct 5 - Oct 12
     41           Oct 12 - Oct 19
     42           Oct 19 - Oct 26
     43           Oct 26 - Nov 2
     44            Nov 2 - Nov 9
     45           Nov 9 - Nov 16
     46           Nov 16 - Nov 23
     47           Nov 23 - Nov 30
     48           Nov 30 - Dec 7
     49           Dec 7 - Dec 14
     50           Dec 14 - Dec 21
     51           Dec 21 - Dec 28
     52           Dec 28 - Jan 4
     53                 --
                       1998
Week Number      Sunday to Sunday
     1            Jan 4 - Jan 11
     2            Jan 11 - Jan 18
     3            Jan 18 - Jan 25
     4            Jan 25 - Feb 1
     5             Feb 1 - Feb 8
     6            Feb 8 - Feb 15
     7            Feb 15 - Feb 22
     8            Feb 22 - Mar 1
     9             Mar 1 - Mar 8
     10           Mar 8 - Mar 15
     11           Mar 15 - Mar 22
     12           Mar 22 - Mar 29
     13           Mar 29 - Apr 5
     14           Apr 5 - Apr 12
     15           Apr 12 - Apr 19
     16           Apr 19 - Apr 26
     17           Apr 26 - May 3
     18           May 3 - May 10
     19           May 10 - May 17
     20           May 17 - May 24
     21           May 24 - May 31
     22           May 31 - Jun 7
     23           Jun 7 - Jun 14
     24           Jun 14 - Jun 21
     25           Jun 21 - Jun 28
     26           Jun 28 - Jul 5
     27           Jul 5 - Jul 12
     28           Jul 12 - Jul 19
     29           Jul 19 - Jul 26
     30           Jul 26 - Aug 2
     31            Aug 2 - Aug 9
     32           Aug 9 - Aug 16
     33           Aug 16 - Aug 23
     34           Aug 23 - Aug 30
     35           Aug 30 - Sep 6
     36           Sep 6 - Sep 13
     37           Sep 13 - Sep 20
     38           Sep 20 - Sep 27
     39           Sep 27 - Oct 4
     40           Oct 4 - Oct 11
     41           Oct 11 - Oct 18
     42           Oct 18 - Oct 25
     43           Oct 25 - Nov 1
     44            Nov 1 - Nov 8
     45           Nov 8 - Nov 15
     46           Nov 15 - Nov 22
     47           Nov 22 - Nov 29
     48           Nov 29 - Dec 6
     49           Dec 6 - Dec 13
     50           Dec 13 - Dec 20
     51           Dec 20 - Dec 27
     52           Dec 27 - Jan 3
     53                 --

                       1999
Week Number      Sunday to Sunday
     1           Jan 3 - Jan 10
     2           Jan 10 - Jan 17
     3           Jan 17 - Jan 24
     4           Jan 24 - Jan 31
     5           Jan 31 - Feb 7
     6           Feb 7 - Feb 14
     7           Feb 14 - Feb 21
     8           Feb 21 - Feb 28
     9           Feb 28 - Mar 7
     10          Mar 7 - Mar 14
     11          Mar 14 - Mar 21
     12          Mar 21 - Mar 28
     13          Mar 28 - Apr 4
     14          Apr 4 - Apr 11
     15          Apr 11 - Apr 18
     16          Apr 18 - Apr 25
     17          Apr 25 - May 2
     18          May 2 - May 9
     19          May 9 - May 16
     20          May 16 - May 22
     21          May 23 - May 30
     22          May 30 - Jun 6
     23          Jun 6 - Jun 13
     24          Jun 13 - Jun 20
     25          Jun 20 - Jun 27
     26          Jun 27 - Jul 4
     27          Jul 4 - Jul 11
     28          Jul 11 - Jul 18
     29          Jul 18 - Jul 25
     30          Jul 25 - Aug 1
     31          Aug 1 - Aug 8
     32          Aug 8 - Aug 15
     33          Aug 15 - Aug 22
     34          Aug 22 - Aug 29
     35          Aug 29 - Sep 5
     36          Sep 5 - Sep 12
     37          Sep 12 - Sep 19
     38          Sep 19 - Sep 26
     39          Sep 26 - Oct 3
     40          Oct 3 - Oct 10
     41          Oct 10 - Oct 17
     42          Oct 17 - Oct 24
     43          Oct 24 - Oct 31
     44          Oct 31 - Nov 7
     45          Nov 7 - Nov 14
     46          Nov 14 - Nov 21
     47          Nov 21 - Nov 28
     48          Nov 28 - Dec 5
     49          Dec 5 - Dec 12
     50          Dec 12 - Dec 19
     51          Dec 19 - Dec 26
     52          Dec 26 - Jan 2
     53                --

                                                 CHARTHOUSE SUITES SCHEDULE OF WEEKS


                            A                     B                   C                          D              E          F
                                                                                                             1 Bdrm     2 Bdrm
                     Standard Studio         King Studio        Large Studio               1 Bdrm Suite     w/ Lanai   Penthouse

Season   Week     201 202301 202301 402    103 104105  106   206207 305306 101102      204403 404304 303307  205 203      405
  W        1
  I        2           X                                                       X                      X
  N        3
  T        4                         X                  X     X                                   X
  E        5
  R        6                                       X             X                      X                     X

Ends
Approx.
Feb. 15

  S        7                                    X                X                      X                     X
  P        8
  R        9                         X      X                                  X           X
  I       10
  N       11                     X                                          X                            X        X
  G       12
          13                  X                                      X                         X                           X
          14
Ends      15
Approx.   16
May 15    17              X                             X     Z
          18
          19       X                               X             X      X

  S       20                                                         X         X                              X
  U       21
  M       22       X                        X                                  X           X
  M       23
  E       24                     X                                          X                  X                  X
  R       25
          26                  X                                      X                            X                        X
          27
Ends      28           X                                         X                                    X
Approx.   29
Aug. 15   30              X                             X     X
          31
          32                         X             X                                                     X

  F       33                                    X                       X               X                     X
  A       34
  L       35                         X      X                                              X
  L       36
          37                     X                                          X                                     X
          38
Ends      39                  X                                      X                                   X                 X
Approx.   40
Nov. 15   41           X                                                       X                      X
          42
          43       X                                    X     X                                X
          44
          45              X                        X             X                                X

  W       46                  X                 X                                              X
  I       47
  N       48                         X      X                           X                  X
  T       49
  E       50                     X                                             X                                  X
  R       51
          52                                                         X                                   X                 X
Cont.

     No person is authorized in connection with any Offering made hereby to give any information or to make any representation not contained in this Prospectus, an if given or made, such information or representation must not be relied upon as have been authorized by the Company or by any security other than the Interests offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                         ______________
                  SUMMARY OF TABLE OF CONTENTS

Summary. . . . . . . . . . . . . .1
Risk Factors . . . . . . . . . . .7
The Company. . . . . . . . . . . 10
Description of the Chart House Suites Hotel  10
The Interests. . . . . . . . . . 11
Guaranteed Rental Arrangement. . 14
License Payment Options. . . . . 16
Annual Dues. . . . . . . . . . . 17
Determination of Offering Price. 17
Use of Proceeds. . . . . . . . . 18
Description of Master License Agreement 18
Plan of Distribution . . . . . . 18
Summary of Promotional and Sales Material    20
How to Subscribe . . . . . . . . 20
Capitalization . . . . . . . . . 20
Management's Discussion and Analysis of
  Financial Condition. . . . . . 20
Operation of Chart House Suites Hotel   21
Management . . . . . . . . . . . 21
Interests of Management and Affiliates  23
Florida Regulations. . . . . . . 23
Certain Federal Income Tax Considerations    23
Liability and Indemnification of Officers
  and Directors. . . . . . . . . 33
Legal Matters. . . . . . . . . . 33
Experts. . . . . . . . . . . . . 34
Available Information. . . . . . 34
Financial Statements and Related Information 35
Annex A. . . . . . . . . .Annex A-1
Annex B. . . . . . . . . .Annex B-1
Annex C. . . . . . . . . .Annex C-1
Annex D. . . . . . . . . .Annex D-1
Annex E. . . . . . . . . .Annex E-1

                  CHARTHOUSE VACATION OWNERSHIP




                               150
                       Class A-F Interests













                           ___________

                           PROSPECTUS
                           ___________







                     _____________ ___, 1997

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Other Expenses of Issuance and Distributions

     Set forth below is a current estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Interests:

          Type of Fee                                     Amount

          Registration Fee                               $ 1,448
          NASD Filing Fee                                    750
          Florida Time Share Filing Fee                    3,600
          Printing and Engraving (estimate)               15,000
          Legal Fees (estimate)                          150,000
          Accounting Fees (estimate)                      10,000
          Blue Sky Fees and Expense (estimate)             5,000
          Miscellaneous Fees                      ______________

          Total                                       $

Item 31.  Sales to Special Parties

     None.

Item 32.  Recent Sale of Unregistered Securities

     The Company has sold 100 shares of stock to Jeffrey
     Keierleber, in April 1996 as part of its organizational activities that was exempt from registration pursuant to Regulation D and Section 4(2).

Item 33.  Indemnification of Directors and Officers

          The Company's Officers and Directors are and will be indemnified, to the fullest extent permitted under Florida law, against certain liabilities pursuant to the Articles and Bylaws of the Company, certain indemnification agreements to be entered into with the Company, and the Articles and Bylaws require the Company to indemnify the Directors and Officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any such claim or liability by reason of their services in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          The Company will enter into indemnification agreements with each of the Company's officers and the directors. The indemnification agreements will require, among other things, that Charthouse indemnify its Directors and Officers to the fullest extent permitted by law and advance to the officers and director all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Charthouse also must indemnify and advance all expenses incurred by officers and the directors seeking to enforce their rights under the indemnification agreement, and cover officers and the directors under the Company's liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and Bylaws, it provides greater assurance to the directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the directors or to eliminate the rights it provides.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors or officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 34.  Treatment of Proceeds from Interests being Registered

     Not Applicable.


Item 35.  Financial Statements and Exhibits

     A. Financial statements included in the Prospectus and incorporated herein by reference to section titled
          "FINANCIAL STATEMENTS AND RELATED INFORMATION."

     B. Exhibits - see exhibit index on pages following signature page of this registration statement which index is incorporated herein by reference.

Item 36.  Undertakings

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That all post-effective amendments shall comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

          (4) To remove from registration by means of a post-effective amendment any of the Interests being registered which remain unsold at the termination of the Offering.

     (b) The Company undertakes to send to each Holder at least on an annual basis a detailed statement of any transactions with the Company and its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Company and its affiliates for the calendar year completed, showing the amount paid or accrued to each recipient and the services performed.

     (c) The Company undertakes to provide to the Holders the financial statements required by Form 10-K for the first full fiscal year of operations of Company and to send to Holders, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

     (d) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Holders. Each sticker supplement should disclose all compensation and fees received by the Company and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (e) The Company also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the Offering and to provide the information contained in such report to the Holders at least once each quarter after the distribution period of the Offering has ended.

     (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company and its affiliates and controlling persons of Company pursuant to the foregoing provisions, or otherwise, Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the even that a claim for indemnification against such liabilities (other than the payment by Company of expenses incurred or paid by a Company and its affiliates or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Company and its affiliate or controlling person in connection with the securities being registered, Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on an amendment to Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Brookfield, State of Wisconsin, on January __, 1997.

                              CHARTHOUSE SUITES VACATION
                              OWNERSHIP, INC.



                              By   /s/ Jeffrey Keierleber
                                   Jeffrey Keierleber
                                   President, Sole Director,
                                   Principal Financial Officer and
                                   Principal Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated above.



                                   /s/ Jeffrey L. Keierleber
                                   Jeffrey Keierleber
                                   President, Sole Director,
                                   Principal Financial Officer and
                                   Principal Accounting Officer

           CHARTHOUSE SUITES VACATION OWNERSHIP, INC.

                            * * * * *

                          EXHIBIT INDEX
                               TO
               REGISTRATION STATEMENT ON FORM S-11



  Exhibit
  Number     Description                             Sequentially
                                                       Numbered
                                                         Page

    1.1      Underwriting Agreement**
    1.2      Soliciting Dealer Agreement**
    3.1      Specimen of Certificates for Interests*
    3.2      Charthouse Suites Vacation Ownership, Inc.
              Articles of Incorporation**
    3.3      Charthouse Suites Vacation Ownership, Inc.
              By-laws**
    4.1      Subscription and Purchase Agreement
              (attached as an Annex)
    4.2      Charthouse Suites Vacation License Plan
              (attached as an Annex)
    4.3      Charthouse Suites Rules and Regulations
              (attached as an Annex)
    4.4      Florida Time Share Public Offering Statement
              (attached as an Annex)
    5        Opinion re: Legality of Interests*
    8        Tax Opinion*
   10.1      Property Management Agreement**
   10.2      Nondisturbance and Notice to Creditors**
   10.3      Guaranteed Rental Arrangement Agreement**
   10.4      Master License Agreement**
   10.5      RCI Agreement*
   10.6      Schedule of Weeks (attached as an Annex)
   10.7      Escrow Agreement between Associated Bank
              Milwaukee and Charthouse Suites Vacation
              Ownership, Inc.*
   10.8      Non-Exclusive Easement**
   10.9      Private Letter Ruling Request
   23.1      Consent of Ernst & Young
   23.2      Consent of Quarles & Brady*
   23.3      Consent of Virchow, Krause & Company
*To be filed
**Previously filed